Exhibit 99.21

THE FIFTH Supplement DOCUMENT to NORTH holdings 3 oy’s tender offer document dated NOVEMBER 24, 2022, relating to the Voluntary Public Tender Offer for all issued and outstanding shares in CAVERION CORPORATION

March 17, 2023

THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT, RELATED ACCEPTANCE FORMS AND SUPPLEMENT DOCUMENTS ARE NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW BY ANY MEANS WHATSOEVER INCLUDING, WITHOUT LIMITATION, MAIL, FACSIMILE TRANSMISSION, E-MAIL OR TELEPHONE. IN PARTICULAR, THE TENDER OFFER IS NOT MADE IN AND THE TENDER OFFER DOCUMENT AND THIS SUPPLEMENT DOCUMENT MUST UNDER NO CIRCUMSTANCES BE DISTRIBUTED INTO AUSTRALIA, CANADA, THE HONG KONG SPECIAL ADMINISTRATIVE REGION OF THE PEOPLE’S REPUBLIC OF CHINA (“HONG KONG”), JAPAN, NEW ZEALAND OR SOUTH AFRICA OR ANY OTHER JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW. SHAREHOLDERS IN THE UNITED STATES SHOULD ALSO REFER TO THE SECTION TITLED “INFORMATION FOR SHAREHOLDERS IN THE UNITED STATES” BELOW.

North Holdings 3 Oy (the “Offeror”) and Caverion Corporation (the “Company” or “Caverion”) have on November 3, 2022 entered into a combination agreement, which was amended on January 24, 2023 (as amended, the “Combination Agreement”), pursuant to which the Offeror has made a recommended voluntary public tender offer to acquire all of the issued and outstanding shares in Caverion that are not held by Caverion or any of its subsidiaries (the “Shares” or, individually, a “Share”) (the “Tender Offer”). The Offeror has on November 24, 2022 published a tender offer document, dated November 24, 2022, and published the first supplement document to the tender offer document on January 13, 2023, the second supplement to the tender offer document on February 10, 2023, the third supplement document to the tender offer document on February 15, 2023 and the fourth supplement document to the tender offer document on February 28, 2023, concerning the Tender Offer (the tender offer document, as supplemented from time to time, the “Tender Offer Document”). The offer period for the Tender Offer commenced on November 24, 2022, at 9:30 a.m. (Finnish time).

North (BC) Lux Holdco SARL (a vehicle owned and controlled by funds managed or advised by Bain Capital Private Equity (Europe), LLP, and/or its affiliates), Security Trading Oy, Fennogens Investments S.A. and Corbis S.A. form a consortium for the purposes of the Tender Offer.

Supplements to the Tender Offer Document

Crayfish BidCo Oy announced on March 7, 2023 that it will commence its competing offer on March 8, 2023, and as a result, Caverion published a related stock exchange release on March 7, 2023. The Offeror announced on March 8, 2023 that it will lower the minimum acceptance threshold of the Tender Offer from more than 66 2/3 percent to more than 50 percent of all Shares. Caverion announced on March 9, 2023 that the Board of Directors of Caverion will continue to engage with both bidders and that the Board of Directors of Caverion will issue its recommendation as soon as possible and in any event no later than five (5) business days prior to the expiration of the offer period for the Tender Offer. Further, certain irrevocable undertakings given by institutional investors have been terminated as a result of the competing offer by Crayfish Bidco Oy. The Offeror therefore supplements the Tender Offer Document in accordance with Chapter 11, Section 11, Subsection 4 of the Finnish Securities Markets Act (746/2012, as amended) with the following information included in this document (the “Supplement Document”), and by adding Caverion’s stock exchange release of March 7, 2023, as Appendix N to the Tender Offer Document, the Offeror’s stock exchange release of March 8, 2023, as Appendix O to the Tender Offer Document and Caverion’s stock exchange release of March 9, 2023 as Appendix P to the Tender Offer Document. In addition, Caverion’s audited consolidated financial statements for the financial year 2022 as well as the auditor’s report and the Board of Directors’ Report, published on March 3, 2023, is added as Appendix Q to the Tender Offer Document, and Caverion’s notice to the Annual General Meeting, published on March 6, 2023, is added as Appendix R to the Tender Offer Document. The Offeror has extended the offer period of the Tender Offer to expire on March 31, 2023.

Supplements relating to the lowering of the minimum acceptance threshold

The Offeror has decided to lower the minimum acceptance threshold of the Tender Offer from more than 66 2/3 percent to more than 50 percent of all Shares. Consequently, the Offeror amends the following sections of the Tender Offer Document as follows:

The first paragraph of the section “Terms and Conditions of the Tender Offer – Conditions to Completion of the Tender Offer” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold:

“A condition to the completion of the Tender Offer is that the requirements set forth below for the completion of the Tender Offer (the “Conditions to Completion”) are fulfilled on or by the date of the Offeror’s announcement of the final result of the Tender Offer in accordance with Chapter 11, Section 18 of the Finnish Securities Markets Act, or, to the extent permitted by applicable law, their fulfilment is waived by the Offeror:

(a)	The Tender Offer has been validly accepted with respect to the Shares representing, together with any other Shares otherwise acquired by the Offeror prior to or during the Offer Period, more than ~~sixty-six and two thirds (66 2/3)~~ fifty (50) percent of the Shares and voting rights in the Company calculated in accordance with Chapter 18 Section 1 of the Finnish Companies Act (624/2006, as amended, the “Finnish Companies Act”);”

Supplements relating to the irrevocable undertakings

Due to the termination of certain irrevocable undertakings given by institutional investors as a result of the competing offer by Crayfish Bidco Oy, the Offeror amends the following sections of the Tender Offer Document as follows:

The eighth paragraph of the cover page shall be amended by adding the following passage that is underlined and set in bold, and deleting the words marked with strikethrough:

“Certain shareholders of Caverion, together representing approximately ~~16.39~~ 0.48 percent of all the Shares and votes in Caverion, have irrevocably undertaken, or renewed their irrevocable undertakings, to accept the Tender Offer subject to certain customary conditions. See “Background and Objectives – Undertakings by Shareholders”. Together with the Shares held by the Consortium, the irrevocable undertakings represent approximately ~~43.05~~ 27.14 percent of all the Shares and votes in Caverion.”

The fourteenth and fifteenth paragraphs of the section “Background and Objectives – Background to the Tender Offer and Offeror’s Strategic Plans” shall be amended by replacing the following strikethrough passages with the passages that are underlined and set in bold:

“~~Elo Mutual Pension Insurance Company, Ilmarinen Mutual Pension Insurance Company, Mandatum Life Insurance Company Limited and Varma Mutual Pension Insurance Company, together representing approximately 15.35 percent of all outstanding Shares and votes in Caverion, as well as~~ Antti Herlin, Hisra Consulting and Finance Oy and Autumn Spirit Oü, which are not part of the Consortium but are related parties to the Consortium members and together represent approximately 0.48 percent of all outstanding Shares and votes in Caverion, have renewed their irrevocable undertakings to accept the Tender Offer~~, and Veritas Pension Insurance Company Ltd., which holds approximately 0.55 percent of all Shares and votes in Caverion, has given an irrevocable undertaking to accept the Tender Offer~~, as further described in section “– Undertakings by Shareholders”.

The Shares held by the Consortium members combined with the irrevocable undertakings to support the Tender Offer represent approximately ~~43.05~~ 27.14 percent of all the outstanding Shares and votes in Caverion in aggregate.”

The first paragraph of the section “Background and Objectives – Undertakings by Shareholders” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold:

“~~Elo Mutual Pension Insurance Company, Ilmarinen Mutual Pension Insurance Company, Mandatum Life Insurance Company Limited and Varma Mutual Pension Insurance Company, together representing approximately 15.35 percent of all outstanding Shares and votes in Caverion, as well as~~ Antti Herlin, Hisra Consulting and Finance Oy and Autumn Spirit Oü, which are not part of the Consortium but are related parties to the Consortium members and together represent approximately 0.48 percent of all outstanding Shares and votes in Caverion, have renewed their irrevocable undertakings to accept the Tender Offer~~, and Veritas Pension Insurance Company Ltd., which holds approximately 0.55 percent of all Shares and votes in Caverion, has given an irrevocable undertaking to accept the Tender Offer~~. These irrevocable undertakings ~~may be terminated only in the event that the Offeror withdraws or does not complete the Tender Offer, or in the event that a competing offer is announced by a third party with a consideration of at least EUR 8.95 per share and the Offeror does not match or exceed the consideration offered in such competing offer within a certain period of time~~ are in force as long as the Consortium maintains the Tender Offer in force in accordance with the terms and conditions of the Tender Offer.”

The third paragraph of the section “Background and Objectives – Undertakings by Shareholders” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold:

“The Shares held by the Consortium members combined with the irrevocable undertakings to support the Tender Offer represent approximately ~~43.05~~ 27.14 percent of all the outstanding Shares and votes in Caverion in aggregate.”

Supplements relating to the extension of the Offer Period

As described in the Tender Offer Document, all regulatory approvals required for the completion of the Tender Offer have been received and the offer period for the Tender Offer was intended to end on March 16, 2023. As a result of the new information included in this Supplement Document, the Offeror has extended the offer period of the Tender Offer to expire on March 31, 2023, at 4:00 p.m. (Finnish time), unless the offer period is extended further or any extended offer period is discontinued in accordance with the terms and conditions of the Tender Offer. Consequently, the Offeror amends the following sections of the Tender Offer Document as follows:

The sixth paragraph of the cover page shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold:

“The offer period for the Tender Offer has commenced on November 24, 2022 at 9:30 a.m. (Finnish time) and will expire on ~~March 16~~ March 31, 2023 at 4:00 p.m. (Finnish time), unless the offer period is extended or any extended offer period is discontinued (the “Offer Period”). For details, please see “Terms and Conditions of the Tender Offer”.”

The first paragraph of the section “Summary relating to the Alternative Consideration – Key Information on the Offer of Alternative Consideration to the Public – Under Which Conditions and Timetable Can I Invest in the Alternative Consideration?” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold:

“The offer period for the Tender Offer commenced on November 24, 2022 at 9:30 a.m. (Finnish time) and expires on ~~March 16~~March 31, 2023 at 4:00 p.m. (Finnish time), unless the offer period is extended or any extended offer period is discontinued (the “Offer Period”). Acceptance of the Tender Offer with Alternative Consideration may only be submitted from February 13, 2023.”

The first paragraph of the section “Restrictions and Important Information – Certain Key Dates” shall be amended by replacing the following strikethrough passages with the passages that are underlined and set in bold:

“The following timetable sets forth certain key dates relating to the Tender Offer, provided that the Offer Period has not been extended further or discontinued in accordance with, and subject to, the terms and conditions of the Tender Offer and applicable laws and regulations:

Announcement of the Tender Offer	November 3, 2022

Offer Period commences	November 24, 2022

Announcement of the Offeror’s decision to improve the consideration of the Tender Offer and other amendments made to the Combination Agreement and the terms and conditions of the Tender Offer	January 24, 2023

Offer Period expires at the earliest, unless extended or discontinued in accordance with, and subject to, the terms and conditions of the Tender Offer and applicable laws and regulations; any possible extension of the Offer Period will be announced by way of a stock exchange release as soon as practically possible	~~March 16~~March 31, 2023

Announcement of the preliminary result of the Tender Offer (preliminary)	~~March 17~~April 3, 2023

Announcement of the final result of the Tender Offer (preliminary)	~~March 22~~April 6, 2023

Payment of the Offer Price and issuance of the Alternative Consideration Instruments and recording of the non-transferable entries representing the Deferred Payment Rights to the equity savings accounts (preliminary)	By ~~April 14~~May 2, 2023”

The first paragraph of the section “Terms and Conditions of the Tender Offer – Offer Period” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold:

“The offer period for the Tender Offer commenced on November 24, 2022, at 9:30 a.m. (Finnish time) and expires on ~~March 16~~ March 31, 2023, at 4:00 p.m. (Finnish time), unless the offer period is extended or any extended offer period is discontinued as described below (the “Offer Period”). Before February 13, 2023, the acceptance of the Tender Offer can only be made with the Cash Offer Price.”

The third paragraph of the section “Terms and Conditions of the Tender Offer – Offer Period” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold:

“According to Chapter 11, Section 12 of the Finnish Securities Markets Act, the duration of the Offer Period in its entirety may be ten (10) weeks at the maximum. Provided that the business operations of the Company are not hindered for longer than is reasonable, as referred to in Chapter 11, Section 12, Subsection 2 of the Finnish Securities Markets Act, the Offeror may extend the Offer Period beyond ten (10) weeks for a particular reason. The Offeror has extended the Offer Period until ~~March 16~~ March 31, 2023 and reserves the right to extend the Offer Period in accordance with the applicable laws and regulations, taking into account the regulations and guidelines 9/2013 of the Finnish Financial Supervisory Authority (the “FIN-FSA”) on Takeover Bids and Mandatory Bids (as may be amended or re-enacted from time to time) (the “FIN-FSA Regulations and Guidelines”). The expiry date of any extended Offer Period will in such case, unless published in connection with the announcement of the extension of the Offer Period, be published by the Offeror at least two (2) weeks before such expiry.”

Supplements relating to the competing offer by Crayfish BidCo Oy

Crayfish BidCo Oy announced on March 7, 2023 that it will commence its competing offer on March 8, 2023, and published its tender offer document, and as a result, Caverion published a related stock exchange release on March 7, 2023. Caverion announced on March 9, 2023 that the Board of Directors of Caverion will continue to engage with both bidders in order to clarify the willingness and ability of the Caverion shareholders that are members of the Consortium to sell their shares to Triton in the future as well the ability and willingness of Triton to lower its more than 90% acceptance condition, and that the Board of Directors of Caverion will issue its recommendation as soon as possible and in any event no later than five (5) business days prior to the expiration of the offer period for the Tender Offer. Consequently, the Offeror amends the following sections of the Tender Offer Document as follows:

The section “Information on the Pricing of the Tender Offer – Other Public Tender Offers Regarding the Shares” shall be amended by adding the passages that are underlined and set in bold:

“To the knowledge of the Offeror, no public tender offer for the Shares or securities entitling to Shares has been made by any third party during the 12 months preceding the date of the Tender Offer Document dated November 24, 2022. Caverion announced on January 10, 2023, that Crayfish Bidco Oy, a Finnish company controlled by Triton Fund V, has announced a voluntary public cash tender offer pursuant to which Crayfish Bidco Oy proposes to acquire all issued and outstanding shares in Caverion at an offer price of EUR 8.00 per share. According to Caverion's stock exchange release, the tender offer by Crayfish Bidco Oy is subject to certain conditions, including the tender offer having been validly accepted with respect to shares representing, together with any other shares otherwise acquired by Crayfish Bidco Oy prior to or during the offer period, more than ninety (90) percent of the outstanding shares and voting rights in Caverion, and the receipt by Crayfish Bidco Oy of all necessary regulatory approvals. Caverion’s stock exchange release of January 10, 2023 is attached as Appendix D to the Tender Offer Document and the Offeror’s stock exchange release concerning, inter alia, its views on the competing offer of January 11, 2023, is attached as Appendix E to the Tender Offer Document. Caverion announced on February 24, 2023, that Crayfish BidCo Oy has announced that it has resolved to increase the offer price under the tender offer by Crayfish BidCo Oy to EUR 8.95 in cash for each validly tendered Share. Caverion’s stock exchange release of February 24, 2023, is attached as ~~as~~ Appendix K to the Tender Offer Document, the Offeror’s stock exchange release of February 24, 2023, concerning its evaluation of alternatives is attached as Appendix L to the Tender Offer Document and Caverion’s stock exchange release of February 27, 2023, concerning evaluation of the Caverion Board is attached as Appendix M to the Tender Offer Document. Crayfish BidCo Oy announced on March 7, 2023 that it will commence its competing offer on March 8, 2023, and published its tender offer document. The related Caverion’s stock exchange release of March 7, 2023 is attached as Appendix N to the Tender Offer Document. Caverion’s stock exchange release of March 9, 2023, concerning the further evaluation of both offers is attached as Appendix P to the Tender Offer Document.”

Supplements relating to Caverion’s Annual Review 2022

Caverion published on March 3, 2023 its Annual Review 2022 which includes the Board of Directors’ Report including Disclosure regarding non-financial information, the audited consolidated financial statements (IFRS) and the parent company financial statements (FAS) and the auditor’s report. Consequently, the Offeror amends the following sections of the Tender Offer Document as follows:

The first and second paragraphs of the section “Presentation of Caverion – Future Prospects Published by Caverion” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold:

“The future prospects of Caverion have been described in Caverion’s ~~financial statements release for January 1, 2022 – December 31, 2022~~ Board of Directors’ Report for the year 2022. See “~~Annex I: Caverion’s financial statements release for January 1, 2022 – December 31, 2022~~ Annex Q: Caverion’s Board of Directors’ Report, audited consolidated financial statements and the auditor’s report for the financial year 2022.

Information on risks to which Caverion is exposed has been presented in ~~the annual report 2021 of Caverion published on March 2, 2022~~ Caverion’s Board of Directors’ Report for the year 2022, published on March 3, 2023. Further information on Caverion’s short-term risks has been presented on ~~page 16 of Caverion’s financial statements release for January 1, 2022 – December 31, 2022~~ Caverion’s Board of Directors’ Report, which is part of Caverion’s Annual Review 2022, page 18–19.”

Supplements relating to Caverion’s notice convening the Annual General Meeting

Caverion published a notice to the Annual General Meeting of Caverion on March 6, 2023. Due to the proposals of the Board of Directors of Caverion included in the notice to the Annual General Meeting, the Offeror supplements the Tender Offer Document with the following information:

The fourth paragraph of the section “Information on the Pricing of the Tender Offer – Grounds for Determining the Offer Price” shall be amended by replacing the following strikethrough passages with the passages that are underlined and set in bold:

“The Board of Directors of Caverion has proposed to the Annual General Meeting of Caverion that the dividend of EUR 0.20 per Share will be paid to shareholders who on the record date of the dividend payment March 29, 2023 are recorded in the shareholder register maintained by Euroclear Finland Oy. If the Offer Period expires on ~~February 28~~ March 31, 2023, and the Tender Offer is completed, the Completion Date under the terms and conditions of the Tender Offer would occur by ~~March 27~~ May 2, 2023, and ~~the Offer Price payable for Shares tendered into the Tender Offer by February 28, 2023 would not be subject to adjustment for the dividend, and any dividend recorded by Caverion after March 27, 2023 would be payable to the Offeror. However, if the Offer Period is extended or in the event of a Subsequent Offer Period, it is possible that~~ the record date of the dividend proposed to the Annual General Meeting would occur prior to the settlement of ~~some or all of~~ the completion trades of the Tender Offer, in which case the Cash Offer Price and Alternative Consideration would be adjusted as described above with respect to such Shares which are not settled to the Offeror at the time of the record date of the dividend.”

The fourth paragraph of the section “Presentation of Caverion – Authorisations – Authorisation Regarding the Issuance of Shares” shall be amended by adding the passage that is underlined and set in bold:

“The authorization is valid until the close of the next annual general meeting, however, no later than June 30, 2023. The Board of Directors of Caverion has proposed that the Annual General Meeting grant the Board of Directors a similar authorization, which would cancel the authorisation given by the Annual General Meeting on March 28, 2022 to decide on the issuance of shares and which is valid until the end of the next Annual General Meeting, however no later than June 30, 2024.”

The fourth paragraph of the section “Presentation of Caverion – Authorisation Regarding the Repurchase of Own Shares as well as to Accept Them as Pledge” shall be amended by adding the passage that is underlined and set in bold:

“The authorization is valid until September 28, 2023. The Board of Directors of Caverion has proposed that the Annual General Meeting grant the Board of Directors a similar authorization, which would cancel the authorisation given by the Annual General Meeting on March 28, 2022 to decide on the repurchase and/or acceptance as pledge of the company's own shares and which is valid until September 27, 2024.”

The second paragraph of the section “Presentation of Caverion – Board of Directors, President and CEO and Auditor” shall be amended by adding the passage that is underlined and set in bold:

“According to the articles of association of Caverion, the Company shall have a Board of Directors consisting of a Chairman and Vice Chairman appointed by the annual general meeting of shareholders as well as a minimum of three (3) and maximum of six (6) members. The annual general meeting of shareholders of Caverion elects the members of the Board of Directors. As at the date of this Tender Offer Document, the Board of Directors consists of the following persons: Mats Paulsson (Chairman), Markus Ehrnrooth, Jussi Aho, Joachim Hallengren, Thomas Hinnerskov, Kristina Jahn and Jasmin Soravia. The Board of Directors of Caverion has proposed to the Annual General Meeting that for a term of office beginning at the end of the Annual General Meeting and expiring at the end of the Annual General Meeting 2024, Jussi Aho, Markus Ehrnrooth, Joachim Hallengren, Thomas Hinnerskov, Kristina Jahn, Mats Paulsson and Jasmin Soravia be re-elected as members of the Board of Directors.”

Availability of Documents

The Finnish language version of the Tender Offer Document is available, and the Finnish language version of this Supplement Document is available as of March 17, 2023, on the internet at www.caverion-offer.fi and www.nordea.fi/caverion-ostotarjous. The English language translation of the Tender Offer Document is available, and the English language translation of this Supplement Document is available as of March 17, 2023, on the internet at www.caverion-offer.com and www.nordea.fi/caverion-offer.

The Finnish Financial Supervisory Authority (the “FIN-FSA”) has approved the Finnish language version of this Supplement Document but the FIN-FSA assumes no responsibility for the accuracy of the information presented therein. The decision number of the approval of the FIN-FSA is FIVA/2023/520. This Supplement Document has been translated into the English language. In the event of any discrepancy between the two language versions of the Supplement Document, the Finnish language version shall prevail.

The Tender Offer is not being made, directly or indirectly, in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa and the Tender Offer Document and this Supplement Document and any and all materials related thereto should not be sent in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa (including by use of, or by any means or instrumentality, for example, e-mail, post, facsimile transmission, telephone or internet, of interstate or foreign commerce, or any facilities of a national securities exchange), and the Tender Offer cannot be accepted directly or indirectly or by any such use, means or instrumentality, in or from within Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. Accordingly, copies of the Tender Offer Document and this Supplement Document and any related materials are not being, and must not be, mailed, forwarded, transmitted or otherwise distributed or sent in or into or from Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or, in their capacities as such, to custodians, trustees, agents or nominees holding Shares for Australian, Canadian, Hong Kong, Japanese, New Zealander or South African persons, and persons receiving any such documents (including custodians, nominees and trustees) must not distribute, forward, mail, transmit or send them in, into or from Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. Any person accepting the Tender Offer shall be deemed to represent to the Offeror such person’s compliance with these restrictions and any purported acceptance of the Tender Offer that is a direct or indirect consequence of a breach or violation of these restrictions shall be null and void.

Information for Shareholders in the United States

Shareholders of Caverion in the United States are advised that the shares in Caverion are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder.

The Tender Offer is made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The Tender Offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act for a Tier I tender offer (the “Tier I Exemption”) and Rule 802 (the “802 Exemption”) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the Tender Offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in the Tender Offer Document and this Supplement Document has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The Tender Offer is made to Caverion’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including the Tender Offer Document and this Supplement Document, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion’s other shareholders.

As permitted under the Tier I Exemption, the settlement of the Tender Offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The Tender Offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption and the 802 Exemption. To the extent the Tender Offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that (whether paid initially in cash or upon redemption of any Alternative Consideration Instruments) the offer price for the Tender Offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate.

To the extent permissible under applicable law or regulations, the Offeror and its affiliates or its brokers and its brokers’ affiliates (acting as agents for the Offeror or its affiliates, as applicable) may from time to time after the date of the Tender Offer Document and this Supplement Document and during the pendency of the Tender Offer, and other than pursuant to the Tender Offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. To the extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the Offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law.

Neither the SEC nor any U.S. state securities commission has approved or disapproved the Tender Offer (including the offer of the Alternative Consideration Instruments), passed upon the merits or fairness of the Tender Offer (including the offer of the Alternative Consideration Instruments), or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the Tender Offer (including in relation to the Alternative Consideration Instruments). Any representation to the contrary is a criminal offence in the United States.

THE ALTERNATIVE CONSIDERATION INSTRUMENTS HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND THE ALTERNATIVE CONSIDERATION INSTRUMENTS CONSTITUTE “RESTRICTED SECURITIES” PURSUANT TO THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD WITH UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS.

The receipt of cash pursuant to the Tender Offer by a U.S. shareholder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the Tender Offer.

It may be difficult for Caverion’s shareholders and the holders of the Alternative Consideration Instruments to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the Offeror and Caverion are located in a non-U.S. jurisdiction and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders and the holders of the Alternative Consideration Instruments may not be able to sue the Offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the Offeror and Caverion and their respective affiliates to subject themselves to a U.S. court’s judgment.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT OR THIS SUPPLEMENT DOCUMENT OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT OR IN THIS SUPPLEMENT DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

Forward-looking Statements

This Supplement Document includes “forward-looking statements”, including statements about the expected timing and completion of the Tender Offer. Generally, words such as may, should, could, aim, will, would, expect, intend, estimate, anticipate, believe, plan, seek, contemplate, envisage, continue or similar expressions identify forward-looking statements.

These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the control of the Offeror and could cause actual results to differ materially from those expressed or implied in these forward-looking statements.

Factors that could cause actual results to differ from such statements include: the occurrence of any event, change or other circumstances that could give rise to the termination of the Tender Offer, the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies, the risk that a condition to consummating the Tender Offer may not be satisfied, the ability of Caverion to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the completion of the Tender Offer, and other factors.

Although the Offeror believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such statements will be fulfilled or prove to be correct, and no representations are made as to the future accuracy and completeness of such statements. The Offeror undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable laws or by any appropriate regulatory authority. Any forward-looking statements contained in this Supplement Document speak only as at the date of this Supplement Document.

N-1 APPENDIX N – CAVERION’S STOCK EXCHANGE RELEASE OF MARCH 7, 2023

Crayfish BidCo Oy commences the voluntary public cash tender offer for all shares in Caverion Corporation on 8 March 2023 Caverion Corporation Tender Offer 7 March 2023 at 11.59 p.m. EET Crayfish BidCo Oy commences the voluntary public cash tender offer for all shares in Caverion Corporation on 8 March 2023 NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY,IN OR INTO AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. Crayfish BidCo Oy commences the voluntary public cash tender offer for all shares in Caverion Corporation on 8 March 2023 On 10 January 2023, Crayfish BidCo Oy (the “Offeror”), a Finnish private limited liability company indirectly controlled by the entities comprising Triton Fund V (together “Triton”), announced a voluntary public cash tender offer for all the issued and outstanding shares in Caverion Corporation (“Caverion” or the “Company”) that are not held by Caverion or any of its subsidiaries (the “Shares” or, individually, a “Share”) (the “Tender Offer”). On 24 February 2023, the Offeror announced that it has improved the Tender Offer by increasing the offer price thereunder to EUR 8.95 in cash for each Share validly tendered in the Tender Offer (the “Offer Price”). The Offeor has today announced that the Finnish Financial Supervisory Authority has approved the tender offer document relating to the Tender Offer (the “Tender Offer Document”). The acceptance period for the Tender Offer will commence on 8 March 2023 at 9:30 a.m. (Finnish time) and expire on 17 May 2023 at 4:00 p.m. (Finnish time), unless the acceptance period is extended or discontinued (the “Offer Period”). If necessary regulatory approvals have not been obtained by the end of the Offer Period, the Offeror intends to, in accordance with and subject to the terms and conditions of the Tender Offer and applicable laws and regulations, extend the initial Offer Period in order to satisfy the conditions to completion of the Tender Offer. The Tender Offer is currently expected to be completed during the third or fourth quarter of 2023. Any possible extension of the Offer Period will be announced by way of a stock exchange release as soon as practically possible. The Finnish language version of the Tender Offer Document will be available on the internet at www.triton--offer.com/fi and www.danskebank.fi/caverion as of 7 March 2023. The English language translation of the Tender Offer Document will be available on the internet at www.triton-offer.com and www.danskebank.fi/caverion-en as of 7 March 2023. The Offer Price under the Tender Offer is EUR 8.95 in cash for each Share validly tendered in the Tender Offer. The Offer Price has been determined based on 136,472,645 issued and outstanding Shares. Should the Company increase the number of Shares that are issued and outstanding on the date of the Tender Offer Document as a result of a new share issue, reclassification, stock split (including a reverse split) or any other similar transaction, or should the Company distribute a dividend or otherwise distribute funds or any other assets to its shareholders, or if a record date with respect to any of the foregoing occurs prior to any of the settlements of the completion trades (whether after the expiry of the Offer Period or during or after any extended offer period), the Offer Price payable by the Offeror shall be reduced accordingly on a euro-for-euro basis. Caverion announced on 9 February 2023, in connection with its financial statements release, that the Board of Directors of Caverion proposes to the Annual N-2

General Meeting of Caverion to be held on 27 March 2023 that a dividend of EUR 0.20 per Share would be paid for the year 2022. If Caverion would distribute a dividend of EUR 0.20 per Share, and the record date for such dividend distribution would occur prior to the settlement of any of the completion trades of the Tender Offer, the Offer Price payable for Shares settled after such record date would be EUR 8.75 per Share. The completion of the Tender Offer is subject to the satisfaction or waiver by the Offeror of certain customary conditions on or prior to the Offeror’s announcement of the final result of the Tender Offer including, among others, obtaining merger control clearance and all other necessary regulatory approvals, and that the Tender Offer has been validly accepted with respect to Shares representing, together with any other Shares otherwise acquired by the Offeror prior to or during the offer period, more than ninety (90) percent of the outstanding shares and voting rights in the Company calculated in accordance with Chapter 18, Section 1 of the Finnish Companies Act. Most Finnish account operators are expected to send a notice regarding the Tender Offer and related instructions to those who are registered as shareholders in the shareholders’ register of Caverion maintained by Euroclear Finland Ltd. Shareholders of Caverion who do not receive such instructions from their account operator or asset manager should first contact their account operator or asset manager and can subsequently contact Danske Bank A/S, Finland Branch (“Danske Bank”) by sending an email to caverion-offer@danskebank.com, where such shareholders of Caverion can receive information on submitting their acceptance of the Tender Offer, or, if such shareholders are U.S. residents or located within the United States, they may contact their brokers for the necessary information. Those shareholders of Caverion whose Shares are nominee-registered, and who wish to accept the Tender Offer, must effect such acceptance in accordance with the instructions given by the custodian of the nominee-registered shareholders. The Offeror will not send an acceptance form or any other documents related to the Tender Offer to these shareholders of Caverion. A shareholder of Caverion who is registered as a shareholder in the shareholders’ register of Caverion and who wishes to accept the Tender Offer shall submit a properly completed and duly executed acceptance form to the account operator managing the shareholder’s book-entry account in accordance with its instructions and within the time limit set by the account operator, which may be prior to the expiry of the Offer Period or, in the case such account operator does not accept acceptance notifications, such shareholder shall primarily contact his/her/its own bank to give his/her/its acceptance to tender his/her/its Shares, or secondarily contact Danske Bank by sending an email to caverion-offer@danskebank.com for further information. The Offeror reserves the right to reject or approve, in its sole discretion, any acceptance submitted outside the Offer Period or in an incorrect or incomplete manner. The Offeror may, in its sole discretion, also reject any partial tender of the Shares per book-entry account. The preliminary result of the Tender Offer will be announced on or about the first (1st) Finnish banking day following the expiration of the Offer Period (including any extended or discontinued Offer Period). In connection with the announcement of such preliminary result, it will be announced whether the Tender Offer will be completed subject to the conditions to completion being fulfilled or waived on the date of the final result announcement and whether the Offer Period will be extended. The final result of the Tender Offer will be announced on or about the third (3rd) Finnish banking day following the expiration of the Offer Period (including any extended or discontinued Offer Period) at the latest. The announcement of the final result will confirm (i) the percentage of the Shares that have been validly tendered and not properly withdrawn and (ii) whether the Tender Offer will be completed. The Offeror reserves the right to acquire further Shares before, during and/or after the offer period (including any extension thereof and any subsequent offer period) in public trading on Nasdaq Helsinki or otherwise, and currently intends to continue to seek to do so as soon as possible. The terms and conditions of the Tender Offer included in the Offeror’s stock exchange release dated 7 March 2023 are enclosed in their entirety to this stock exchange release (Appendix 1). Danske Bank A/S, Finland Branch and Deutsche Bank Aktiengesellschaft act as the financial advisers to the Offeror in connection with the Tender Offer. Danske Bank A/S, Finland Branch acts as the arranger of the Tender Offer. Avance Attorneys Ltd acts as the lead legal adviser and Dentons UK and Middle East LLP as legal adviser as to U.S. and UK securities laws in connection with the Tender Offer. About Caverion Caverion is a public limited liability company incorporated under the laws of Finland with its shares listed on the official list of Nasdaq Helsinki. Caverion is a Northern & Central European-based expert for smart and sustainable built environments, enabling performance and people's well-being. Caverion offers N-3 expert guidance during the entire life cycle of buildings, infrastructure or industrial sites and processes: from design & build to projects, technical and industrial maintenance, facility management as well as advisory services. At the end of December 2022, there were almost 14,500 professionals serving customers at the service of Caverion Group in 10 countries. IMPORTANT INFORMATION THIS RELEASE MAY NOT BE RELEASED OR OTHERWISE DISTRIBUTED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. THIS RELEASE IS NOT A TENDER OFFER DOCUMENT AND AS SUCH DOES NOT CONSTITUTE AN OFFER OR INVITATIONTO MAKE A SALES OFFER. IN PARTICULAR, THIS RELEASE IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN, AND IS NOT AN EXTENSION OF THE TENDER OFFER, IN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. INVESTORS SHALL ACCEPT THE TENDER OFFER FOR THE SHARES ONLY ON THE BASIS OF THE INFORMATION PROVIDED IN A TENDER OFFER DOCUMENT. OFFERS WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND. THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND, WHEN PUBLISHED, THE TENDER OFFER DOCUMENT AND RELATED ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAWS OR REGULATIONS. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY,IN OR INTO, OR BY USE OF THE POSTAL SERVICE OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX, TELEPHONE OR THE INTERNET) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. THE TENDER OFFER CANNOT BE ACCEPTED, DIRECTLY OR INDIRECTLY, BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA AND ANY PURPORTED ACCEPTANCE OF THE TENDER OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID. THIS STOCK EXCHANGE RELEASE HAS BEEN PREPARED IN COMPLIANCE WITH FINNISH LAW, THE RULES OF NASDAQ HELSINKI AND THE HELSINKI TAKEOVER CODE AND THE INFORMATION DISCLOSED MAY NOT BE THE SAME AS THAT WHICH WOULD HAVE BEEN DISCLOSED IF THIS ANNOUNCEMENT HAD BEEN PREPARED IN ACCORDANCE WITH THE LAWS OF JURISDICTIONS OUTSIDE OF FINLAND. Information for shareholders of Caverion in the United States Shareholders of Caverion in the United States are advised that the Shares are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the "SEC") thereunder. The Tender Offer will be made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The Tender Offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(d) under the Exchange Act, and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the Tender Offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in this announcement has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The Tender Offer is made to Caverion's shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including this announcement, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion's other shareholders. N-4

To the extent permissible under applicable law or regulations, the Offeror and its affiliates or its brokers and its brokers' affiliates (acting as agents for the Offeror or its affiliates, as applicable) may from time to time after the date of this stock exchange release and during the pendency of the Tender Offer,and other than pursuant to the Tender Offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Tothe extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the Offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the Tender Offer, passed upon the merits or fairness of the Tender Offer, or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the Tender Offer. Any representation to the contrary is a criminal offence in the United States. The receipt of cash pursuant to the Tender Offer by a U.S. holder of Shares may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the Tender Offer. Tothe extent the Tender Offer is subject to U.S. securities laws, those laws only apply to U.S. holders of Shares and will not give rise to claims on the part of any other person. It may be difficult for Caverion's shareholders to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the Offeror and Caverion are located in non-U.S. jurisdictions and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders may not be able to sue the Offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the Offeror and Caverion and their respective affiliates to subject themselves to a U.S. court's judgment. Forward-looking statements This stock exchange release contains statements that, to the extent they are not historical facts, constitute “forward-looking statements”. Forward-looking statements include statements concerning plans, expectations, projections, objectives, targets, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, competitive strengths and weaknesses, plans or goals relating to financial position, future operations and development, business strategy and the trends in the industries and the political and legal environment and other information that is not historical information. In some instances, they can be identified by the use of forward-looking terminology, including the terms “believes”, “intends”, “may”, “will” or “should” or, in each case, their negative or variations on comparable terminology. By their very nature, forward-looking statements involve inherent risks, uncertainties and assumptions, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. Given these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements contained herein speak only as at the date of this stock exchange release. Disclaimer Bank of America Europe DAC, Stockholm branch, a subsidiary of Bank of America Corporation, is acting exclusively for Caverion and no one else in connection with the Tender Offer and the matters set out in this stock exchange release, and will not be responsible to anyone other than Caverion for providing the protections afforded to its clients or for providing advice in relation to the Tender Offer or any matter or arrangement referred to in this stock exchange release. CAVERION CORPORATION Distribution: Nasdaq Helsinki, key media, www.caverion.com Investor and Media enquiries: Milena Hæggström, Head of Investor Relations and External Communications, Caverion, tel. +358 40 5581 328, milena.haeggstrom@caverion.com N-5

Caverion is an expert for smart and sustainable built environments, enabling performance and people’s well-being. Customers can trust our expertise during the entire life cycle of their buildings, infrastructure or industrial sites and processes: from installation and maintenance of base and smart technologies, to managed services as well as advisory and engineering services and digital solutions. Our customers are supported by almost 14,500 Caverion professionals in 10 countries in Northern and Central Europe. Our revenue in 2022 was over EUR 2.3 billion. Caverion’s shares are listed on Nasdaq Helsinki. www.caverion.com @CaverionGroup #BuildingPerformance #Energywise #Caverion N-6

O-1 APPENDIX O – OFFEROR’S STOCK EXCHANGE RELEASE OF MARCH 8, 2023

North Holdings 3 Oy lowers the acceptance threshold of its tender offer NORTH HOLDINGS 3 OY STOCK EXCHANGE RELEASE March 8, 2023 at 10:00 EET NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. North Holdings 3 Oy lowers the acceptance threshold of its tender offer As previously announced, North Holdings 3 Oy (the “Offeror”) and Caverion Corporation (the “Company” or “Caverion”) have entered into a combination agreement (as amended, the “Combination Agreement”), pursuant to which the Offeror has made a recommended voluntary public tender offer to acquire all of the issued and outstanding shares in Caverion that are not held by Caverion or any of its subsidiaries (the “Shares” or, individually, a “Share”) (the “Tender Offer”). The Offeror has published a tender offer document, dated November 24, 2022 as well as the first supplement to the tender offer document on January 13, 2023, the second supplement to the tender offer document on February 10, 2023, the third supplement to the tender offer document on February 15, 2023 and the fourth supplement to the tender offer document on February 28, 2023, concerning the Tender Offer (the tender offer document, assupplemented from time to time, the “Tender Offer Document”). The offer period for the Tender Offer commenced on November 24, 2022, at 9:30 a.m. (Finnish time) and is currently set to expire on March 16, 2023, at 4:00 p.m. (Finnish time), unless the offer period is extended further or any extended offer period is discontinued as described in the terms and conditions of the Tender Offer. The Offeror will, however, supplement the Tender Offer Document due to the information disclosed in this announcement and will simultaneously extend the offer period in its Tender Offer as required under applicable law and the regulations and guidelines of the Finnish Financial Supervisory Authority. The Offeror announces that it will lower the minimum acceptance threshold of the Tender Offer from more than 66 2/3 percent to more than 50 percent of all Shares. Therefore, a condition to the completion of the Tender Offer is that the Tender Offer has been validly accepted with respect to Shares representing, together with any other Shares otherwise acquired by the Offeror prior to or during the offer period, more than fifty (50) percent of the Shares and voting rights in the Company calculated in accordance with Chapter 18 Section 1 of the Finnish Companies Act (624/2006, as amended). Other Conditions to Completion (as defined in the terms and conditions of the Tender Offer) remain unchanged. The Offeror reserves the right to waive any of the Conditions to Completion that have not been fulfilled. If all Conditions to Completion have been fulfilled or the Offeror has waived the requirements for the fulfilment of all or some of them no later than at the time of announcement of the final results of the Tender Offer, the Offeror will consummate the Tender Offer in accordance with its terms and conditions after the expiration of the offer period by purchasing the Shares validly tendered in the Tender Offer and paying the offer price to the holders of the Shares that have validly accepted the Tender Offer. The Offeror has already received all necessary regulatory approvals for its Tender Offer which offers the possibility for completion promptly after the end of the offer period, also thanks to the lower acceptance threshold. North (BC) Lux Holdco SARL (“Bain Luxco”) (a vehicle owned and controlled by funds managed or advised by Bain Capital Private Equity (Europe), LLP, and/or its affiliates (together “Bain Capital” and such funds being the “Bain Capital Funds”), Security Trading Oy (“Security Trading”), Fennogens Investments S.A. (“Fennogens”) and Corbis S.A. (“Corbis”) form a consortium (the “Consortium”) for the purposes of the Tender Offer. Security Trading, Fennogens and Corbis, together own approximately 26.7 percent of Shares, and Antti Herlin, Hisra Consulting and Finance Oy and Autumn Spirit Oü, which are not part of the Consortium but are related parties to the Consortium members, together own approximately 0.5 percent of Shares. The members of the Consortium and the above related parties to Consortium members are focused on reaching a successful completion of the Tender Offer, and remain committed to their current partnership for achieving that end. The Offeror notes the competing offer as announced on February 24, 2023 by Crayfish BidCo Oy (“Crayfish”), an entity controlled by Triton Fund V (the “Competing Offer”). O-2

Minimum acceptance threshold of the Competing Offer The Offeror notes that the Competing Offer by Crayfish is conditional on Crayfish acquiring more than 90 percent of all shares and votes in Caverion, unless such condition is explicitly waived by Crayfish. Since approximately 26.7 percent of all Shares in Caverion are held by members of the Consortium, the threshold set in the Competing Offer could not be achieved. Antitrust assessments and conditionality of the Competing Offer The Consortium believes that the Competing Offer by Crayfish includes significant issues in its deliverability and timeline particularly due to Triton’s existing ownership in Caverion’s key competitor Assemblin. This view is based on the assessments of experienced external advisors, who concur that the potential acquisition of Caverion by Crayfish will likely be subject to a so called Phase II merger review (whether at EU level or at Member State level in Finland and/or other EU Member States), which could last 12 months or potentially longer. There is therefore a strong likelihood that Crayfish would not be able to satisfy the merger control condition by the announced long-stop date of the Competing Offer in early January 2024. After this date, Crayfish has announced that its debt financing commitments expire, and it can withdraw its offer without further justification. As reported also in the statement of the Board of Directors of Caverion issued on February 9, 2023, the Competing Offer would likely result in structural remedies being required as a condition to completion of the Competing Offer, which implies that Crayfish may be forced to dispose of some of the activities of Caverion and/or Assemblin, and such divestments may be subject to their own suspensory regulatory approvals which could further extend the timeline of the Competing Offer. Crayfish itself states, in its tender offer document dated March 7, 2023, that it cannot be ruled out that Crayfish will be required to offer remedies in order to obtain merger control clearance, including potential divestments of select units or operations of Crayfish, Caverion and/or their respective affiliates. The Consortium also notes that Crayfish has announced its Competing Offer without a recommendation from Caverion’s Board of Directors or a combination agreement with Caverion, and Crayfish is therefore not subject to any specific commitments or undertakings with respect to any sales of assets or other potential merger control remedies that may be required. Under the terms of Crayfish’s Competing Offer, if Triton were to view potential merger control remedies as materially adverse for its investment case for Caverion or for any of its other investments, Crayfish may unilaterally decide to terminate and withdraw its offer, preventing the Caverion shareholders who have tendered their shares to Crayfish from receiving any proceeds. Ivano Sessa, Partner, Head of Industrial Vertical, Bain Capital & Halvor Horten, Partner, Head of Nordics, Bain Capital, comment: “With this offer, the Consortium is delivering the best package of certainty, value and speed to Caverion shareholders. The lowering of our minimum acceptance threshold to more than 50%, coupled with the timely reception of all the required regulatory clearances, further enhances the attractiveness of our offer. We trust that Caverion shareholders will factor in completion certainty and time value of money when comparing the headline prices of the offers on the Company and, once all the relevant elements are considered, the Consortium's tender offer clearly represents the superior alternative” Klaus Cawén, on behalf of Security Trading, Fennogens Investments and Corbis, comments: “The family owners are committed to the Tender Offer and believe it is the best alternative for all Caverion shareholders as well as the business continuity of Caverion. Based on the reasons stated above, the family owners believe that Crayfish’s Competing Offer continues to include significant issues in its deliverability and timeline. The family owners believe that prolonged uncertainty does not promote the future growth and positive development of Caverion, and the concerns over Caverion shareholders suffering delays and potential scenarios of shareholders never receiving any proceeds need to be taken seriously.” INVESTOR AND MEDIA ENQUIRIES: Bain Capital, Security Trading, Fennogens and Corbis Iris Nevanlinna, +358 40 577 9229, iris.nevanlinna@miltton.com O-3

ABOUT THE CONSORTIUM Bain Luxco is owned and controlled by the Bain Capital Funds. Bain Capital is one of the most experienced and successful private investment firms globally, having made more than 1,230 primary and add-on investments with approximately USD 160 billion assets under management. The firm has more than 620 investment professionals worldwide spread throughout its global network in Europe, Asia and North America. Bain Capital has made numerous successful and value-enhancing investments and exits in the Nordic region over the past years. Notably, the company led the successful take-private of Ahlstrom-Munksjö, a global leader in innovative and sustainable fiber-based materials, which was delisted from Nasdaq Helsinki in 2021. Further, from 2012 Bain Capital was the owner of Bravida, a leading Nordic technical installation and services provider, listing the business on Nasdaq Stockholm in 2015. Security Trading is an investment company owned by the Antti Herlin family. As at the date of this announcement, Antti Herlin, Security Trading and Hisra Consulting and Finance Oy, which is a company fully owned by Security Trading, together hold approximately 15.43 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). Fennogens is an investment company owned by the Georg Ehrnrooth, Henrik Ehrnrooth and Carl-Gustaf Ehrnrooth families. As at the date of this announcement, Fennogens holds approximately 10.38 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). Corbis is an investment company owned by the Henrik Ehrnrooth family. As at the date of this announcement, Corbis holds approximately 1.27 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). ABOUT CAVERION Caverion is a public limited liability company incorporated under the laws of Finland with its shares listed on the official list of Nasdaq Helsinki. Caverion is a Northern & Central European-based expert for smart and sustainable built environments, enabling performance and people's well-being. Caverion offers expert guidance during the entire life cycle of buildings, infrastructure or industrial sites and processes: from design & build to projects, technical and industrial maintenance, facility management as well as advisory services. At the end of December 2022, there were almost 14,500 professionals serving customers at the service of Caverion Group in 10 countries. IMPORTANT INFORMATION THIS STOCK EXCHANGE RELEASE MAY NOT BE RELEASED OR OTHERWISE DISTRIBUTED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. THIS STOCK EXCHANGE RELEASE IS NOT A TENDER OFFER DOCUMENT OR A SUPPLEMENT DOCUMENT TO TENDER OFFER DOCUMENT AND AS SUCH DOES NOT CONSTITUTE AN OFFER OR INVITATION TO MAKE A SALES OFFER. IN PARTICULAR, THIS STOCK EXCHANGE RELEASE IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN, AND IS NOT AN EXTENSION OF THE TENDER OFFER, IN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. INVESTORS SHALL ACCEPT THE TENDER OFFER FOR THE SHARES ONLY ON THE BASIS OF THE INFORMATION PROVIDED IN THE TENDER OFFER DOCUMENT AND THE POSSIBLE SUPPLEMENT DOCUMENTS TO THE TENDER OFFER DOCUMENT. OFFERS WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND. THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT, THE SUPPLEMENT DOCUMENT AND RELATED ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAWS OR REGULATIONS. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE POSTAL SERVICE OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX, O-4

TELEPHONE OR THE INTERNET) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. THE TENDER OFFER CANNOT BE ACCEPTED, DIRECTLY OR INDIRECTLY, BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA AND ANY PURPORTED ACCEPTANCE OF THE TENDER OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID. THIS STOCK EXCHANGE RELEASE HAS BEEN PREPARED IN COMPLIANCE WITH FINNISH LAW, THE RULES OF NASDAQ HELSINKI LTD AND THE HELSINKI TAKEOVER CODE AND THE INFORMATION DISCLOSED MAY NOT BE THE SAME AS THAT WHICH WOULD HAVE BEEN DISCLOSED IF THIS STOCK EXCHANGE RELEASE HAD BEEN PREPARED IN ACCORDANCE WITH THE LAWS OF JURISDICTIONS OUTSIDE OF FINLAND. Information for shareholders of Caverion in the United States Shareholders of Caverion in the United States are advised that the Shares are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder. The Tender Offer is made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The Tender Offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act for a Tier I tender offer (the “Tier I Exemption”) and Rule 802 (the “802 Exemption”) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the Tender Offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in this stock exchange release has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The Tender Offer is made to Caverion’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including this stock exchange release, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion’s other shareholders. As permitted under the Tier I Exemption, the settlement of the Tender Offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The Tender Offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption and the 802 Exemption. To the extent the Tender Offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that (whether paid initially in cash or upon redemption of any Alternative Consideration Instruments) the offer price for the Tender Offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate. To the extent permissible under applicable law or regulations, the Offeror and its affiliates or its brokers and its brokers’ affiliates (acting as agents for the Offeror or its affiliates, as applicable) may from time to time after the date of this stock exchange release and during the pendency of the Tender Offer, and other than pursuant to the Tender Offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. To the extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the Offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the Tender Offer (including the offer of the Alternative Consideration Instruments), passed upon the merits or fairness of the Tender Offer (including the O-5 offer of the Alternative Consideration Instruments), or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the Tender Offer (including in relation to the Alternative Consideration Instruments). Any representation to the contrary is a criminal offence in the United States. THE ALTERNATIVE CONSIDERATION INSTRUMENTS HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND THE ALTERNATIVE CONSIDERATION INSTRUMENTS CONSTITUTE “RESTRICTED SECURITIES” PURSUANT TO THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD WITH UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS. The receipt of cash pursuant to the Tender Offer by a U.S. shareholder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the Tender Offer. It may be difficult for Caverion’s shareholders and the holders of the Alternative Consideration Instruments to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the Offeror and Caverion are located in a non-U.S. jurisdiction and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders and the holders of the Alternative Consideration Instruments may not be able to sue the Offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the Offeror and Caverion and their respective affiliates to subject themselves to a U.S. court’s judgment. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. Disclaimer UBS AG London Branch is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority and subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority in the United Kingdom. UBS AG London Branch is acting exclusively for the Offeror and no one else in connection with the Tender Offer or the matters referred to in this document, will not regard any other person (whether or not a recipient of this document) as its client in relation to the Tender Offer and will not be responsible to anyone other than the Offeror for providing the protections afforded to its clients or for providing advice in relation to the Tender Offer or any other transaction or arrangement referred to in this document. Advium Corporate Finance Ltd is acting exclusively on behalf of the Offeror and no one else in connection with the Tender Offer or other matters referred to in this document, does not consider any other person (whether the recipient of this document or not) as a client in connection to the Tender Offer, and is not responsible to anyone other than the Offeror for providing protection or providing advice in connection with the Tender Offer or any other transaction or arrangement referred to in this document. Goldman Sachs International, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for the Offeror and no one else in connection with the Tender Offer and the matters set out in this stock exchange release, and will not be responsible to anyone other than the Offeror for providing the protections afforded to clients of Goldman Sachs International, or for giving advice in connection with the Tender Offer or any matter or arrangement referred to in this stock exchange release. Nordea Bank Abp is acting as financial adviser to the Offeror and arranger outside of the United States and no one else in connection with the Tender Offer, and will not regard any other person as its client in relation to the Tender Offer and O-6 will not be responsible to anyone other than the Offeror for providing the protection afforded to clients of Nordea Bank Abp, nor for providing advice in relation to the Tender Offer or the other matters referred to in this stock exchange release. For the avoidance of doubt, Nordea Bank Abp is not registered as a broker or dealer in the United States of America and will not be engaging in direct communications relating to the Tender Offer with investors located within the United States (whether on a reverse inquiry basis or otherwise). U.S. shareholders should contact their brokers with any questions relating to the Tender Offer. BNP Paribas, which is duly authorized and lead-supervised by the European Central Bank and the Autorité de Contrôle Prudentiel et de Résolution, is acting exclusively for the Offeror and no one else in connection with the Tender Offer and the matters set out in thisstock exchange release, and will not be responsible to anyone other than the Offeror for providing the protections afforded to clients of BNP Paribas, or for giving advice in connection with the Tender Offer or any matter or arrangement referred to in this stock exchange release. O-7

P-1 APPENDIX P – CAVERION’S STOCK EXCHANGE RELEASE OF MARCH 9, 2023

The Board of Directors of Caverion comments new information on the competing tender offers by North Holdings 3 Oy and Crayfish BidCo Oy and continues to engage with both bidders Caverion Corporation Tender Offer 9 March 2023 at 11.55 p.m. EET The Board of Directors of Caverion comments new information on the competing tender offers by North Holdings 3 Oy and Crayfish BidCo Oy and continues to engage with both bidders NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY,IN OR INTO AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. The Board of Directors of Caverion Corporation (the “Board”) announced on February 27, 2023 that it is in the process of evaluating the tender offer by North Holdings 3 Oy (the “Bain Consortium”) and the tender offer by Crayfish BidCo Oy (“Triton”), and that the Board expected to present its view including a potential change in recommendation, latest on March 9, 2023. Following the Board’s release on February 27, 2023, the Bain Consortium announced on March 8, 2023 that it will lower the minimum acceptance threshold of its tender offer to more than 50% of all the shares in Caverion. In addition, the Bain Consortium’s release noted that since approximately 26.7 percent of all shares in Caverion are held by members of the Bain Consortium, the acceptance threshold set in Triton’s offer could not be achieved. These vague statements bring uncertainty as to the Bain Consortium members intentions and ability to sell their shares to Triton in the future (also in scenarios where the Bain Consortium’s offer would have expired or otherwise fallen away). Since receiving Triton’s indicative offer on 10 November 2022, the Board has sought to clarify the willingness and ability of the Caverion shareholders that are members of the Bain Consortium to sell their shares to Triton in the future as well the ability and willingness of Triton to lower its more than 90% acceptance condition. The Board continues to seek clarity on these circumstances as follows: 1. The Board has requested the Bain Consortium to share information on the relevant agreements or commitments between the Caverion shareholders that are members of the Bain Consortium and the other consortium parties that may influence the willingness or ability of said Caverion shareholders to accept Triton’s offer in a situation where the Bain Consortium’s offer would have expired or otherwise fallen away; and 2. The Board is continuing to engage with Triton to understand its willingness and ability to lower its more than 90% acceptance condition. Also, the Board notes that Triton has on March 9, 2023 announced that it has agreed on additional conditional share purchases of Caverion shares and that upon closing of such purchases, Triton would become the largest owner assuming current ownership structure. P-2

The Board will issue its recommendation as soon as possible and in any event no later than five (5) business days prior to the expiration of the Bain Consortium’s offer period, which was announced by the Bain Consortium on March 8, 2023 to be extended. The recommendation will be based on a comprehensive assessment of the value and risks associated with each offer. In order to bring further transparency to the market, the Board’s statement will also include a description of the Board’s engagement with both parties since the Bain Consortium’s offer was announced on 3 November 2022. The Board continues to engage with both parties and remains focused on delivering the best possible outcome for all Caverion’s shareholders. Distribution: Nasdaq Helsinki, key media, www.caverion.com About Caverion Caverion is a public limited liability company incorporated under the laws of Finland with its shares listed on the official list of Nasdaq Helsinki. Caverion is a Northern & Central European-based expert for smart and sustainable built environments, enabling performance and people's well-being. Caverion offers expert guidance during the entire life cycle of buildings, infrastructure or industrial sites and processes: from design & build to projects, technical and industrial maintenance, facility management as well as advisory services. At the end of December 2022, there were almost 14,500 professionals serving customers at the service of Caverion Group in 10 countries. IMPORTANT INFORMATION THIS STOCK EXCHANGE RELEASE MAY NOT BE RELEASED OR OTHERWISE DISTRIBUTED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. THIS STOCK EXCHANGE RELEASE IS NOT A TENDER OFFER DOCUMENT OR A SUPPLEMENT DOCUMENT TO TENDER OFFER DOCUMENT AND AS SUCH DOES NOT CONSTITUTE AN OFFER OR INVITATION TO MAKE A SALES OFFER. IN PARTICULAR, THIS STOCK EXCHANGE RELEASE IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN, AND IS NOT AN EXTENSION OF THE TENDER OFFER, IN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. INVESTORS SHALL ACCEPT THE TENDER OFFER FOR THE SHARES ONLY ON THE BASIS OF THE INFORMATION PROVIDED IN THE TENDER OFFER DOCUMENT AND THE POSSIBLE SUPPLEMENT DOCUMENTS TO THE TENDER OFFER DOCUMENT. OFFERS WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND. THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT, THE SUPPLEMENT DOCUMENT AND RELATED ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAWS OR REGULATIONS. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE POSTAL SERVICE OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX, TELEPHONE OR THE INTERNET) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. THE TENDER OFFER CANNOT BE ACCEPTED, DIRECTLY OR INDIRECTLY, BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA AND ANY PURPORTED ACCEPTANCE OF THE TENDER OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID. THIS STOCK EXCHANGE RELEASE HAS BEEN PREPARED IN COMPLIANCE WITH FINNISH LAW, THE RULES OF NASDAQ HELSINKI LTD AND THE HELSINKI TAKEOVER CODE AND THE INFORMATION DISCLOSED MAY NOT BE THE SAME AS THAT WHICH WOULD HAVE BEEN DISCLOSED IF THIS STOCK EXCHANGE RELEASE HAD BEEN PREPARED IN ACCORDANCE WITH THE LAWS OF JURISDICTIONS OUTSIDE OF FINLAND. P-3

Information for shareholders of Caverion in the United States Shareholders of Caverion in the United States are advised that the Shares are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder. The tender offer is made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The tender offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act for a Tier I tender offer (the “Tier I Exemption”) and Rule 802 (the “802 Exemption”) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the tender offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in this stock exchange release has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The tender offer is made to Caverion’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including this stock exchange release, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion’s other shareholders. As permitted under the Tier I Exemption, the settlement of the tender offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The tender offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption and the 802 Exemption. Tothe extent the tender offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that (whether paid initially in cash or upon redemption of any alternative consideration instruments) the offer price for the tender offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate. To the extent permissible under applicable law or regulations, the offeror and its affiliates or its brokers and its brokers’ affiliates (acting as agents for the offeror or its affiliates, as applicable) may from time to time after the date of this stock exchange release and during the pendency of the tender offer, and other than pursuant to the tender offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Tothe extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the tender offer (including the offer of the alternative consideration instruments), passed upon the merits or fairness of the tender offer (including the offer of the alternative consideration instruments), or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the tender offer (including in relation to the alternative consideration instruments). Any representation to the contrary is a criminal offence in the United States. THE ALTERNATIVE CONSIDERATION INSTRUMENTS HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND THE ALTERNATIVE CONSIDERATION INSTRUMENTS CONSTITUTE “RESTRICTED SECURITIES” PURSUANT TO THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD WITH UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS. The receipt of cash pursuant to the tender offer by a U.S. shareholder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and P-4 other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the tender offer. It may be difficult for Caverion’s shareholders and the holders of the alternative consideration instruments to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the offeror and Caverion are located in a non-U.S. jurisdiction and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders and the holders of the alternative consideration instruments may not be able to sue the offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the offeror and Caverion and their respective affiliates to subject themselves to a U.S. court’s judgment. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. Disclaimer Bank of America Europe DAC, Stockholm branch, a subsidiary of Bank of America Corporation, is acting exclusively for Caverion and no one else in connection with the tender offer and the matters set out in this stock exchange release, and will not be responsible to anyone other than Caverion for providing the protections afforded to its clients or for providing advice in relation to the tender offer or any matter or arrangement referred to in this stock exchange release. Investor and Media enquiries: Milena Hæggström, Head of Investor Relations and External Communications, Caverion, tel. +358 40 5581 328, milena.haeggstrom@caverion.com Caverion is an expert for smart and sustainable built environments, enabling performance and people’s well-being. Customers can trust our expertise during the entire life cycle of their buildings, infrastructure or industrial sites and processes: from installation and maintenance of base and smart technologies, to managed services as well as advisory and engineering services and digital solutions. Our customers are supported by almost 14,500 Caverion professionals in 10 countries in Northern and Central Europe. Our revenue in 2022 was over EUR 2.3 billion. Caverion’s shares are listed on Nasdaq Helsinki. www.caverion.com @CaverionGroup #BuildingPerformance #Energywise #Caverion P-5

Q-1 APPENDIX Q – CAVERION’S BOARD OF DIRECTORS’ REPORT, AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND THE AUDITOR’S REPORT FOR THE FINANCIAL YEAR 2022

Q-2

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 12 Caverion Annual Review 2022 Board of Directors’ Report January 1 –December 31, 2022 Operating environment in 2022 The economic uncertainty increased during 2022 due to the geopolitical tensions related to the Ukraine conflict, resulting in subsequent energy crisis, mounting inflation, rising interest rates and lowered economic growth prospects. Inflation accelerated during the year and the cost inflation related to material prices, including fuel costs, continued to impact also the building technology market. There have also been supply shortages and delays in some areas. Caverion has proactively taken various measures to optimise the supply chain and to manage pricing. Economic sentiment weakened in the EU during 2022 along with lower economic growth prospects. Also the corona pandemic still continued to have some impact on the operating environment through sick leaves. More information on the operating environment of the business units has been presented in the Financial Statements Release published on 9 February 2023. Market position Caverion has a strong market position and is ranked among the top-5 players in the building solutions market in most of its operating countries measured by revenue. The market is overall still very fragmented in countries where Caverion operates. Caverion is the largest company in its market in Finland and among the two or three largest companies in Austria and Norway and the fourth largest company in Sweden in its market. In Germany and Denmark, the company is among the top-10 players in the market. Additionally, Caverion is one of the leading industrial solutions companies in Finland. The largest industrial client segments are the forest and bioproducts industry and the energy sector. (Source of market sizes: the company’s estimate based on public information from third parties and management calculation). Caverion’s year 2022 Caverion’s year 2022 was marked by a clear profitability uplift as a result of the determined performance improvement actions made during the past years. Caverion achieved a record-high EBITA during its nearly ten-year history as a publicly listed company, amounting to EUR 86.1 (59.4) million in 2022. The performance improvement was supported by the overall revenue growth mainly in Services. In addition, consistent efforts in improving project risk management have gradually resulted in healthier and more profitable project portfolio. This demonstrates Caverion’s strong capability to deliver sustainable, profitable growth in line with its strategy that was updated during the year. For the full year, Caverion’s revenue increased by 9.9 percent to EUR 2,352.1 (2,139.5) million. Organic growth was 8.6 percent. Revenue increased in all divisions as a result of increased underlying activity and partly indirectly due to inflation impact. The Group’s Services business revenue increased by 12.0 percent and amounted to EUR 1,570.1 (1,402.4) million. The Projects business revenue increased by 6.1 percent to EUR 782.0 (737.1) million. Order backlog amounted to EUR 1,943.3 (1,863.8) million at the end of December, 4.3 percent higher compared to the previous year. The solid order backlog is expected to support revenue growth also going forward. During the year, Caverion also completed 12 acquisitions and continues to actively screen for suitable acquisitions. More information about these transactions can be read under Group’s 2022 financial statement note 4.1 “Acquisitions and disposals”. Caverion published its guidance for 2022 on 10 February 2022, according to which the Group’s revenue (2021: EUR 2,139.5 million) and adjusted EBITA (2021: EUR 87.7 million) were estimated to grow compared to 2021. The guidance remained valid up until the publication of the Financial Statement Release on 9 February 2023. The Group’s revenue amounted to EUR 2,352.1 (2,139.5) million and the adjusted EBITA to EUR 105.8 (87.7) million, or 4.5 percent of revenue. Caverion’s operating cash flow before financial and tax items amounted to EUR 144.3 (103.8) million in 2022 and cash conversion (LTM) was 100.6 (91.2) percent. The Group’s working capital at the end of 2022 was EUR -141.4 (-144.7) million. Caverion had a high amount of undrawn credit facilities at the end of the year. The Group’s gearing was 89.1 (69.8) percent and the equity ratio 19.8 (19.0) percent at the end of December. Interest-bearing net debt amounted to EUR 200.9 (140.7) million at the end of December and the net debt/adjusted EBITDA ratio was 1.2x (1.0x). Information on potential risk factors is given under “Short-term risks and uncertainties”. A consortium of investors led by Bain Capital in the name of North Holdings 3 Oy announced on 3 November 2022 a public tender offer to the shareholders of Caverion. The Board of Directors of Caverion, represented by a quorum comprising the non-conflicted members of the Board of Directors, decided unanimously to recommend that the shareholders of Caverion accept the tender offer. More information can be found under “Public tender offer for the shares in Caverion Corporation”, “Events after the review period“ and in stock exchange releases. Q-3

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 13 Caverion Annual Review 2022 Group strategy and financial targets Caverion’s previous Fit for Growth strategy and the financial targets remained valid until 9 May 2022, when Caverion launched its updated Sustainable Growth strategy and the updated financial targets until the end of 2025. The strategy will deliver on Caverion’s purpose of enabling performance and people’s wellbeing in smart and sustainable built environments. The updated strategy is based on a clear differentiation and focuses on sustainable revenue growth, profitability improvement and investments to support building performance. The four strategic themes continue to be the focus on people, sustainability and digitalisation leading to an outstanding customer experience. Caverion builds on several sources of growth, both organic and inorganic. The company aims to grow throughout its businesses and divisions with focus on evolving its business mix towards Solutions business at the higher end of the value chain, including Advisory, Engineering and Digital solutions, Managed Services as well as installation and maintenance in Smart disciplines. In base disciplines, Caverion aims to grow with focus on Technical Maintenance, while continuing its selectivity approach in Technical Installation projects. Potential acquisitions are mostly bolt-ons focused on complementary capabilities required to support customers better locally, and also platform acquisitions in existing geographical markets. Caverion is progressing well in intensifying focus on the commercial agenda with further strengthening of the organisation and strategic focus to customers as well as cross-border collaboration. The scaling up of the Strategic Growth Accounts Program has resulted into winning some significant international contracts. Supporting customers on their digitalisation journey while improving efficiency and long-term sustainable outcomes, provides great opportunities for Caverion. The company’s digital solutions such as Caverion SmartView, Remote Services and building automation solutions differentiate Caverion from its competitors already today and will also be important elements in future growth. Caverion has also invested in building expertise in selected Smart disciplines such as Building Automation and Analytics, Refrigeration and Clean Heat as well as Security. These solutions require regular maintenance and provide further opportunities for value-adding services, which links to Caverion’s core competence of supporting customers throughout the lifecycle of their built environments. This is delivered by Caverion’s almost 14,500 highly skilled employees. Climate change continues to be the biggest threat our earth is facing. Especially urban environments are a major source of carbon emissions, and solutions to change the trajectory are urgent. Caverion is contributing to a carbon-neutral society through its energy-efficient and sustainable solutions. There is an increased interest for services supporting sustainability, such as energy management. For Caverion, this provides a significant opportunity to modernise buildings and to improve energy-efficiency together with its customers. In 2023, Caverion will report for the first time its EU taxonomy alignment levels for 2022, which, together with the sustainability targets, KPIs and actions, are described in more detail under “Disclosure regarding non-financial information”. Financial targets Sustainably strong cash conversion, adjusted EBITA margin as well as organic and M&A revenue growth are the Group’s most important financial targets in the Sustainable Growth strategy, supported by a moderate debt leverage level. The focus is on revenue growth and profitability improvement. Organic growth is supported by bolt-on acquisitions in selected growth areas and complementary capabilities. Caverion aims to reach its profitability target through operating and financial leverage as well as improving scalability and efficiency. Productivity is also improved by sharing common expertise across the company. Furthermore, higher profitability is expected from M&A activities. The following table presents the updated financial targets and the progress in them in 2022. Financial targets (until the end of 2025) Progress in 2022 Cash conversion (LTM) = Operating cash flow before financial and tax items / EBITDA > 100% - Cash conversion 100.6 (91.2)% in 2022 - Operating cash flow EUR 144.3 (103.8) million in 2022 Profitability: Adjusted EBITA > 5.5% of revenue - Adjusted EBITA amounted to EUR 105.8 million or 4.5 (4.1) % of revenue in 2022 Growth over the strategy period: - Organic revenue growth: 3−4% p.a. - M&A revenue growth: 2−3% p.a. - Organic revenue growth 8.6% in 2022 - M&A revenue growth 2.2% in 2022 Debt leverage: Net debt/LTM Adjusted EBITDA < 2.5x - At the level of 1.2x (1.0x) as per 12/2022 Dividend policy: Distribute at least 50% of the result for the year after taxes, however, taking leverage level into account. Dividend distribution: The Board of Directors proposes to the Annual General Meeting to be held on 27 March 2023 that a dividend of EUR 0.20 per share will be paid for the year 2022. Q-4

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT

Group financial development 2022

The key figures have been presented in more detail in the Consolidated Financial Statements. Unless otherwise noted, the figures in brackets refer to the corresponding period in the previous year.

Order backlog

Despite the challenges posed by the operating environment, order backlog at the end of December increased by 4.3 percent to EUR 1,943.3 million from the end of December in the previous year (EUR 1,863.8 million). Around 63 percent of the order backlog is estimated to be realised as revenue during 2023. At comparable exchange rates the order backlog increased by 6.3 percent from the end of December in the previous year. Order backlog increased by 8.2 (14.1) percent in Services and decreased by 0.6 (+18.0) percent in Projects from the end of December in the previous year.

Revenue

Revenue for January–December was EUR 2,352.1 (2,139.5) million. Revenue increased by 9.9 percent compared to the previous year. At the previous year's exchange rates, revenue was EUR 2,371.9 million and increased by 10.9 percent compared to the previous year. Organic growth was 8.6 percent. Revenue increased by 2.2 (-0.2) percent as a result of acquisitions and divestments.

Revenue was negatively impacted by fluctuations in currency exchange rates of EUR 19.8 million, equalling a decrease of 0.9 percent. Changes in Swedish krona had a negative effect of EUR 21.7 million and Norwegian krone had a positive effect of EUR 2.2 million.

Revenue increased in all divisions as a result of increased underlying activity and partly indirectly due to inflation impact.

The revenue of the Services business unit increased and was EUR 1,570.1 (1,402.4) million in January–December, an increase of 12.0 percent, or 12.9 percent in local currencies. The revenue of the Projects business unit was EUR 782.0 (737.1) million in January–December, an increase of 6.1 percent, or 7.0 percent in local currencies. Caverion continued a selective approach in the Projects business.

The share of Services revenue developed in line with the strategy. The Services business unit accounted for 66.8 (65.5) percent of Group revenue, and the Projects business unit for 33.2 (34.5) percent of Group revenue in January–December.

Distribution of revenue by Division and Business Unit

Revenue, EUR million	1-12/2022	%	1-12/2021	%	Change
Sweden	455.0	19.3	424.4	19.8	7.2%
Finland	431.9	18.4	403.9	18.9	6.9%
Germany	406.0	17.3	374,1	17.5	8.5%
Norway	368.5	15.7	352.5	16.5	4.5%
Industry	285.5	12.1	256.8	12.0	11.2%
Austria	237.0	10.1	188.7	8.8	25.6%
Denmark	122.1	5.2	80.0	3.7	52.6%
Other countries*	46.0	2.0	59.0	2.8	-22.0%
Group, total	**2,352.1**	**100.0**	**2,139.5**	**100.0**	**9.9%**
Services	1,570.1	66.8	1,402.4	65.5	12.0%
Projects	782.0	33.2	737.1	34.5	6.1%

** Other countries include the Baltic countries and Russia. Caverion divested its Russian subsidiary in December 2021, which explains the year-on-year decline in revenue. Baltic countries revenue increased slightly in 2022 compared to last year.*

Organic growth

Revenue change	Change	Change in comparable rates *	Organic growth **	Currency impact	Acquisitions and divestments impact
Services	12.0%	12.9%	9.5%	-1.0%	3.4%
Projects	6.1%	7.0%	6.8%	-0.9%	0.1%
Group, total	**9.9%**	**10.9%**	**8.6%**	**-0.9%**	**2.2%**

** Revenue change in local currencies*

*** Revenue change in local currencies, excluding acquisitions and divestments*

14 Caverion Annual Review 2022

Q-5

IN BRIEF BOARD OF DIRECTORS' REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR'S REPORT

Profitability

Adjusted EBITA, EBITA and operating profit

Adjusted EBITA for January–December increased to EUR 105.8 (87.7) million, or 4.5 (4.1) percent of revenue and EBITA to EUR 86.1 (59.4) million, or 3.7 (2.8) percent of revenue.

Profitability improved during the period despite the cost inflation and higher sick leave levels. Both Services and Projects improved their profitability. Caverion has managed to cover material cost increases in pricing and improve efficiency.

Divisions Austria, Finland, Industry and Norway progressed well. Division Denmark continued the positive performance improvement.

The operating profit (EBIT) for January–December was EUR 69.9 (43.5) million, or 3.0 (2.0) percent of revenue.

Costs related to materials and supplies increased to EUR 615.4 (523.9) million and external services increased to EUR 446.0 (398.4) million in January–December. Personnel expenses increased to a total of EUR 923.6 (889.9) million for January–December. Other operating expenses increased to EUR 226.1 (216.3) million. Other operating income amounted to EUR 2.3 (2.8) million.

Depreciation, amortisation and impairment amounted to EUR 73.5 (70.3) million in January–December. Of these EUR 57.2 (54.3) million were depreciations on tangible assets and EUR 16.2 (15.9) million amortisations on intangible assets. Of the depreciations, the majority related to right-of-use assets in accordance with IFRS 16 amounting to EUR 51.0 (48.3) million and EUR 6.2 (6.0) million related to machinery and equipment and other tangible assets. The amortisations were related to allocated intangibles on acquisitions amounting to EUR 5.9 (3.9) million as well as IT and developed solutions amounting to EUR 10.3 (12.1) million.

There was a EUR 4.0 million write-down from the last separately identified major risk project. The company no longer expects to report items in this category under items affecting comparability going forward.

The Group's restructuring costs amounted to EUR 1.1 million. There were restructuring costs related to changes in the Group Management Board and Division Norway. Other items totalled EUR 9.2 million. Caverion settled certain civil claims related to its old cartel case in Germany, totalling EUR 6.7 million. Other items includes also EUR 2.5 million of advisory costs and personnel bonuses related to the ongoing public tender offers. Transaction costs related to acquisitions and divestments totalled EUR 5.4 million in January–December.

EBITA is defined as Operating profit + amortisation and impairment on intangible assets. Adjusted EBITA = EBITA before items affecting comparability (IAC). Items affecting comparability (IAC) in 2022 are material items or transactions, which are relevant for understanding the financial performance of Caverion when comparing the profit of the current period with that of the previous periods. These items can include (1) capital gains and/or losses and transaction costs related to divestments and acquisitions; (2) write-downs, expenses and/or income from separately identified major risk projects; (3) restructuring expenses and (4) other items that according to Caverion management's assessment are not related to normal business operations. In 2021 and 2022, major risk projects include only one old risk project in Germany reported under category (2). In 2021 and 2022, provisions and legal and other costs for civil claims related to the German anti-trust matter were reported under category (4). Category (4) includes also advisory costs and personnel bonuses related to the ongoing public tender offer and in 2021, previously capitalised expenses that were booked as operative expenses due to a change in the accounting principle of implementation costs in cloud computing arrangements.

Adjusted EBITA and items affecting comparability (IAC)

EUR million	1–12/22	1–12/21
EBITA	86.1	59.4
EBITA margin, %	3.7	2.8
Items affecting comparability (IAC)		
- Capital gains and/or losses and transaction costs related to divestments and acquisitions	5.4	10.7
- Write-downs, expenses and income from major risk projects*	4.0	4.0
- Restructuring costs	1.1	2.9
- Other items**	9.2	10.6
Adjusted EBITA	105.8	87.7
Adjusted EBITA margin, %	4.5	4.1

** Major risk projects include only one old risk project in Germany during 2021 and 2022.*

*** In 2021 and 2022, provisions and legal and other costs for civil claims related to the German anti-trust matter. 2022 includes also EUR 2.5 million of advisory costs and personnel bonuses related to the ongoing public tender offer. In 2021 EUR 1.4 million previously capitalised expenses were booked as operative expenses due to change in accounting principle of implementation costs in cloud computing arrangements.*

Adjusted EBITDA is affected by the same adjustments as adjusted EBITA, except for restructuring costs, which do not include depreciation and impairment relating to restructurings.

Result before taxes, result for the period and earnings per share

Result before taxes amounted to EUR 60.9 (34.9) million, result for the period to EUR 46.2 (25.1) million, and earnings per share to EUR 0.32 (0.17) in January–December. Net financing expenses in January–December were EUR 9.0 (8.6) million. This includes an interest cost on lease liabilities amounting to EUR 4.1 (3.8) million. In January-March 2022, net finance expenses included one-off exchange settlement cost related to bond refinancing amounting to EUR 1.2 million.

The Group's effective tax rate was 24.1 (28.2) percent in January–December 2022. Income taxes in the income statement amounted to EUR 14.7 (9.8) million January–December 2022.

15 Caverion Annual Review 2022

Q-6

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 16 Caverion Annual Review 2022 Capital expenditure, acquisitions and disposals Gross capital expenditure on non-current assets (excluding capital expenditure on leased assets), including acquisitions, totalled EUR 112.8 (26.0) million in January–December, representing 4.8 (1.2) percent of revenue. Investments in information technology totalled EUR 8.5 (8.0) million representing 0.4 (0.4) percent of revenue. IT investments continued to be focused on building a harmonised IT infrastructure and common platforms, with migration to the cloud. Caverion SmartView and mobile tools were also further developed. Acquisitions were EUR 98.8 (13.8) million and other investments amounted to EUR 5.5 (4.2). The investments in acquisitions were the largest in the history of Caverion as a listed company in line with the company’s Sustainable Growth Strategy. Information on acquisitions and disposals during 2022 is presented in the Group’s 2022 financial statement note 4.1 “Acquisitions and disposals”. Research and development The Group’s expenditure related to research and development activities related to product and service development amounted to approximately EUR 5.2 (4.9) million in 2022, representing 0.2 (0.2) percent of revenue. Of the total amount EUR 2.7 (2.5) million was recognised as an expense in the income statement and EUR 2.5 (2.4) million of the development expenses was capitalised. Investments in research and development amounted to 3.6 million in 2020, representing 0.2 percent of revenue. Of the total amount EUR 1.8 million was recognised as an expense in the income statement and EUR 1.8 million of the development expenses was capitalised in 2020. Cash flow, working capital and financing The Group’s operating cash flow before financial and tax items improved to EUR 144.3 (103.8) million in January–December and cash conversion (LTM) was 100.6 (91.2) percent. The cash flow was negatively impacted by the payment of EUR 8.8 million for civil claims relating to the German anti-trust matter. The respective cost was recognised in 2021 and reported in items affecting comparability in 2021. The Group’s free cash flow amounted to EUR 32.9 (67.2) million. Cash flow after investments was EUR 23.4 (58.2) million. The Group’s working capital was EUR -141.4 (-144.7) million at the end of December. The amount of trade and POC receivables increased to EUR 611.2 (541.9) million and other current receivables decreased to EUR 31.6 (33.8) million. On the liabilities side, advances received increased to EUR 286.2 (261.3) million, other current liabilities increased to EUR 293.3 (278.3) million and trade and POC payables increased to EUR 227.1 (197.7) million. Caverion’s cash and cash equivalents amounted to EUR 81.2 (130.9) million at the end of December. In addition, Caverion had undrawn revolving credit facilities amounting to EUR 100.0 million and undrawn overdraft facilities amounting to EUR 19.7 million. The Group’s gross interest-bearing loans and borrowings excluding lease liabilities amounted to EUR 144.6 (135.9) million at the end of December, and the average effective interest rate was 3.0 (2.6) percent. Approximately 39 percent of the loans have been raised from banks and other financial institutions and approximately 61 percent from capital markets. Lease liabilities amounted to EUR 137.5 (135.7) million at the end of December 2022, resulting to total gross interest-bearing liabilities of EUR 282.0 (271.6) million. The Group’s interest-bearing net debt excluding lease liabilities amounted to EUR 63.4 (5.0) million at the end of December and including lease liabilities to EUR 200.9 (140.7) million. The net debt was impacted by investments in the acquisitions with a negative cash flow effect of EUR 85.3 million in January-December 2022 and dividend payment of EUR 23.2 million. At the end of December, the Group’s gearing was 89.1 (69.8) percent and the equity ratio 19.8 (19.0) percent. Caverion has a balanced debt maturity profile, where most of the long-term debt matures in 2025 and in 2027. In February Caverion issued a senior unsecured bond of EUR 75 million with an issue price of 99.425 percent. The 5-year bond matures on 25 February 2027 and carries a fixed annual interest of 2.75 percent. Also, Caverion carried out a tender offer for the EUR 75 million bond maturing in March 2023 resulting to a EUR 71.5 million acceptance level. The new bond extends the maturity profile, lowers the interest expenses and supports Caverion’s strategy for sustainable profitable growth. On 15 May 2020 Caverion issued a EUR 35 million hybrid bond, an instrument subordinated to the company's other debt obligations and treated as equity in the IFRS financial statements. The hybrid bond does not confer to its holders the rights of a shareholder and does not dilute the holdings of the current shareholders. The coupon of the hybrid bond is 6.75 percent per annum until 15 May 2023. The hybrid bond does not have a maturity date but the issuer is entitled to redeem the hybrid for the first time on 15 May 2023, and subsequently, on each coupon interest payment date. If the hybrid bond is not redeemed on 15 May 2023, the coupon will be changed to 3-month EURIBOR added with a Re-offer Spread (706.8 bps) and a step-up of 500bps. Caverion’s external loans are subject to a financial covenant based on the ratio of the Group’s net debt to EBITDA according to the calculation principles confirmed with the lending parties. The financial covenant shall not exceed 3.5:1. Caverion is in compliance with the quarterly monitored financial covenant. Q-7

IN BRIEF BOARD OF DIRECTORS' REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR'S REPORT

Board of Directors, Auditors, President and CEO

Board of Directors

The Annual General Meeting was held on 28 March 2022. The Annual General Meeting elected a Chairman, a Vice Chairman and five ordinary members to the Board of Directors. Mats Paulsson was elected as the Chairman of the Board of Directors, Markus Ehrnrooth as the Vice Chairman and Jussi Aho, Joachim Hallengren, Thomas Hinnerskov, Kristina Jahn and Jasmin Soravia as members of the Board of Directors for a term of office expiring at the end of the Annual General Meeting 2023. The same members served in the Board of Directors also from the beginning of 2022 until the closing of the Annual General Meeting 2022.

The Vice Chairman of the Board, Markus Ehrnrooth is closely associated with two of the members of the consortium of investors led by Bain Capital ("Bain Consortium") that in the name of North Holdings 3 Oy announced on 3 November 2022 a public tender offer for all of the shares in Caverion Corporation. To avoid any actual or perceived conflicts of interests, Markus Ehrnrooth has not participated in and has refrained from all the work of the Board of Directors and its committees during the pendency of the discussions between the Bain Consortium and the company concerning the Bain Consortium tender offer, and during the pendency of the discussions between Triton Investment Management Limited ("Triton") and the company concerning the Triton tender offer announced in the name of Crayfish BidCo Oy on 10 January 2023.

More detailed information of Caverion's board members and their remuneration as well as board committees can be found in Corporate Governance Statement and Remuneration Report, which are published separately on Caverion's website www.caverion.com/Investors – Corporate Governance.

Auditors

The Annual General Meeting elected Authorised Public Accountants Ernst & Young Oy, auditing firm, to audit the company's governance and accounts in 2022. The auditor with the main responsibility is Antti Suominen, Authorised Public Accountant.

President and CEO

Caverion's Board of Directors nominates the President and CEO and decides on his/her remuneration and other terms of employment.

Caverion Corporation's President and CEO is Jacob Götzsche as of 9 August 2021.

Personnel

Personnel by division, end of period	12/22	12/21	Change
Finland	2,894	2,819	3%
Sweden	2,559	2,528	1%
Norway	2,344	2,331	1%
Germany	2,225	2,177	2%
Industry	1,850	2,243	-18%
Austria	1,023	903	13%
Denmark	759	528	44%
Other countries	666	609	9%
Group Services	170	160	6%
Group, total	**14,490**	**14,298**	**1%**

Information on the effect of acquisitions on Group personnel can be found in financial statement note 4.1 "Acquisitions and disposals".

Caverion Group employed 14,570 (14,831) people on average in January–December 2022. At the end of December, the Group employed 14,490 (14,298) people. Personnel expenses for January–December increased to EUR 923.6 (889.9) million.

Employee safety continued to be a high focus area also in 2022. Due to the corona situation, many extra actions have been taken to protect the employees, to organise the work in a way that it is safe to complete and to establish different supportive trainings, tools and communication methods. However, due to the corona pandemic, sick leave levels increased significantly compared to the previous year.

The Group's accident frequency rate at the end of December was 4.0 (4.0).

Changes in Caverion's Group Management

Deputy CEO Thomas Hietto, responsible for Services, Sustainability & Smart City Solutions, resigned as of 28 January 2022. Group Management Board member Kari Sundbäck, responsible for Strategy, Marketing & Communications and Supply Operations, assumed interim responsibility for Services as well as Sustainability & Smart City Solutions on top of his other responsibilities.

As Caverion announced on 10 February 2022, Kari Sundbäck initially took responsibility for Services business, smart technologies, advisory, engineering and digital solutions as well as for strategic and operations development. As of 1 August 2022 Sundbäck is responsible for Services business, smart technologies, advisory, engineering and digital solutions as well as for sustainability.

Reinhard Poglitsch was appointed as EVP, Head of Commercial, responsible for International customers and commercial development as of 14 March 2022. Poglitsch joined Caverion after a long

17 Caverion Annual Review 2022

Q-8

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 18 Caverion Annual Review 2022 career in ISS, a global provider of facility services. His most recent position was as Commercial Director, ISS Europe, during 2019−2021. He is also a Group Management Board member of Caverion. Mikko Kettunen was appointed as CFO of Caverion Group and a member of the Group Management Board of Caverion as of 22 August 2022. Kettunen’s latest position has been the CFO of the Finnish stock-listed composite solutions manufacturer Exel Composites Plc, where he has also acted earlier in a combined role as CFO and Business Unit Manager for Finland. Riitta Palomäki held the position of interim CFO in March−August 2022. The previous CFO Martti Ala-Härkönen had resigned to join another company and continued as CFO until 31 March 2022. Short-term risks and uncertainties There have been no material changes in Caverion’s significant short-term risks and uncertainties compared to those reported in the Interim Report Q3/2022. Those risks and uncertainties are still valid. Operating environment. The impacts of the corona pandemic and the consequent economic downturn on Caverion, and the actions taken by the company are summarised separately in this report. Caverion is exposed to different types of strategic, operational, political, market, customer, financial and other risks. Caverion estimates that the trade, health and political risks are increasing globally and have partly already materialised in form of the corona pandemic. The increasing cost base, including increasing material and energy prices, could have a material adverse effect on Caverion. Operational risks and uncertainties. Caverion's typical operational risks relate to its Services and Projects business. These include risks related to tendering (e.g. calculation and pricing), contractual terms and conditions, partnering, subcontractors and the supply chain, procurement and price of materials, long-term service commitments, guaranteed service levels, and availability of qualified personnel and project management. To manage these risks, risk assessment and review processes for both the sales and execution phase are in place, and appropriate risk reservations are being made. The Group’s Projects Business Unit and Services Business Unit are overseeing the overall risk of Projects and Services, respectively, and addressing the necessary actions to Divisions to mitigate and manage the risks. Given the risks materialised in the Projects business, the Group Projects Business Unit is dedicated to the overall improvement of project risk management, to steering the project portfolio and to improving project management capabilities. Despite clearly defined project management processes and project controls, it is possible that some risks which could lead to project write-downs, provisions, disputes and litigations may materialise and could have a negative impact on Caverion’s financial performance and position. Caverion made a large amount of project write-downs during the past strategy period. Systematic performance management continues to be part of the core project management processes in all divisions. In 2019 to, 2022, Caverion reported only one old major risk project from Germany in adjusted EBITA, the completion of which was delayed to the end of 2021. The project has been handed over to the customer in the end of 2021. In 2022, there were EUR 4.0 million write-downs from this last separately identified major risk project. The company no longer expects to report items in this category under items affecting comparability going forward. It is possible that further risks may emerge in regard to this old project or other projects. Receivables. According to Group policy, write-offs or provisions are booked on receivables when it is probable that no payment can be expected. Caverion Group follows a policy in valuing trade receivables and the bookings include estimates and critical judgements. The estimates are based on experience with write-offs realised in previous years, empirical knowledge of debt collection, customer-specific collaterals and analyses as well as the general economic situation of the review period. Caverion carries out risk assessments related to POC and trade receivables in its project portfolio on an ongoing basis. There are certain individual larger receivables where the company continues its actions to negotiate and collect the receivables. There is remaining risk in the identified receivables, and it cannot be ruled out that there is also risk associated with other receivables. The corona crisis has increased the general risk level related to the financial standing of customers and the collection of receivables. Disputes. Given the nature of Caverion’s business especially in Projects, Group companies are involved in disputes and legal proceedings in several projects. These disputes and legal proceedings typically concern claims made against Caverion for allegedly defective or delayed delivery. In some cases, the collection of receivables by Caverion may result in disputes and legal proceedings. There is a risk that the client presents counter claims in these proceedings. The outcome of claims, disputes and legal proceedings is difficult to predict. Write-downs and provisions are booked following the applicable accounting rules. Compliance. In June 2018, Caverion reached a settlement for its part with the German Federal Office (FCO) in a cartel case that had been investigated by the authority since 2014. The investigation concerned several companies providing technical building services in Germany. Caverion Deutschland GmbH (and its predecessors) was found to have participated in anti-competitive practices between 2005 and 2013. According to the FCO’s final decision issued on 3 July 2018, Caverion Deutschland GmbH was imposed a fine of EUR 40.8 million. In the end of March 2020, the FCO issued its final decision on the cartel case against the other building technology companies involved in the matter. There is a risk that civil claims may be presented against the involved companies, including Caverion Deutschland GmbH. It is not possible to evaluate the magnitude of the risk for Caverion at this time. Some civil claims were settled between the parties in the fourth quarter of 2021 and in 2022. Caverion will disclose any relevant information on the potential civil law claims as required under the applicable regulations. As part of Caverion’s co-operation with the authorities in the cartel matter, the company identified activities between 2009 and 2011 that were likely to fulfil the criteria of corruption or other criminal commitment in some of its client projects executed in that time. Caverion brought its findings to the attention of the authorities and supported them in investigating the case. In the end of June 2020, the public prosecutor's office in Munich informed Caverion that no further investigative measures are intended and that no formal fine proceedings against Caverion will be initiated related to those cases. There is a risk that civil claims may be presented against Caverion Deutschland GmbH. It is not Q-9

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 19 Caverion Annual Review 2022 possible to evaluate the magnitude of the risk for Caverion at this time. Caverion will disclose any relevant information on the potential civil law claims as required under the applicable regulations. Caverion has made significant efforts to promote compliance in order to avoid any infringements in the future. As part of the compliance programme all employees must complete an annual e-learning module and further training is given across the organisation. All new employees have to familiarise themselves with Caverion’s Code of Conduct and to take the e-learning. All employees are required to comply with Caverion’s Code of Conduct, which has a policy of zero tolerance on anti-competitive practices, corruption, bribery or any unlawful action. Financing. Caverion’s external loans are subject to a financial covenant based on the ratio of the Group’s net debt to EBITDA. Breaching this covenant would give the lending parties the right to declare the loans to be immediately due and payable. It is possible that Caverion may need amendments to its financial covenant in the future. The level of the financial covenant ratio is continuously monitored and evaluated against actual and forecasted EBITDA and net debt figures. The outbreak of the coronavirus pandemic has increased the general risk level related to the availability of financing as well as foreign exchange related risks. Financial guarantees. Caverion’s business typically involves granting financial guarantees to customers or other stakeholders, especially in large projects, e.g. for the security of advance payments received, performance of contractual obligations, and defects during the warranty period. Such guarantees are typically granted by financial intermediaries on behalf of Caverion. There is no assurance that the company would have continuous access to sufficient guarantees from financial intermediaries at competitive terms or at all, and the absence of such guarantees could have an adverse effect on Caverion’s business and financial situation. To manage this risk, Caverion’s target is to maintain several guarantee facilities in the countries where it operates. The outbreak of the coronavirus pandemic has increased the general risk level related to the availability of guarantee facilities. Information security. Reliability of the key IT systems and partnership is essential for Caverion's continuous operations. Prolonged disruption in the key systems could limit Caverion’s ability to conduct operations in a profitable and efficient manner. In addition, increasing sophistication of and frequency of unauthorised access and cyber threats pose a risk to Caverion's information assets. Data privacy related breaches may have a negative impact on Caverion's reputation. Over time Caverion has made significant investments in its IT systems, and there is a risk that the expected pay-back of these investments is not fully materialised. Goodwill. Goodwill recognised on Caverion’s balance sheet is not amortised, but it is tested annually for any impairment. The amount by which the carrying amount of goodwill exceeds the recoverable amount is recognised as an impairment loss through profit and loss. If negative changes take place in Caverion’s result and growth development, this may lead to an impairment of goodwill, which may have an unfavourable effect on Caverion’s result of operations and shareholders' equity. Financial risks have been described in more detail in the 2022 Financial Statements under Note 5.5 “Financial risk management”. Risks related to non-financial information have been described in more detail under “Disclosure regarding non-financial information”. Caverion’s risk management principles and the description of Caverion’s key risks are available on the Company’s website www.caverion.com/investors. Impact of corona pandemic on Caverion The corona pandemic continued to negatively impact Caverion’s business in 2022. While there was less impact on the demand, the level of sick leaves was particularly high in the Nordics and also higher than normally in Central Europe especially during the first half of the year 2022. During the second half of the year 2022, the effects of the pandemic started to normalise but it still had an impact on business. The business volume and the amount of new order intake are important determinants of Caverion’s performance. Despite the somewhat more optimistic outlook of the corona pandemic, a negative scenario whereby new waves of the corona pandemic or new pandemics would emerge cannot be ruled out. However, a large part of Caverion’s services is vital in keeping critical services for buildings, industries and infrastructure up-and-running at all times. Should the new waves of the corona pandemic or new pandemics emerge, Caverion’s business would be exposed to various risks. These include, for example, suspension or cancellation of existing contracts by customers, lack of demand for new services, absenteeism of employees and subcontractor staff, closures of work sites and other work premises by customers or authorities and defaults in customer payments. Impacts of the Ukraine crisis on Caverion’s business during 2022 Russia’s invasion of Ukraine at the end of February 2022 increased geopolitical tensions especially in Europe overnight. The war has created uncertainties weakening the growth prospects in several countries where Caverion operates. The duration of the Ukrainian conflict and its future effects on the industry, and Caverion in particular, remain uncertain, and the overall situation remains highly volatile. Caverion divested its Russian subsidiary at the end of 2021 and has no operations in Ukraine or Belarus. Therefore, the impact of the conflict on Caverion is currently indirect. Caverion has experienced increases in material prices and delays in the supply chain and in decision-making, however Caverion continued to manage them on a daily basis without having a significant impact on performance during 2022. Authorisations Repurchase and/or acceptance as pledge of own shares of the company The Annual General Meeting of Caverion Corporation, held on 28 March 2022, authorised the Board of Directors to decide on the repurchase and/or on the acceptance as pledge of the company’s own shares in accordance with the proposal by the Board of Directors. The total number of own Q-10

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 20 Caverion Annual Review 2022 shares to be repurchased and/or accepted as pledge shall not exceed 13,500,000 shares, which corresponds to approximately 9.7% of all the shares in the company. The company may use only unrestricted equity to repurchase own shares on the basis of the authorisation. Purchase of own shares may be made at a price formed in public trading on the date of the repurchase or otherwise at a price formed on the market. The Board of Directors resolves on the manner in which own shares will be repurchased and/or accepted as pledge. Repurchase of own shares may be made using, inter alia, derivatives. The repurchase and/or acceptance as pledge of own shares may be made otherwise than in proportion to the share ownership of the shareholders (directed repurchase or acceptance as pledge). The authorisation cancelled the authorisation given by the Annual General Meeting on 24 March 2021 to decide on the repurchase and/or acceptance as pledge of the company’s own shares. The authorisation is valid until 28 September 2023. The Board of Directors has not used the authorisation to decide on the repurchase of the company’s own shares during the period. As part of the implementation of the Matching Share Plan announced on 7 February 2018, the company has accepted as a pledge the shares acquired by those key employees who took a loan from the company. As a result, Caverion had 623,122 Caverion Corporation shares as a pledge at the end of the reporting period on 31 December 2022. Share issues The Annual General Meeting of Caverion Corporation, held on 28 March 2022, authorised the Board of Directors to decide on share issues in accordance with the proposal by the Board of Directors. The total number of shares to be issued under the authorisation may not exceed 13,500,000 shares, which corresponds to approximately 9.7% of all the shares in the company. The Board of Directors decides on all the conditions of the issuance of shares. The authorisation concerns both the issuance of new shares as well as the transfer of treasury shares. The issuance of shares may be carried out in deviation from the shareholders’ pre-emptive rights (directed issue). The authorisation can be used, e.g. in order to develop the company’s capital structure, to broaden the company’s ownership base, to be used as payment in corporate acquisitions or when the company acquires assets relating to its business and as part of the company’s incentive programs. The authorisation cancelled the authorisation given by the Annual General Meeting on 24 March 2021 to decide on the issuance of shares. The authorisation is valid until the end of the next Annual General Meeting, however no later than 30 June 2023. The Board of Directors has not used the current authorisation to decide on share issues during the period. The decision on the directed share issue without payment described under “Shares and share capital” was based on the previous authorisation. Information about shares in Caverion Corporation Updated lists of Caverion’s largest shareholders and ownership structure by sector as per December 31, 2022 are available on Caverion’s website at www.caverion.com/investors. The total combined holdings of the members of the Board of Directors, President and CEO and other members of the Group Management Board as per December 31, 2022 are presented in the notes to the financial statements. Public tender offer for the shares in Caverion Corporation A consortium of investors led by Bain Capital announced in the name of North Holdings 3 Oy on 3 November 2022 a public tender offer to the shareholders of Caverion. The Board of Directors of Caverion, represented by a quorum comprising the non-conflicted members of the Board of Directors, then unanimously decided to recommend that the shareholders of Caverion accept the tender offer. More information can be found in the stock exchange releases published on 3 November 2022 and 18 November 2022 as well as in the tender offer document published on 24 November 2022. More updated information related to the tender offer and a subsequent competing tender offer has also been presented under the section “Events after the review period”. Shares and share capital Caverion Corporation has a single series of shares, and each share entitles its holder to one vote at the general meeting of the company and to an equal dividend. The company’s shares have no nominal value. Caverion’s articles of association neither have any redemption or consent clauses nor any provisions regarding the procedure of changing the articles. The number of shares was 138,920,092 and the share capital was EUR 1,000,000 on 1 January 2022. Caverion held 2,502,467 treasury shares on 1 January 2022. At the end of the reporting period, the total number of shares in Caverion was 138,920,092. Caverion held 2,447,447 treasury shares on 31 December 2022, representing 1.76 percent of the total number of shares and voting rights. The number of shares outstanding was 136,472,645 at the end of December 2022. The Board of Directors of Caverion Corporation decided on a directed share issue without payment for Caverion’s Restricted Share Plan 2019–2021 reward payment, as described in stock exchange release published on 24 February 2022. In the directed share issue without payment, 55,020 Caverion Corporation shares held by the company were on 24 February 2022 conveyed to 22 key employees according to the terms and conditions of the plan. No new shares were issued in connection with the plan and therefore the plan had no diluting effect. The decision on the directed share issue without payment was based on the authorisation granted to the Board of Directors by the Annual General Meeting of Shareholders held on 24 March 2021. Prior to the directed share issue, Caverion held a total of 2,502,467 treasury shares, of which 2,447,447 treasury shares remained with the company after the conveyance. Information on the incentive plans is presented in the Consolidated Financial Statements for 2022 under Note 6.2 “Share-based payments”. Caverion Corporation does not have any stock option programmes in place. Trading in shares The closing price of Caverion's share was EUR 6.39 at the end of the year 2021. The closing rate on the last trading day of the review period on 31 December 2022 was EUR 6.93. The share price Q-11

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 21 Caverion Annual Review 2022 increased by 8 percent during January–December. The highest price of the share during the review period January–December was EUR 6.98, the lowest was EUR 4.09 and the average price was EUR 5.68. Share turnover on Nasdaq Helsinki in January–December amounted to 33.4 million shares. The value of share turnover was EUR 190.3 million (source: Nasdaq Helsinki). Caverion's shares are also traded in other marketplaces, such as Cboe and Turquoise. The market capitalisation of the Caverion Corporation at the end of the review period was EUR 945.8 million. Market capitalisation has been calculated excluding the 2,447,447 shares held by the company as per 31 December 2022. Outlook for 2023 Guidance for 2023 Guidance for 2022: In 2023, Caverion Group’s revenue (2022: EUR 2,352.1 million) and adjusted EBITA (2022: EUR 105.8 million) will grow compared to 2022. Market outlook for 2023 Caverion expects the underlying demand to be overall positive in Services during 2023. In Projects, Caverion expects the underlying business activity to remain stable in 2023. In Projects, however, the economic uncertainty may start to impact the demand environment negatively. The market instability resulting from the war in Ukraine and the high inflation are expected to dampen the willingness to invest in new construction. This scenario assumes a sufficient control of the corona pandemic impacts with no significant unforeseen setbacks in 2023 and no further escalation of the conflict in Ukraine. The digitalisation and sustainability megatrends are in many ways favourable to Caverion and they are believed to increase demand for Caverion’s offerings going forward. The increased energy efficiency requirements, and the increasing digitalisation, automation and technology requirements in the built environment remain strong, together with the urbanisation megatrend. Increasing awareness of sustainability is supported by both EU-driven regulations and national legislation setting higher targets and actions for energy efficiency and carbon-neutrality. The continued focus on energy efficiency and CO2 reduction activities and projects continues to support activity and business volume in Caverion’s operating environment. Events after the review period Crayfish BidCo Oy ("Crayfish BidCo"), a Finnish company controlled by Triton Fund V, announced on 10 January 2023 a voluntary public cash tender offer for all the shares in Caverion Corporation, pursuant to which Crayfish BidCo proposes to acquire all issued and outstanding shares in Caverion Corporation at an offer price of EUR 8.00 per share. This tender offer is subject to certain conditions, as described in the announcement by Crayfish BidCo attached to Caverion’s stock exchange release as per 10 January 2023. Caverion Corporation received on 12 January 2023 an announcement under Chapter 9, Section 5 of the Finnish Securities Markets Act, according to which the holding of Crayfish BidCo had exceeded the threshold of 5 per cent. According to the announcement, the direct holding of Crayfish BidCo in Caverion, and the indirect holding of Triton V LuxCo 87 SARL in Caverion, increased on 12 January 2023 to 13,647,263 shares, corresponding to 9.82 per cent of Caverion’s shares and voting rights. North Holdings 3 Oy (“North Holdings”) announced on 11 January 2023, that it will extend the offer period for its tender offer announced on 3 November 2022 until January 31, 2023, at 4:00 p.m. (Finnish time) as well as provided updated information of its financing and regulatory approvals. In addition, North Holdings commented on the competing offer announced by Crayfish BidCo on10 January 2023. On 13 January 2023, North Holdings also supplemented its tender offer document published on 24 November 2022 with this information and also confirmed that it had received the merger control clearance decision of the European Commission. Additional information has been presented in Caverion’s stock exchange releases and their attachments on 11 and 13 January 2023, respectively. The Board of Directors of Caverion announced on 13 January 2023 that it continues evaluating Triton’s tender offer and provided information on discussions with Triton. The Board said that it will present its view on the two offers, including a potential change in recommendation, latest on 24 January 2023. North Holdings announced on 24 January 2023 that it improves the consideration in its tender offer. Furthermore, North Holdings extended the offer period until 28 February 2023 and lowered the acceptance threshold from more than 90 percent to more than 66 2/3 percent of all shares. The shareholders of Caverion are given the possibility to choose either: (i) a debt instrument entitling to a fixed cash payment of EUR 8.50 per share in nine months from the completion of the tender offer, or (ii) an immediate cash consideration of EUR 8.00 per share upon completion of the tender offer. It was also announced on 24 January 2023 that the Board of Directors of Caverion maintained its recommendation for the tender offer by North Holdings based on the improved offer terms. Additional information has been presented in Caverion’s stock exchange releases on 24 January 2023. On 26 January 2023, North Holdings announced that it had received all necessary regulatory approvals for its voluntary recommended public tender offer for all the shares in Caverion Corporation. Q-12

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT

Disclosure regarding non-financial information

Driving sustainable impact

Caverion's purpose is to enable performance and people's well-being in smart and sustainable built environments. As built environments are a major source of carbon emissions today, Caverion drives sustainable impact by helping its customers save energy and decrease the carbon footprint of their buildings, infrastructure or industrial sites and processes. In addition, optimising the conditions in the buildings have a positive effect on the end-users and society as a whole. Caverion is committed to operating in a financially, environmentally and socially responsible way. This approach is integrated into the strategic decision-making and daily business.

Caverion's business model and strategy are described on pages 9-11 of the Annual Review 2022. More information on Caverion's approach to sustainability can be found in the Sustainability Report 2022 which is available at www.caverion.com.

Sustainability management and key principles

Sustainability is one of the key themes in Caverion's Sustainable Growth strategy. At Caverion, sustainability is managed through four focus areas. The company aims for continuous development by decreasing its carbon footprint, increasing its carbon handprint, caring for its people and ensuring sustainable operations throughout the value chain. Each of the four focus areas have KPIs and action plans until 2025.

Beyond the ongoing strategy period, Caverion aims to create a sustainable impact through its solutions by 2030 with a positive carbon handprint 10 times greater than its own carbon footprint (Scope 1-2). Caverion is also committed to the UN Global Compact and Sustainable Development Goals.



Assets

Valuation
- Market capitalisation EUR 946 m
- Interest-bearing net debt EUR 201 m

People and relationships
- Almost 14,500 employees
- Customers
- Partners
- Investors

Production resources
- Digital platforms
- 4,400 service vehicles
- Materials
- Natural resources incl. energy and fuel

Intangible resources
- Caverion brand
- Company culture and values
- Commercial and operational excellence

Business

Our purpose
We enable performance and people's wellbeing in smart and sustainable built environments.

Our strategy
Sustainable growth through clear differentiation

Buildings and infrastructure

Industry

Business areas
- Services
- Projects

Value created and impacts

Building Performance
- Excellent customer experience
- Revenue EUR 2,352 m

Environmental
- Carbon handprint >3 over footprint
- Own fleet fuel emissions 15 800 $tCO2$

Social
- Personnel expenses EUR 924 m
- LTIFR 4.0
- Employee training and development
- End-user wellbeing

Governance
- Taxes paid EUR 14 m
- Dividends paid EUR 23 m
- Expenses for materials and services EUR 1,061 m

22 Caverion Annual Review 2022

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IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 23 Caverion Annual Review 2022 The Board of Directors addresses sustainability-related matters through its Human Resources Committee and Audit Committee. The Group Management Board prepares the Group’s sustainability related strategic and annual planning, supervises the implementation of these plans as well as develops cooperation and common development within the Group regarding sustainability. The Group sustainability team leads the execution, development and reporting of the sustainability work in active collaboration with the divisions and functions such as human resources and procurement. Caverion has compiled Group-level policies, instructions and guidelines in a structured manner into Caverion Guidelines. Caverion’s Code of Conduct is the cornerstone of Caverion’s policies. It defines Caverion’s ethical principles and the way of conducting business and behaving with a focus on people, health and safety, business ethics and integrity as well as the environment. The Code of Conduct applies to everyone working for Caverion and every employee is expected to report if they suspect a breach. Any breaches of the Code of Conduct will result in actions being taken. A separate Supplier Code of Conduct is used with suppliers, subcontractors, and other business partners. In 2022, the sign-off rate for the Supplier Code of Conduct by major Caverion suppliers was 74%. As climate change continues to be the biggest threat planet is facing. Caverion is committed and contributing to a carbon-neutral society by reducing its own emissions and by promoting its energy-efficient and sustainable solutions. Environmental aspects Caverion’s most significant impact on the environment originates from its energy-efficient and sustainable solutions, which help customers to reduce their environmental impact. In addition, Caverion is contributing to a carbon-neutral society by reducing its own emissions. Caverion’s environmental focus areas include decreasing its carbon footprint and increasing the handprint. Caverion is committed to achieving a positive carbon handprint five times greater than its Scope 1–2 carbon footprint by 2025. This is supported by the company’s objectives to define and measure its total carbon footprint and have a defined carbon handprint for its offering. In order to reliably and transparently measure the total carbon footprint, Caverion announced its commitment to the Science Based Targets initiative (SBTi) at the beginning of 2022. By joining the SBTi, Caverion’s environmental sustainability targets will be validated against science-based criteria in the future, while taking into consideration the relevant Scope 1-3 emissions. Caverion’s environmental management systems are certified to the international standard ISO 14001. These certifications covered 90% of the company’s business in 2022. Caverion’s Supplier Code of Conduct sets out the minimum requirements for suppliers regarding their environmental impact. Carbon footprint A key component in Caverion’s carbon footprint is its service vehicle fleet that consisted of 4,400 service vans and cars in 2022. To mitigate service fleet emissions, the company is focusing on increasing its remote services, optimising routes and increasing the use of biofuels and electric vehicles. During 2022, Caverion accelerated the shift towards electric powered service vans. For new service van orders in cities, fully electric vehicles will be the default option and going forward this is expected to reduce the carbon footprint significantly. By 2025, Caverion aims to have more than 2,000 electric service vans in use. In 2022, the CO2 emissions of Caverion’s service fleet remained on the same level as the previous year, at 15,000 tCO2. The service vehicle fleet emissions continued to be more substantial than the emissions from Caverion’s facilities. 98% of the fuel used by the vehicle fleet was diesel, with an increasing number of biodiesels in use. Caverion’s operations are not extensively energy intensive. Scope 2 emissions derive mainly from Caverion’s leased office buildings. Caverion is committed to increasing the share of renewable energy use in its buildings and implementing everyday energy efficiency activities. These activities have already been deployed at many locations. In 2022, Caverion shifted to utilising 100% renewable energy in some of its operating countries. Caverion aims to be a forerunner in its industry in carbon footprint work. Caverion has screened all the Scope 3 emission categories already in 2021. Purchased goods and services and the use of sold products were identified as the biggest emission sources. Based on the current estimate, Scope 3 accounts for over 90% of the company’s carbon emissions. The aim is to externally communicate emissions for each Scope 3 category in the future. Caverion has also drawn up Group-level Scope 3 emission reduction plans. The key reduction areas include efficient waste and material management as well as the procurement of products and services. By working with its suppliers, Caverion ensures that the existing and new products it installs are fit for circularity. The company aims to calculate the environmental footprint of the key solutions and services provided to customers. A collaboration with key suppliers is planned to reduce the emissions and the waste generated by the products. Acknowledging the biggest Scope 3 emission sources, Caverion aims to further improve and mitigate the environmental impacts of its offering. Carbon handprint There is an increased market demand for services supporting sustainability, such as improved energy efficiency and better indoor climate. The awareness of sustainability is supported by both EU-driven regulations and national legislations setting higher targets and actions for energy efficiency and carbon-neutrality. With its solutions, Caverion can help its customers in reaching their sustainability targets. In 2022, Caverion’s carbon handprint was three times the size of its footprint. The main parts of Caverion’s carbon handprint accumulate from, for example, smart building automation, smart heating and cooling, EV charging, installations connecting solar panels, energy management, Energy Performance Contracting (EnPC), industrial solutions and advisory services. These solutions offer major CO2-saving potential for customers and society. Caverion has proactively strengthened its capabilities in energy efficiency enhancing services already before the ongoing energy crisis. During 2022, Caverion continued to support its customers in this area by providing solutions for short-term and long-term energy optimisation, including energy advisory, energy savings projects and remote monitoring. Q-14

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 24 Caverion Annual Review 2022 Energy Performance Contracting, energy management and EV charging stations are already saving three times the CO2 amount of Caverion’s own Scope 1–2 footprint annually. As Caverion adds more services with a positive handprint impact, the company will be well positioned for achieving a carbon handprint five times greater than its footprint (Scope 1-2) by 2025. EU Taxonomy As a provider of technical services and projects for buildings, infrastructure as well as industrial sites and processes, Caverion is part of the solution for a green, low-carbon transition. In 2022, 30.5 per cent of Caverion’s Group revenue was considered eligible with EU Taxonomy. Caverion’s taxonomy eligible revenue consists mainly of building technology and energy generation-related projects and services, which have a positive impact through carbon emissions reductions. Activities not considered eligible with EU Taxonomy accounted for 69.5 per cent of Group revenue in 2022, consisting of technical building services and industrial services outside the renewable energy sector. 1 per cent of Caverion revenue was aligned with EU Taxonomy. Caverion’s capital expenditure resulting from services or products associated with economic activities considered eligible with EU taxonomy amounted to 62 per cent and Operating Expenditure KPI 3 per cent, respectively. Assessment of eligibility with EU taxonomy Caverion has identified over 20 EU taxonomy activities in seven sectors of economic activity. The most significant sectors for Caverion include Construction & Real Estate and Energy, together representing over 65% of the total EU taxonomy eligible revenue. Eligibility assessment was done on division level and information consolidated at group level. Revenue figures are based on purchasing data and including work to the calculation. Capital expenditure and operating expenditure were determined and allocated from acquisitions, vehicles, IT services and buildings and structures. Assessment of alignment with EU taxonomy With taxonomy-aligned activities, Caverion focuses on activities 7.3 and 7.4. For these activities, Caverion has carried out the process of meeting alignment requirements. All alignment testing was made on Caverion Group level. Minimum safeguards requirements are met through due diligence and human rights assessment processes. Environmental impacts assessment was carried out to meet Do-No-Significant-Harm (DNSH) testing criteria. Temperature related chronic and acute hazards were identified to be the most significant climate-related environmental risks for Caverion business. Substantial contribution and to meet the 7.3 technical screening criteria Caverion conducted a screening on purchased materials and services to acknowledge the number of appliances rated in the highest two populated classes of energy efficiency. All Caverion eligible business in activity 7.4 meets the technical screening criteria. Caverion did not classify any activities under categories “Construction of new buildings (7.1)” and “Renovation of existing buildings (7.2)” as the company interprets these categories as belonging building construction and renovation activities rather than technical building system related installations and services. However, had this approach been adopted, Caverion would have been able to report a material additional share of its building technology revenue as taxonomy eligible. With regard to taxonomy activity category “Energy”, Caverion’s interpretation is that “Construction or operation of energy generation facilities” includes Caverion’s installation projects as well as preventive maintenance and other services that are crucial to the energy generation process (i.e. to keeping energy generation running) although the company does not engage in energy generation activities as such. Social and employee aspects People are at the core of Caverion’s business and customer interface. Therefore, one of the four strategic themes in the updated strategy launched in 2022 is people. Caverion aims to become the most attractive employer in its industry. According to Caverion’s people strategy, the company will be focusing on attracting and growing the right people, empowering Building Performance culture as well as leading people and performance with passion and care. The Building Performance culture and values – We deliver what we promise, We do it together and We explore and improve – form the foundation for our everyday work and all our activities. HR Policy, including Diversity Policy and Safety Guidelines, explain the approaches and rules around the social and employee aspects. Supplier Code of Conduct sets out the minimum requirements for suppliers regarding, for example, occupational health and safety. In 2022, Caverion continued to focus on developing its Building Performance culture to support its updated strategy, including the launch of the company’s updated values. A large number of employees in different countries contributed through workshops and questionnaires to make the values relevant for the Caverion people. Introducing values-based behaviours helped demonstrate to employees how the culture becomes visible in everyday life. Workshops and toolkits, including a virtual game, were utilised to support the implementation and communication of these behaviours. Caverion also worked on defining its Employee Value Proposition and will continue with related actions in 2023. Caverion Leader Forum gathers key executives once a year to discuss strategic topics. In 2022, this was complemented by two virtual Leader Forum sessions and the divisions’ own events in order to translate the strategy to local activities. During the year, Caverion continued the planned actions based on the previous year’s Spirit employee engagement survey and monitored the progress of these plans. Attention was especially paid to feedback culture, performance follow-up and skills development. The Spirit employee engagement survey is conducted every other year. Caverion provides continuous training and development opportunities to strengthen its business capabilities and enable professional growth. The competence development efforts in 2022 focused especially on service performance management, project management and sales capabilities. One of the key events was the launch of Caverion Sales Academy to provide systematic and modular sales training. Training employees on sustainability is one of Caverion’s targets and a company-wide sustainability eLearning was launched at the year-end. The highly appreciated mentoring programme continued in 2022. Q-15

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 25 Caverion Annual Review 2022 Diversity, equity and inclusion are high priorities for Caverion and these topics are an integral part of the Building Performance culture. During the year, the main focus was on increasing awareness. For example, a campaign raising awareness of harassment and discrimination was run in several countries. In addition, diversity and inclusion had a central role in the implementation of the company’s values during the year and it was one of the key themes in the annual Leader Forum. At the end of 2022, Caverion employed 14,490 (14,298) people in 10 countries. A total of 12 acquisitions were completed during the year, resulting in more than 560 new employees joining Caverion from the acquired companies. Caverion also offered apprenticeships to more than 700 young potentials across the company. In 2022, 11 % of the employees were female. Caverion’s Board of Directors represents 5 nationalities and 29 % of the members are female. From the Group Management Board members, 23 % are female and representing 6 nationalities. Work safety Work safety is the top priority for Caverion and the company follows a systematic and proactive approach in preventing accidents. Safety matters have developed favourably across the company year after year. The occupational health and safety management systems are externally certified according to international standard ISO 45001. These certifications covered 90% of Caverion’s business in 2022. Caverion is among the top performers in terms of safety in its industry. We believe that all personal injuries and work-related illness can be prevented, and the long-term target is to get as close to zero accidents as possible. Every Caverion employee has the right and responsibility to perform their work safely. The lost time injury frequency (LTIFR) rate was in 2022 4.0 which is same level as 2021. The safety result in 2022 stayed on low level. We strive for continuous improvement, and our safety performance is still on the right track. We have in 2022 started to roll out a health, safety and well-being culture program. This will be the core of our health, safety and well-being work for the years to come. For us it is important that our employees are safe, feel well, are motivated and enjoy their job – moreover we believe that a strong safety culture is good business. In 2022 a more systematic approach has been taken on learning and sharing best practise between the divisions. Numerous safety related improvements have been the fruit of that work and expect more to come. We recognise exemplary performance through the company-wide Golden Helmet awards were safety leadership plays a key role. Human rights In accordance with Caverion’s Code of Conduct, the company does not allow any kind of discrimination related to age, gender, nationality, social status, religion, physical or mental disability, political or other opinions, sexual orientation or any other factor. The Code of Conduct also provides active guidance towards improved equality and promotes gender equality and diversity. Human rights safeguarded by international conventions are respected. Caverion applies a zero-tolerance approach to discrimination, harassment or any unlawful act and does not permit any kind of bullying in the workplace. Caverion complies with the labour laws and regulations of its operating countries. Employees have freedom of association and, in 2022, 93 % of the employees were covered by collective bargaining agreements. Aspects related to human rights are included in the company-wide Code of Conduct eLearning. In 2022, the eLearning was rolled out to all employees with an excellent completion rate of 97%. The training is also part of the employee onboarding during the first weeks of employment. According to Caverion’s Supplier Code of Conduct, suppliers, subcontractors and other business partners shall respect human rights by following international conventions, in particular the United Nations’ Universal Declaration of Human Rights. They shall also comply with fundamental conventions as defined by the International Labour Organization and ensure that their own suppliers comply with requirements that meet or exceed the requirements laid down in Caverion’s Supplier Code of Conduct. Anti-corruption and bribery Caverion applies a zero-tolerance approach to corruption, bribery or any anti-competitive practices or unlawful acts. To prevent corruption and bribery, the company has several standard control processes as part of the sales and delivery of its services and projects. Checks and controls are conducted in tender preparation and procurement activities as well as in the delivery and execution phases. Among other things, these include monitoring, reviews, due diligence measures, approvals and the use of ethical reporting channels. Caverion has a compliance programme to ensure that all Caverion’s business is conducted legally, ethically and in a compliant manner. Caverion also has a Group-level Compliance unit and a network headed by the Compliance Officer. The compliance network aims to enhance a culture of integrity and responsibility all around the organisation. It builds leadership capabilities by rolling out the compliance programme locally, for example through training. Caverion also operates a Group Ethics & Compliance Committee consisting of the President and CEO, CFO, Group General Counsel, Head of HR and Safety and the Compliance Officer. The committee reviews the annual compliance plan and its progress, the compliance cases reported or otherwise identified and other Group-level ethics and compliance matters. Regarding its relationships with its suppliers, Caverion does everything in its power to reject bribery, corruption and white-collar crimes. Caverion does not tolerate any form of bribery or other illegal payments. Caverion supports open and fair competition in all its markets. The company complies with the applicable legislation regarding competition in every activity and avoids situations where there is a risk that regulations concerning competition could be violated. A mandatory eLearning on competition law has been rolled out for all such employees who work in positions in which knowledge of this topic is especially important, such as in management, sales and procurement. Q-16

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 26 Caverion Annual Review 2022 Non-financial risks Environmental risks and impacts of Caverion own direct operations are moderate due to the nature of the business. Caverion is not mainly manufacturing products but operates as an expert in services and projects. More significant climate and environmental risks are originating from the company’s wide value chain. The products installed and maintained by Caverion can have a potentially negative impact on the environment, for example through components, raw materials and chemicals used by the key suppliers. Caverion aims to collaborate with suppliers with a low environmental risk rate and has recently increased its supplier dialogue to mitigate the environmental impacts of its offering. The key risks related to social and employee aspects are linked to occupational safety and the availability of qualified personnel. These risks can be potentially further fuelled by the effects of the COVID-19 pandemic. The occupational safety risks are mitigated by continuously ensuring a proactive focus on the topic on different management levels and conducting various safety initiatives such as trainings, campaigns and reminders. The availability of key talent is essential for the company’s ability to conduct its operations. To manage this risk, Caverion pays particular attention to recruitment, onboarding, resource flexibility and enhancing its digital capabilities as well as to the development of its employer brand and company culture. Caverion primarily operates in developed, transparent markets. Potential human rights risks relate to the uncertainty or unawareness of how subcontractors conduct their daily business. The risks of a breach in the area of human rights are predominantly located further away in Caverion’s supply chain. Through Caverion’s ethical reporting channel, employees and suppliers can confidentially and anonymously report their observations of suspected misconduct. In addition, reports can be submitted via email. A separate Supplier Code of Conduct sets out the requirements for suppliers regarding the respect of human rights. To ensure a sustainable value chain, the company aims to increase its Supplier Code of Conduct sign-off rate. To manage the anti-corruption and bribery related risks, Caverion has made significant efforts to promote compliance in order to avoid any infringements. As part of the compliance programme, all employees must complete an annual e-learning module and further training is given across the organisation. All new employees must familiarise themselves with Caverion’s Code of Conduct and pass the mandatory e-learning. All employees are required to comply with Caverion’s Code of Conduct, which has a policy of zero tolerance on anti-competitive practices, corruption, bribery or any unlawful action. More information on compliance related risks and their management is presented in the Board of Directors’ Report in chapter “Short-term risks and uncertainties”. Caverion sustainability performance and KPIs For more information on Caverion sustainability KPIs and actions, please read the Sustainability Report 2022. Q-17

IN BRIEF BOARD OF DIRECTORS' REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR'S REPORT

Focus area	KPI	Definition of KPI	Actions	2020	2021	2022	Target 2025
Decreasing Caverion´s footprint	Total carbon footprint defined and measured	The material Scope 1-3 emission categories defined. All emissions from those material categories measured.	We continued improving Scope 1-2 measurements. Scope 3 categories defined and improved measurements on total Scope 3 emissions.	66%	80%	90%	100%
Increasing Caverion´s handprint	Five times carbon handprint over footprint (Scope 1-2)	Caverion offering´s carbon savings for customers and society in relation to Caverion own Scope 1-2 carbon emissions.	We expanded carbon emission for our positive handprint offering. Simultaneously aimed to decrease our own carbon footprint (Scope 1-2).	>1x	>2x	>3x	5X
Increasing Caverion´s handprint	Our offering has a defined carbon handprint	Caverion offering which has a relevant positive carbon handprint defined. All that offering is measured with its CO2 savings for customers and society.	We collaborated with key suppliers and engaged customers to development offering and handprint measurements.	-	20%	25%	100%
Caring for our people	Lost Time Injury Frequency Rate (LTIFR)	LTIFR refers to the amount or number of lost time injuries per 1,000,000 hours worked.	We invested in systematic safety work and strong proactive measures in safety.	4.2	4.0	4.0	<2
Caring for our people	Share of female employees	Share of female employees.	We created a plan for longer term activities, started building awareness and local specific actions.	11%	11%	11%	15%
Caring for our people	All employees trained in sustainability	Number of employees (excl. temporary, inactive, etc. employees) who have conducted Sustainability eLearning.	Our Sustainability eLearning was launched in 2022.	-	N/A *	30% **	100%
Ensuring sustainable value chain operations	Supplier Code of Conduct (SCoC) sign-off rate	Share of purchase volume of suppliers who have approved Caverion SCoC or who have a CoC/SCoC which Caverion has approved.	We followed up on each Caverion division to increase the sign-off rate of SCoC.	63%	66%	74%	>90%
Ensuring sustainable value chain operations	All tender requests include sustainability criteria	Sustainability criteria for tender requests defined. Include sustainability criteria in all the major tender requests.	We held sustainability discussions with chosen key suppliers during 2022.	-	-	-	100%

Changes of specifications for the KPI All employees trained in sustainability.

** Sustainability eLearning not yet available. Two other ESG related eLearnings conducted with performance rates of 86% (Safety eLearning) and 92% (Code of Conduct eLearning).*

*** Sustainability eLearning available since Q4/2022. During the year two other ESG related eLearnings conducted with performance rates of 97% (InfoSec eLearning) and 97% (Code of Conduct eLearning).*

27 Caverion Annual Review 2022

Q-18

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT

2022 proportion of turnover from products or services associated with Taxonomy-aligned economic activities

				Substantial contribution criteria						DNSH criteria ('Does Not Significantly Harm')										
Economic activities (1)	Code(s) (2)	Absolute turnover (3)	Proportion of turnover (4)	Climate change mitigation (5)	Climate change adaptation (6)	Water and marine resources (7)	Circular economy (8)	Pollution (9)	Biodiversity and ecosystems (10)	Climate change mitigation (11)	Climate change adaptation (12)	Water and marine resources (13)	Circular economy (14)	Pollution (15)	Biodiversity and ecosystems (16)	Minimum safeguards (17)	Taxonomy-aligned proportion of turnover, year N (18)	Taxonomy-aligned proportion of turnover, year N-1 (19)	Category (enabling activity or) (20)	Category '(transitional activity)' (21)
		MEUR	%	%	%	%	%	%	%	Y/N	Y/N	Y/N	Y/N	Y/N	Y/N	Y/N	%	%	E	T
A. TAXONOMY-ELIGIBLE ACTIVITIES																				
A.1. Environmentally sustainable activities (Taxonomy aligned)																				
Installation, maintenance and repair of energy efficiency equipment	7.3	4.1	0.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	n/a	Y	n/a	n/a	Y	n/a	Y	0.2%	n/a	E	n/a
Installation, maintenance and repair of charging stations for electric vehicles in buildings (and parking spaces attached to buildings)	7.4	16.2	0.7%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	n/a	Y	n/a	n/a	n/a	n/a	Y	0.7%	n/a	E	n/a
Turnover of environmentally sustainable activities (Taxonomy-aligned) (A.1)		**20.3**	**0.9%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	n/a	Y	n/a	n/a	Y	n/a	Y	0.9%	n/a	E	n/a
A.2 Taxonomy-Eligible but not environmentally sustainable activities (not Taxonomy-aligned activities)																				
Installation, maintenance and repair of energy-efficiency equipment	7.3	400.8	17.0%																	
Installation, maintenance and repair of charging stations for electric vehicles in buildings (and parking spaces attached to buildings)	7.4	0.0	0.0%																	
Installation, maintenance and repair of instruments and devices for measuring, regulation and controlling energy performance of buildings	7.5	60.9	2.6%																	
Installation, maintenance and repair of renewable energy technologies	7.6	1.3	0.1%																	
Manufacture of energy efficiency equipment for buildings	3.5	0.0	0.0%																	
Electricity generation using solar photovoltaic technology	4.1	6.4	0.3%																	
Electricity generation from hydropower	4.5	0.0	0.0%																	
Electricity generation from renewable non-fossil gaseous and liquid fuels	4.7	0.1	0.0%																	
Transmission and distribution of electricity	4.9	39.0	1.7%																	
District heating/cooling distribution	4.15	15.2	0.6%																	
Installation and operation of electric heat pumps	4.16	20.0	0.9%																	
Cogeneration of heat/cool and power from solar energy	4.17	5.9	0.3%																	

28 Caverion Annual Review 2022

Q-19

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT

				Substantial contribution criteria						DNSH criteria ('Does Not Significantly Harm')										
Economic activities (1)	Code(s) (2)	Absolute turnover (3)	Proportion of turnover (4)	Climate change mitigation (5)	Climate change adaptation (6)	Water and marine resources (7)	Circular economy (8)	Pollution (9)	Biodiversity and ecosystems (10)	Climate change mitigation (11)	Climate change adaptation (12)	Water and marine resources (13)	Circular economy (14)	Pollution (15)	Biodiversity and ecosystems (16)	Minimum safeguards (17)	Taxonomy-aligned proportion of turnover, year N (18)	Taxonomy - aligned proportion of turnover, year N-1 (19)	Category (enabling activity or) (20)	Category '(transi-tional activity)' (21)
		MEUR	%	%	%	%	%	%	%	Y/N	Y/N	Y/N	Y/N	Y/N	Y/N	Y/N	%	%	E	T
Production of heat/cool from bioenergy	4.24	2.9	0.1%																	
Production of heat/cool using waste heat	4.25	57.8	2.5%																	
Construction, extension and operation of water collection, treatment and supply systems	5.1	2.0	0.1%																	
Renewal of waste water collection and treatment	5.4	3.3	0.1%																	
Collection and transport of non-hazardous waste in source segregated fractions	5.5	2.0	0.1%																	
Infrastructure for rail transport	6.14	37.9	1.6%																	
Infrastructure enabling low-carbon road transport and public transport	6.15	3.7	0.2%																	
Infrastructure enabling low carbon water transport	6.16	7.4	0.3%																	
Low carbon airport infrastructure	6.17	1.3	0.1%																	
Data-driven solutions for GHG emissions reductions	8.2	3.9	0.2%																	
Programming and broadcasting activities	8.3	9.5	0.4%																	
Professional services related to energy performance of buildings	9.3	14.5	0.6%																	
Turnover of Taxonomy-eligible but not environmentally sustainable activities (not Taxonomy-aligned activities) (A.2)		**696.0**	**29.6%**																	
Total (A.1 + A.2)		**748.0**	**30.5%**																	
B. TAXONOMY-NON-ELIGIBLE ACTIVITIES																				
Turnover of Taxonomy-non-eligible activities (B)		**1,656.0**	**69.5%**																	
Total (A + B)		**2,352.1**	**100.0%**																	

29 Caverion Annual Review 2022

Q-20

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT

2022 proportion of CapEx from products or services associated with Taxonomy-aligned economic activities

				Substantial contribution criteria						DNSH criteria ('Does Not Significantly Harm')										
Economic activities (1)	Code(s) (2)	Absolute CapEx (3)	Proportion of CapEx (4)	Climate change mitigation (5)	Climate change adaptation (6)	Water and marine resources (7)	Circular economy (8)	Pollution (9)	Biodiversity and ecosystems (10)	Climate change mitigation (11)	Climate change adaptation (12)	Water and marine resources (13)	Circular economy (14)	Pollution (15)	Biodiversity and ecosystems (16)	Minimum safeguards (17)	Taxonomy-aligned proportion of CapEx, year N (18)	Taxonomy-aligned proportion of CapEx, year N-1 (19)	Category (enabling activity or) (20)	Category '(transitional activity)' (21)
		MEUR	%	%	%	%	%	%	%	Y/N	Y/N	Y/N	Y/N	Y/N	Y/N	Y/N	%	%	E	T
A. TAXONOMY-ELIGIBLE ACTIVITIES																				
A.1. Environmentally sustainable activities (Taxonomy aligned)																				
CapEx of environmentally sustainable activities (Taxonomy-aligned) (A.1)																				
A.2 Taxonomy-Eligible but not environmentally sustainable activities (not Taxonomy-aligned activities)																				
Electricity generation from wind power	4.3	7.2	4.5%																	
Installation, maintenance and repair of instruments and devices for measuring, regulation and controlling energy performance of buildings	4.5	16.1	9.9%																	
Transmission and distribution of electricity	4.9	1.7	1.1%																	
Renewal of waste water collection and treatment	5.4	5.4	3.3%																	
Transport by motorbikes, passenger cars and light commercial vehicles	6.5	27.9	17.2%																	
Installation, maintenance and repair of energy efficiency equipment	7.3	19.3	11.9%																	
Acquisition and ownership of buildings	7.7	21.3	13.1%																	
Data processing, hosting and related activities	8.1	2.2	1.3%																	
CapEx of Taxonomy-eligible but not environmentally sustainable activities (not Taxonomy-aligned activities) (A.2)		**101.1**	**62.4%**																	
Total (A.1 + A.2)		**101.1**	**62.4%**																	
B. TAXONOMY-NON-ELIGIBLE ACTIVITIES																				
CapEx of Taxonomy-non-eligible activities (B)		**61.0**	**37.6%**																	
Total (A + B)		**162.1**	**100.0%**																	

30 Caverion Annual Review 2022

Q-21

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT

2022 proportion of OpEx from products or services associated with Taxonomy-aligned economic activities

				Substantial contribution criteria						DNSH criteria ('Does Not Significantly Harm')										
Economic activities (1)	Code(s) (2)	Absolute OpEx (3)	Proportion of OpEx (4)	Climate change mitigation (5)	Climate change adaptation (6)	Water and marine resources (7)	Circular economy (8)	Pollution (9)	Biodiversity and ecosystems (10)	Climate change mitigation (11)	Climate change adaptation (12)	Water and marine resources (13)	Circular economy (14)	Pollution (15)	Biodiversity and ecosystems (16)	Minimum safeguards (17)	Taxonomy-aligned proportion of OpEx, year N (18)	Taxonomy-aligned proportion of OpEx, year N-1 (19)	Category (enabling activity or) (20)	Category '(transi-tional activity)' (21)
		MEUR	%	%	%	%	%	%	%	Y/N	Y/N	Y/N	Y/N	Y/N	Y/N	Y/N	%	%	E	T
A. TAXONOMY-ELIGIBLE ACTIVITIES																				
A.1. Environmentally sustainable activities (Taxonomy aligned)																				
OpEx of environmentally sustainable activities (Taxonomy-aligned) (A.1)																				
A.2 Taxonomy-Eligible but not environmentally sustainable activities (not Taxonomy-aligned activities)																				
Transport by motorbikes, passenger cars and light commercial vehicles	6.5	0.4	0.6%																	
Data processing, hosting and related activities	8.1	2.1	2.80%																	
OpEx of Taxonomy-eligible but not environmentally sustainable activities (not Taxonomy-aligned activities) (A.2)		**2.5**	**3.4%**																	
Total (A.1 + A.2)		**2.5**	**3.4%**																	
B. TAXONOMY-NON-ELIGIBLE ACTIVITIES																				
OpEx of Taxonomy-non-eligible activities (B)		**71.8**	**96,6%**																	
Total (A + B)		**74.3**	**100.0%**																	

31 Caverion Annual Review 2022

Q-22

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 37 Caverion Annual Review 2022 INCOME STATEMENT Konsernitilinpäätös Consolidated income statement EUR million Note 1.1.-31.12.2022% 1.1.-31.12.2021 % Revenue 2.1 2,352.1 2,139.5 Other operating income 2.2 2.3 2.8 Materials and supplies -615.4 -523.9 External services -446.0 -398.4 Employee benefit expenses 2.2 -923.6 -889.9 Other operating expenses 2.2 -226.1 -216.3 Share of results in associated companies 5.7 0.0 0.0 Depreciation, amortisation and impairment 2.3 -73.5 -70.3 Operating profit 69.9 3.0 43.5 2.0 Financial income 0.8 0.5 Exchange rate differences (net) 1.0 0.3 Financial expenses -10.7 -9.4 Financial income and expenses 2.4 -9.0 -8.6 Result before taxes 60.9 2.6 34.9 1.6 Income taxes 2.5 -14.7 -9.8 Result for the financial year 46.2 2.0 25.1 1.2 Attributable to: Owners of the parent 46.2 25.0 Non-controlling interests 0.0 0.0 Earnings per share for profit attributable to owners of the parent: Earnings per share, basic, EUR 2.6 0.32 0.17 Earnings per share, diluted, EUR 0.32 0.17 Consolidated statement of comprehensive income EUR million Note 1.1.-31.12.2022 1.1.-31.12.2021 Result for the period 46.2 25.1 Other comprehensive income Items that will not be reclassified to profit or loss: Change in the fair value of defined benefit pension 6.6 -0.1 -Deferred tax -2.1 -0.5 Change in fair value of other investments 5.4 -0.1 0.0 - Deferred tax Items that may be reclassified subsequently to profit or loss: Translation differences -3.7 8.1 Other comprehensive income, total 0.7 7.5 Total comprehensive income 46.9 32.5 Attributable to: Owners of the parent 46.9 32.5 Non-controlling interests 0.0 0.0 The notes are an integral part of the consolidated financial statements. Q-23

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
FINANCIAL POSITION

Consolidated statement of financial position

EUR million	Note	Dec 31, 2022	Dec 31, 2021
ASSETS			
Non-current assets			
Property, plant and equipment	4.3	19.1	17.6
Right-of-use assets	5.9	132.6	131.2
Goodwill	4.2	442.5	369.9
Other intangible assets	4.3	56.4	47.7
Investments in associated companies and joint ventures	5.7	0.1	1.5
Investments	5.4	1.1	1.3
Receivables	3.2	8.4	9.6
Deferred tax assets	3.5	15.0	16.8
Total non-current assets		**675.3**	**595.6**
Current assets			
Inventories	3.1	22.3	16.9
Trade receivables	3.2	379.6	346.0
POC receivables	3.2	231.3	195.6
Other receivables	3.2	32.1	34.4
Income tax receivables		2.9	0.6
Cash and cash equivalents		81.2	130.9
Total current assets		**749.4**	**724.4**
TOTAL ASSETS		**1,424.7**	**1,320.0**

The notes are an integral part of the consolidated financial statements.

EUR million	Note	Dec 31, 2022	Dec 31, 2021
EQUITY AND LIABILITIES			
Equity attributable to owners of the parent	5.2		
Share capital		1.0	1.0
Treasury shares		-2.0	-2.4
Translation differences		-9.6	-6.0
Fair value reserve		-0.3	-0.2
Hybrid capital		35.0	35.0
Unrestricted equity reserve		66.0	66.0
Retained earnings		135.1	107.6
Total equity attributable of owners of the parent		**225.2**	**201.1**
Non-controlling interests		0.2	0.3
Total equity		**225.4**	**201.4**
Non-current liabilities			
Deferred tax liabilities	3.5	38.5	34.0
Pension obligations	5.8	41.9	50.6
Provisions	3.4	8.7	10.6
Lease liabilities	5.9	93.5	94.1
Other interest-bearing debts	5.4	127.8	132.9
Other liabilities	3.3	12.7	7.1
Total non-current liabilities		**323.1**	**329.2**
Current liabilities			
Trade payables	3.3	198.5	167.4
Advances received	3.3	286.2	261.3
Other payables	3.3	294.7	276.5
Income tax liabilities		6.8	5.5
Provisions	3.4	29.4	34.0
Lease liabilities	5.9	43.9	41.6
Other interest-bearing debts	5.4	16.8	3.1
Total current liabilities		**876.2**	**789.4**
Total liabilities		**1,199.3**	**1,118.6**
TOTAL EQUITY AND LIABILITIES		**1,424.7**	**1,320.0**

38 Caverion Annual Review 2022
Q-24

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 39 Caverion Annual Review 2022 STATEMENT OF CASH FLOWS Consolidated statement of cash flows EUR million Note 1.1.- 31.12.2022 1.1.- 31.12.2021 Cash flow from operating activities Result for the financial year 46.2 25.1 Adjustments for: Depreciation, amortisation and impairment 73.5 70.3 Reversal of accrual-based items -8.3 0.6 Financial income and expenses 9.0 8.6 Gains on the sale of tangible and intangible assets -0.2 10.4 Taxes 14.7 9.8 Total adjustments 88.7 99.8 Change in working capital: Change in trade and other receivables -57.7 -40.4 Change in inventories -2.9 -0.5 Change in trade and other payables 70.0 19.9 Total change in working capital 9.4 -21.0 Operating cash flow before financial and tax items 144.3 103.8 Interest paid -11.4 -10.0 Other financial items, net 1.2 0.5 Interest received 0.7 0.4 Dividends received 0.0 0.0 Taxes paid -14.3 -14.3 Net cash generated from operating activities 120.5 80.4 EUR million Note 1.1.- 31.12.2022 1.1.- 31.12.2021 Cash flow from investing activities Acquisition of subsidiaries and businesses, net of cash 4.1 -85.3 -9.7 Disposals of subsidiaries and businesses, net of cash 4.1 0.4 -0.9 Dividends from equity accounted investments 5.7 1.3 Purchases of property, plant and equipment 4.3 -5.8 -4.8 Purchases of intangible assets 4.3 -8.5 -7.4 Proceeds from sale of tangible and intangible assets 0.7 0.5 Proceeds from sale of investments 0.1 0.0 Net cash used in investing activities -97.1 -22.3 Cash flow from financing activities Change in loan receivables 0.8 0.0 Proceeds from borrowings 5.3 74.7 50.3 Repayments of borrowings 5.3 -75.4 -53.2 Repayments of lease liabilities 5.4 -49.8 -46.9 Change in current liabilities, net 5.3 9.9 0.0 Hybrid capital expenses and interests -2.4 -2.4 Dividends paid -23.2 -27.3 Net cash used in financing activities -65.4 -79.5 Net change in cash and cash equivalents -42.0 -21.3 Cash and cash equivalents at the beginning of the financial year 130.9 149.3 Foreign exchange rate effect on cash and cash equivalents -7.7 2.9 Cash and cash equivalents at the end of the financial year 81.2 130.9 The notes are an integral part of the consolidated financial statements. Q-25

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 40 Caverion Annual Review 2022 STATEMENT OF CHANGES IN EQUITY Consolidated statement of changes in equity Attributable to owners of the parent Share Retained Translation Fair value Treasury Unrestricted equity Hybrid Non-controlling Total EUR million Note capital earnings differences reserve shares reserve capital Total interests equity Equity January 1, 2022 1.0 107.6 -6.0 -0.2 -2.4 66.0 35.0 201.1 0.3 201.4 Comprehensive income 1-12/2022 Result for the period 46.2 46.2 0.0 46.2 Other comprehensive income: Change in fair value of defined benefit pension 6.6 6.6 6.6 - Deferred tax -2.1 -2.1 -2.1 Change in fair value of other investments 5.4 -0.1 -0.1 -0.1 -Deferred tax Translation differences -3.7 -3.7 -3.7 Comprehensive income 1-12/2022, total 50.7 -3.7 -0.1 46.9 0.0 46.9 Dividend distribution 5.2 -23.2 -23.2 0.0 -23.2 Share-based payments 6.2 2.2 2.2 2.2 Transfer of own shares 5.2 -0.4 0.4 Hybrid capital interests and costs after taxes 5.2 -1.9 -1.9 -1.9 Equity on December 31, 2022 1.0 135.1 -9.6 -0.3 -2.0 66.0 35.0 225.2 0.2 225.4 Q-26

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 41 Caverion Annual Review 2022 STATEMENT OF CHANGES IN EQUITY Attributable to owners of the parent Share Retained Translation Fair value Treasury Unrestricted equity Hybrid Non-controlling Total EUR million Note capital earnings differences reserve shares reserve capital Total interests equity Equity January 1, 2021 1.0 111.3 -14.1 -0.1 -2.8 66.0 35.0 196.3 0.3 196.6 Comprehensive income 1-12/2021 Result for the period 25.0 25.0 0.0 25.1 Other comprehensive income: Change in fair value of defined benefit pension -0.1 -0.1 -0.1 - Deferred tax -0.5 -0.5 -0.5 Change in fair value of investments 5.4 0.0 0.0 0.0 -Deferred tax Translation differences 8.1 8.1 8.1 Comprehensive income 1-12/2021, total 24.4 8.1 0.0 32.5 0.0 32.5 Dividend distribution 5.2 -27.3 -27.3 0.0 -27.3 Share-based payments 6.2 1.5 1.5 1.5 Transfer of own shares 5.2 -0.4 0.4 Hybrid capital interests and costs after taxes 5.2 -1.9 -1.9 -1.9 Equity on December 31, 2021 1.0 107.6 -6.0 -0.2 -2.4 66.0 35.0 201.1 0.3 201.4 The notes are an integral part of the consolidated financial statements. Q-27

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 42 Caverion Annual Review 2022 1 Basis of preparation The consolidated financial statements of Caverion Corporation have been prepared in accordance with the International Financial Reporting Standards (IFRS) as adopted by the European Union. Accounting principles can be found next to the relevant notes in sections 2–6. Q-28

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 43 Caverion Annual Review 2022 BASIS OF PREPARATION General Information Caverion Corporation (the “Parent company” or the “Company”) with its subsidiaries (together, “Caverion” or “Caverion Group”) is a Finnish service company in building systems, construction services and services for the industry. Caverion designs, builds, operates and maintains user-friendly and energy-efficient technical solutions for buildings and industries throughout the life cycle of the property. Caverion’s services are used in offices and retail properties, housing, public premises, industrial plants and infrastructure, among other places. Caverion Corporation is domiciled in Helsinki, Finland and its registered address is Torpantie 2, 01650 Vantaa, Finland. The company’s shares are listed on the NASDAQ OMX Helsinki Ltd as of July 1, 2013. The copies of the consolidated financial statements are available at www.caverion.com or at the parent company’s head office, Torpantie 2, 01650 Vantaa, Finland. On June 30, 2013, the partial demerger of Building Systems business (the “demerger”) of YIT Corporation became effective. At this date, all of the assets and liabilities directly related to Building Systems business were transferred to Caverion Corporation, a new company established in the partial demerger. These consolidated financial statements were authorised for issue by the Board of Directors in their meeting on 8 February 2023 after which, in accordance with Finnish Company Law, the financial statements are either approved, amended or rejected in the Annual General Meeting. The consolidated financial statements have been prepared in accordance with the basis of preparation and accounting policies set out below. The consolidated financial statements of Caverion Corporation have been prepared in accordance with the International Financial Reporting Standards (IFRS) as adopted by the European Union observing the standards and interpretations effective on December 31, 2022. The notes to the consolidated financial statements also comply with the requirements of Finnish accounting and corporate legislation complementing the IFRS regulation. The figures in these consolidated financial statements are presented in million euros, unless stated otherwise. Rounding differences may occur. Caverion Group’s consolidated financial statements for the financial year ended 2022 have been prepared under the historical cost convention, except for investments, financial assets and liabilities at fair value through profit and loss and derivative instruments at fair value. Equity-settled share-based payments are measured at fair value at the grant date. The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed under “Critical accounting estimates and judgements” below. Consolidation Subsidiaries Subsidiaries are all entities over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than 50% of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases. The Group applies the acquisition method to account for business combinations. The total consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred and the equity interests issued by Caverion Group. The total consideration includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired, liabilities and contingent liabilities assumed in a business combination are measured initially at their fair value at the acquisition date. On an acquisition-by-acquisition basis, the Group recognises any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s assets. Inter-company transactions, balances and unrealised gains and losses on transactions between Group companies are eliminated. Disposal of subsidiaries When the Group ceases to have control, any remaining interest in the entity is re-measured to its fair value at the date when control is lost, with the change in the carrying amount recognised through profit and loss. In addition, any amounts previously recognised in other comprehensive income in respect of that entity are accounted for as if realised and recognised in the income statement. If the interest is reduced but control is retained, only a proportionate share of the amounts previously recognised in other comprehensive income are booked to non-controlling interest in equity. Transactions with non-controlling interests The Group accounts transactions with non-controlling interests that do not result in loss of control as equity transactions. The difference between the fair value of any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary is recorded in equity. Gains or losses on disposals to non-controlling interests are also recorded in equity. Q-29

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
BASIS OF PREPARATION

Critical accounting estimates and judgements

The preparation of financial statements in conformity with IFRS requires management to make estimates and exercise judgement in the application of the accounting policies. Estimates and judgements are continually evaluated and are based on historical experience and expectations of future events that are believed to be reasonable under the circumstances. The resulting accounting estimates may deviate from the related actual results. The estimates and assumptions that have a significant risk of causing material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below. Accounting estimates and judgements are commented in more detail in connection with each item.

> Goodwill
> Acquisitions and disposals
> Revenue from contracts with customers
> Income taxes
> Provisions
> Employee benefit obligations
> Trade receivables

Foreign currency translation and transactions

Items included in the consolidated financial statements of each of the Group's entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency). These consolidated financial statements are presented in euros, which is the Group's presentation currency.

The income statements of foreign Group companies are translated into euro using the average exchange rate for the reporting period. The balance sheets are translated at the closing rate at the date of that balance sheet. Translating the result for the period using different exchange rates in the income statement and balance sheet results in a translation difference, which is recognised in other comprehensive income.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising are recognised in other comprehensive income. When a foreign subsidiary is disposed of or sold, exchange differences that were recorded in equity are recognised in the income statement as part of the gain or loss on sale.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing on the date of transaction or valuation, where items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement. Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the income statement within "Finance income and expenses". All other foreign exchange gains and losses are presented in the income statement above operating profit. Non-monetary items are mainly measured at the exchange rates prevailing on the date of the transaction date.

Caverion Group applies exchange rates published by the European Central Bank in the consolidated financial statements. Exchange rates used in euros:

	Income statement January-December 2022	Income statement January-December 2021	Statement of financial position Dec 31, 2022	Statement of financial position Dec 31, 2021
DKK	7.4396	7.4371	7.4365	7.4364
NOK	10.1019	10.1635	10.5138	9.9888
PLN	4.6856	4.5647	4.6808	4.5969
RUB	112.4265	87.2208	117.2010	85.3004
SEK	10.6278	10.1452	11.1218	10.2503

Operating segments

The profitability of Caverion Group has been presented as one operating segment from 1 January 2014 onwards. The chief operating decision-maker of Caverion is the Board of Directors. Due to the management structure of Caverion, nature of its operations and its business areas, Group is the relevant reportable operating segment.

New standards and amendments adopted

Evaluation of the future impact of new standards and interpretations

Caverion has adopted the new standards and interpretations that were effective during the accounting period and are relevant to its operations. These amendments had no impact on the consolidated financial statements of Caverion. A number of new standards and amendments to standards and interpretations are effective for annual periods beginning after 1 January 2022, and have not been applied in preparing these consolidated financial statements. The Group is not expecting a significant impact of those to the consolidated financial statements.

44 Caverion Annual Review 2022
Q-30

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT



2 Financial performance

Revenue, EUR million	**2,352.1**
EBITDA, EUR million	**143.4**
EBITA, EUR million	**86.1**

In this section

This section comprises the following notes describing Caverions's financial performance in 2022:

2.1 Revenue from contracts with customers 46
2.2 Costs and expenses 48
2.3 Depreciation, amortisation and impairment 49
2.4 Financial income and expenses 49
2.5 Income taxes 50
2.6 Earnings per share 50

45 Caverion Annual Review 2022

Q-31

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
FINANCIAL PERFORMANCE

2.1 Revenue from contracts with customers

The disaggregation of revenue is set out below by Business Units and by division. The reportable segment of Caverion is the Group and thus, no reconciliation between segments and revenue from contracts with customers is presented.

Disaggregated revenue information

EUR million	2022	%	2021	%
Business units				
Services	1,570.1	67%	1,402.4	66%
Projects	782.0	33%	737.1	34%
Total revenue from contracts with customers	**2,352.1**	**100%**	**2,139.5**	**100%**
Revenue by division				
Sweden	455.0	19%	424.4	20%
Finland	431.9	18%	403.9	19%
Germany	406.0	17%	374.1	17%
Norway	368.5	16%	352.5	16%
Industry	285.5	12%	256.8	12%
Austria	237.0	10%	188.7	9%
Denmark	122.1	5%	80.0	4%
Other countries*	46.0	2%	59.0	3%
Total revenue from contracts with customers	**2,352.1**	**100%**	**2,139.5**	**100%**

** Other countries include the Baltic countries and Russia. Caverion divested its Russian subsidiary in December 2021, which explains the year on year decline in revenue. Baltic countries revenue increased slightly in 2022 compared to last year.*

Revenue from contracts with customers is recognised mainly over time.

Revenue increased in both Business units, Services business revenue increased by 12.0% and Projects business unit revenue by 6.1%. Revenue increased in all divisions during 2022, despite the geopolitical tensions related to the war in Ukraine and resulting energy crisis, mounting inflation and rising interest rates that lowered the economic growth prospects. Rapid rise in inflation during the year had a positive effect on revenue. Caverion has managed to cover material cost increases in pricing. In Services, the market demand and general investment activity remained positive during the period. Caverion has continued to see a general increasing interest for services supporting sustainability, such as energy management and advisory services. In Projects, the market demand remained mostly stable. The interest for energy improvement projects has picked up, driven by the focus on energy consumption due to the energy crisis. Caverion carried out 12 acquisitions during the year, revenue increased by 2.2 (-0.2) percent as a result of acquisitions and divestments.

Contract balances

EUR million	12/31/2022	12/31/2021
Contract assets		
POC receivables	231.3	195.6
Work in progress	7.5	3.2
Contract liabilities		
Advances received [1]	286.2	261.3
Accrued expenses from long-term contracts	28.7	30.2

[1] Advances received consist of advances received in cash and advances relating to percentage of completion method.

Amounts included in the contract liabilities at the beginning of the year are mainly recognised as revenue during the financial year. Revenue recognised from performance obligations satisfied in the previous years was not material in 2022 or 2021.

Performance obligations

A performance obligation is a distinct good or service within a contract that customer can benefit on stand-alone basis.

In Projects and Services business, performance obligation is satisfied by transferring control of a work delivered to a customer. At Caverion, control is transferred mainly over time and payment is generally due within 14-45 days.

In most of the contracts that Caverion has with its customers only one performance obligation is identified. Many contracts include different building systems (e.g. heating, sanitation, ventilation, air conditioning and electricity) that the customer has ordered from Caverion. All the different building systems (i.e. disciplines) could be distinct, because the customer could benefit from those on their own or together with other resources that are readily available. However, those are not concluded to be distinct in the context of the contract while based on the management's view, the customer has wanted to get all the building systems as a whole and the customer has requested for all technical solutions / services as one package. In addition, Caverion provides also project management services and is responsible for managing the project. This integrates the different

46 Caverion Annual Review 2022
Q-32

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 47 Caverion Annual Review 2022 FINANCIAL PERFORMANCE goods and services as one total deliverable / combined output to the customer, which has been agreed in the contract and from the commercial point there are no separable risks related to the different parts of the project, as the project has one total price for the full delivery and possible sanctions are defined at the contract level. In Services business performance obligations are maintenance agreements and separate repair orders which are distinct. Caverion has lifecycle contracts, where maintenance phases are recognised over time as separate performance obligations. During the maintenance period, Caverion receives payments on a monthly basis. The consideration of the maintenance periods are tied to the maintenance index. Revenue is recognised under percentage of completion method and the stage of completion of these contracts are measured by reference to the contract costs incurred up to the end of the reporting period as a percentage of total estimated costs for the contract. Remaining performance obligations The transaction price allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) as at 31 December is as follows: EUR million 2022 2021 Within one year 1,228.7 937.5 More than one year 714.6 926.3 Total (order backlog) 1,943.3 1,863.8 Accounting principles Income from the sale of products and services is recognised as revenue at fair value net of indirect taxes and discounts. Revenue from sales of goods is recorded when the significant risks and rewards and control associated with the ownership of the goods have been transferred to the buyer. Revenue for sales of short-term services is recognised in the accounting period in which the services are rendered. Revenue is recognised when, or as, the customer obtains control of the goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Contracts under percentage of completion method are recognized as revenue on the stage of completion basis when the outcome of the project can be estimated reliably. The stage of completion of these contracts are measured by reference to the contract costs incurred up to the end of the reporting period as a percentage of total estimated costs for the contract or evaluated based on physical stage of completion. Invoicing which exceeds the revenue recognized based on the stage of completion is recognized in advances received. Invoicing which is less than the revenue recognized on the percentage of completion basis is deferred and presented as related accrued income. Costs in excess of the stage of completion are capitalised as work in progress and costs below the stage of completion are recorded as accrued expenses from long-term contracts. Due to estimates included in the revenue recognition of contracts under percentage of completion method, revenue and profit presented by financial period only rarely correspond to the equal distribution of the total profit over the duration of the project. When revenue recognition is based on the percentage of completion method, the outcome of the projects and contracts is regularly and reliably estimated. Calculation of the total income of projects involves estimates on the total costs required to complete the project as well as on the development of billable work. If the estimates regarding the outcome of a contract change, the revenue and result recognised are adjusted in the reporting period when the change first becomes known and can be estimated. If it is probable that the total costs required to complete a contract will exceed the total contract revenue, the expected loss is recognised as an expense immediately. Revenue is recognised from any variable consideration at its estimated amount, if it is highly probable that no significant reversal of revenue will occur. Caverion’s customer contracts do not usually include any significant financing components. The Group can also carry out a pre-agreed single project or a long-term service agreement through a construction consortium. The construction consortium is not a separate legal entity. The participating companies usually have a joint responsibility. Projects and service agreements performed by the consortium are included in the reporting of the Group company and revenue is recognised on the stage of completion basis according to the Group company’s share in the consortium. Q-33

IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
FINANCIAL PERFORMANCE

2.2 Costs and expenses

Employee benefit expenses

EUR million	2022	2021
Wages and salaries [1)]	740.5	715.2
Pension costs [2)]	68.1	61.5
Share-based compensations	2.6	4.0
Other indirect employee costs	112.4	109.3
Total	**923.6**	**889.9**
Average number of personnel	**14,570**	**14,831**

1) Division Sweden received a grant from the government relating to the corona pandemic for short-term layoffs and sick-leave compensation amounting to about EUR 1.4 (1.5) million. This has been presented in income statement as a reduction of personnel expenses. Usually government grants are recognised as other operating income unless they compensate a specific cost item in the income statement.

2) In 2021, division Sweden received a payment from collectively bargained AGS group sickness insurance policy amounting to EUR 7.5 million. Payment was made to the employers that had previously received repayment of AGS premiums for the years 2004–2008 and which had a valid insurance contract in December 2020, when the Confederation of Swedish Enterprise and the Swedish Trade Union Confederation reached an agreement concerning the payment. This has been presented in income statement as a reduction of pension expenses, where also the original actual expenses have been recognised.

Information on the management's salaries and fees and other employee benefits is presented in note 6.1 Key management compensation.

Other operating income and expenses

EUR million	2022	2021
Loss on disposal of tangible and intangible assets [1)]	0.1	10.7
Expenses for office facilities	4.2	5.0
Other expenses for leases	29.7	24.6
Voluntary indirect personnel expenses	12.3	10.3
Other variable expenses	42.8	40.4
Travel expenses	38.5	33.6
IT expenses	40.6	40.8
Premises expenses	10.3	9.7
Other fixed expenses [2)]	47.6	41.2
Total of other operating expenses	**226.1**	**216.3**
Other operating income [3)]	2.3	2.8
Total of other operating items	**223.8**	**213.4**

1) In 2021 EUR 10.0 million related to divestment of our non-core Russian subsidiary.
2) Other fixed expenses include consulting, legal, administrative, marketing and other fixed costs. In 2022, Caverion settled certain civil claims related to its old cartel case in Germany, totalling EUR 6.7 million (EUR 9.1 million).
3) Other operating income includes e.g. gains on the sale of tangible and intangible assets and rental income.

The Group's expenditure related to research and development activities related to product and service development amounted to approximately EUR 5.2 (4.9) million in 2022, representing 0.2 (0.2) percent of revenue. Of the total amount EUR 2.7 (2.5) million was recognised as an expense in the income statement and EUR 2.5 (2.4) million of the development expenses was capitalised.

Audit fee

The Annual General Meeting, held on 28 March 2022, re-elected Authorised Public Accountants Ernst & Young Oy as the company's auditor until the end of the next Annual General Meeting. The auditor's remuneration will be paid according to invoice approved by Caverion.

EUR million	2022	2021
Ernst & Young		
Audit fee	0.8	0.8
Statement	0.0	0.0
Tax services	0.0	0.1
Other services	0.1	0.3
Others	0.0	0.0
Total	**0.9**	**1.1**

48 Caverion Annual Review 2022
Q-34

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 49 Caverion Annual Review 2022 FINANCIAL PERFORMANCE Restructuring costs EUR million 2022 2021 Personnel related costs 1.0 3.0 Rents 0.1 -0.1 Other restructuring costs 0.0 0.0 Total 1.1 2.9 The Group’s restructuring costs for the year 2022 related to changes in the Group Management Board and to closing of project unit in Division Norway. 2.3 Depreciation, amortisation and impairment EUR million 2022 2021 Depreciation and amortisation by asset category Intangible assets Allocations from business combinations 5.9 3.9 Other intangible assets 10.3 12.1 Tangible assets ¹⁾ 57.2 54.3 Total 73.5 70.3 1) Depreciations on right-of-use assets in accordance with IFRS 16 have been presented in note 5.9 Lease agreements. Accounting principles The depreciation and amortisation are recorded on a straight-line basis over the economic useful lives of the assets: Intangible assets Tangible assets Allocations from business combinations 3–10 years Buildings 40 years Other intangible assets 2–5 years Machinery and equipment 3-7 years Other tangible assets 3-15 years 2.4 Financial income and expenses EUR million 2022 2021 Financial income Dividend income on investments 0.0 0.0 Interest income on loans and other receivables 0.7 0.4 Other financial income on loans and other receivables 0.0 0.1 Financial income, total 0.8 0.5 Financial expenses Interest expenses on liabilities at amortised cost -4.6 -4.2 Other financial expenses on liabilities at amortised cost -1.9 -1.5 Interest expenses on leases -4.1 -3.8 Changes in fair values on financial instruments at fair value through profit and loss account -0.1 0.0 Financial expenses, total -10.7 -9.4 Exchange rate gains 32.2 19.0 Exchange rate losses -31.2 -18.6 Exchange rate differences, net 1.0 0.3 Financial expenses, net -9.0 -8.6 Accounting principles Interest income and expenses are recognised using the effective interest method and dividend income when the right to receive payment is established. More detailed information about financial assets and interest-bearing liabilities can be found in note 5.4. Q-35

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 50 Caverion Annual Review 2022 FINANCIAL PERFORMANCE 2.5 Income taxes Income taxes in the income statement EUR million 2022 2021 Tax expense for current year 11.8 6.7 Tax expense for previous years 0.3 -0.3 Change in deferred tax assets and liabilities 2.6 3.4 Total income taxes 14.7 9.8 The reconciliation between income taxes in the consolidated income statement and income taxes at the statutory tax rate in Finland 20.0% is as follows: EUR million 2022 2021 Result before taxes 60.9 34.9 Income taxes at the tax rate in Finland (20.0%) 12.2 7.0 Effect of different tax rates outside Finland -0.3 -1.0 Tax exempt income and non-deductible expenses 0.1 1.4 Impact of the changes in the tax rates on deferred taxes 0.0 0.0 Impact of losses for which deferred taxes is not recognised 2.6 3.3 Reassessment of deferred taxes -0.2 -0.6 Taxes for previous years 0.3 -0.3 Income taxes in the income statement 14.7 9.8 Group's effective tax rate was 24.1 (28.2) percent in January-December 2022. The deferred tax asset on losses was not fully recorded for two divisions. Accounting principles Tax expenses in the income statement comprise current and deferred taxes. Taxes are recognised in the income statement except when they are associated with items recognised in other comprehensive income or directly in shareholders' equity. Current taxes are calculated on the taxable income on the basis of the tax rate stipulated for each country by the balance sheet date. Taxes are adjusted for the taxes of previous financial periods, if applicable. Management evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. The tax provisions recognised in such situations are based on evaluations by management. Evaluating the total amount of income taxes at the Group level requires significant judgement, so the amount of total tax includes uncertainty. 2.6 Earnings per share 2022 2021 Result for the financial year, EUR million 46.2 25.0 Hybrid capital expenses and accrued interest after tax, EUR million -1.9 -1.9 Adjusted result for the financial year, EUR million 44.3 23.1 Weighted average number of shares (1,000 shares) 136,465 136,298 Earnings per share, basic, EUR 0.32 0.17 Accounting principles Earnings per share is calculated by dividing the result for the financial year attributable to the owners of the parent company (adjusted with the paid hybrid capital expenses and interests and accrued unrecognised interest after tax) by the weighted average number of shares outstanding during the period. Diluted earnings per share is calculated by adjusting the number of shares to assume conversion of all diluting potential shares. There were no diluting effects in 2022 and 2021. Q-36

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 51 Caverion Annual Review 2022 3 Working capital and deferred taxes Working capital, EUR million -141.4 EUR million 2022 2021 Inventories 22.3 16.9 Trade and POC receivables 611.2 541.9 Other current receivables 31.6 33.8 Trade and POC payables -227.1 -197.7 Other current liabilities -293.3 -278.3 Advances received -286.2 -261.3 Working capital -141.4 -144.7 In this section This section comprises the following notes describing Caverion’s working capital and deferred taxes for 2022: 3.1 Inventories...............................................................................................52 3.2 Trade and other receivables...............................................................52 3.3 Trade and other payables ...................................................................53 3.4 Provisions ................................................................................................54 3.5 Deferred tax assets and liabilities ....................................................55 Q-37

Caverion
Building Performance
IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
WORKING CAPITAL AND DEFERRED TAXES

3.1 Inventories

EUR million	2022	2021
Raw materials and consumables	14.7	13.7
Work in progress	7.5	3.2
Advance payments	0.1	0.0
Total	**22.3**	**16.9**

The Group did not make any material write-downs in inventories in 2022 or 2021.

Accounting principles

Inventories are stated at the lower of cost and net realisable value. The acquisition cost of materials and supplies is determined using the weighted average cost formula. The acquisition cost of work in progress comprises the value of materials, direct costs of labour, other direct costs and a systematic allocation of the variable manufacturing overheads and fixed overhead. The net realisable value is the estimated selling price in the course of ordinary business less the estimated cost of completion and the estimated cost to make the sale.

3.2 Trade and other receivables

	2022	2021
EUR million	**Carrying value**	**Carrying value**
Trade receivables	379.6	346.0
POC-receivables	231.3	195.6
Prepayments and other accrued income	17.1	20.5
Other receivables	15.0	13.9
Non-current receivables [1]	8.4	9.6
Total	**651.4**	**585.6**

[1] *EUR 3.7 (4.4) million were loan receivables, EUR 4.0 (3.3) million defined benefit pension plan assets and EUR 0.7 (1.9) million other receivables.*

The average amount of trade receivables was EUR 303.9 (287.9) million in 2022.

Aging profile of trade receivables

Age analysis of trade receivables December 31, 2022

EUR million	Carrying amount	Impaired	Gross
Not past due [1]	314.8	-1.1	315.8
1 to 90 days	37.7	-0.2	37.9
91 to 180 days	2.3	-0.4	2.7
181 to 360 days	2.4	-0.6	3.0
Over 360 days	22.5	-2.5	25.0
Total	**379.6**	**-4.8**	**384.4**

Age analysis of trade receivables December 31, 2021

EUR million	Carrying amount	Impaired	Gross
Not past due [1]	254.9	-0.7	255.6
1 to 90 days	35.1	-0.1	35.2
91 to 180 days	25.2	-0.4	25.6
181 to 360 days	4.6	-0.5	5.1
Over 360 days	26.1	-2.8	28.9
Total	**346.0**	**-4.5**	**350.5**

[1] *Not past due trade receivables include IFRS 9 credit risk allowance.*

Operational credit risk of receivables

Caverion's operational credit risk arises from outstanding receivable balances and long-term agreements with customers. Customer base and the nature of commercial contracts are different in each country, and local teams are responsible for ongoing monitoring of customer-specific credit risk. The exposure to credit risk is monitored on an ongoing basis.

The Group manages credit risk relating to operating items, for instance, by advance payments, upfront payment programs in projects, payment guarantees and careful assessment of the credit quality of the customer. Majority of Caverion Group's operating activities are based on established, reliable customer relationships and generally adopted contractual terms. The payment terms of the invoices are mainly from 14 to 45 days. Credit background of new customers is assessed comprehensively and when necessary, guarantees are required and client's paying behavior is monitored actively. Caverion Group does not have any significant concentrations of credit risk as the clientele is widespread and geographically spread into the countries in which the Group operates.

The Group's largest overdue trade receivables relate to legal cases of old projects, for which there exist separate legal opinions justifying the validity of the receivables. Caverion Group did not experience any major unexpected credit losses in 2022. Group management also critically assessed the level of the expected credit loss accrual in accordance with IFRS 9 at year-end closing

52 Caverion Annual Review 2022
Q-38

Caverion Building Performance | IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
WORKING CAPITAL AND DEFERRED TAXES

and it was assessed to be sufficient. Overall, Group management assessed the Group's credit risk position to be at about previous year's level.

Credit losses and impairment of receivables amounted to EUR -0.3 (+1.4) million. The Group's maximum exposure to credit risk at the balance sheet date (December 31, 2022) is the carrying amount of the financial assets. There are EUR 24.9 (30.7) million overdue receivables that are more than 180 days old. Receivables and the related risk are monitored on a regular basis and risk assessments are updated always when there are changes in circumstances. The receivable is impaired if payment is considered unlikely.

Current receivables include operative risks which are described in more detail in the Board of Directors' Report.

Accounting principles

Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of business. If collection is expected in 12 months or less, they are classified as current. If not, they are presented as non-current.

The Group recognises an impairment loss on receivables when there is objective evidence that payment is not expected to occur. Recognised impairment loss includes estimates and critical judgements. The estimates are based on historical credit losses, past practice of credit management, client specific analysis and economic conditions at the assessment date. In addition to impairment losses recognized based on the evidence that the receivable cannot be collected in full, IFRS 9 establishes a new model for recognition and measurement of impairments in loans and receivables - the so-called expected credit losses model. Caverion has chosen to apply a simplified credit loss matrix for trade receivables as the trade receivables do not contain significant financing components. The provision matrix is based on an entity's historical default rates over the expected life of the trade receivables and is adjusted for forward-looking estimates. The lifetime expected credit loss provision is calculated by multiplying the gross carrying amount of outstanding trade receivables by an expected default rate. Changes in expected credit losses are recognized in other operating expenses in the consolidated income statement.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed through the income statement.

Due to the application of the percentage of completion method, part of reliably estimated impairment losses are included in the cost estimate of a project and considered as weakened margin forecast. Therefore impairment losses of trade receivables in onerous projects are included in the loss reserve.

3.3 Trade and other payables

EUR million	2022 Carrying value	2021 Carrying value
Non-current liabilities		
Other liabilities	12.7	7.1
Total non-current payables	**12.7**	**7.1**
Current liabilities		
Trade payables	198.5	167.4
Accrued expenses	153.2	144.1
Accrued expenses from long-term contracts	28.7	30.2
Advances received [1)]	286.2	261.3
Other payables	112.9	102.1
Total current payables	**779.3**	**705.2**

1) Advances received consist of advances received and invoiced advances.

Accounting principles

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Trade payables are classified as current liabilities if payment is due within 12 months or less. If not, they are presented as non-current liabilities.

53 Caverion Annual Review 2022
Q-39

Caverion Building Performance | IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
WORKING CAPITAL AND DEFERRED TAXES

3.4 Provisions

EUR million	Warranty provision	Provisions for loss making projects	Restructuring provisions	Legal provisions	Other provisions	Total
January 1, 2022	**24.2**	**9.8**	**1.5**	**3.4**	**5.8**	**44.6**
Translation differences	-0.3	-0.1	-0.0	-0.0	0.0	-0.5
Provision additions	4.1	1.6	0.5	2.1	0.3	8.7
Released during the period	-6.4	-6.7	-1.5	-0.6	-2.4	-17.5
Reversals of unused provisions	0.0	0.0	-0.0	-0.1	-0.0	-0.1
Acquisitions through business combinations	1.2	0.1	0.0	0.0	1.6	2.9
Business disposals						
December 31, 2022	**22.7**	**4.8**	**0.5**	**4.8**	**5.3**	**38.1**
Non-current provisions	6.9		0.2	0.1	1.5	8.7
Current provisions	15.8	4.8	0.3	4.8	3.7	29.4
Total	**22.7**	**4.8**	**0.5**	**4.8**	**5.3**	**38.1**

EUR million	Warranty provision	Provisions for loss making projects	Restructuring provisions	Legal provisions	Other provisions	Total
January 1, 2021	**24.1**	**7.8**	**5.2**	**3.7**	**7.2**	**48.0**
Translation differences	0.1	0.0	0.0	0.0	0.0	0.1
Provision additions	5.5	9.2	1.1	1.3	1.0	18.0
Released during the period	-5.4	-7.2	-4.2	-0.9	-2.4	-20.1
Reversals of unused provisions	0.0	0.0	-0.6	-0.6	0.0	-1.3
Acquisitions through business combinations						
Business disposals						
December 31, 2021	**24.2**	**9.8**	**1.5**	**3.4**	**5.8**	**44.6**
Non-current provisions	8.8		0.2	0.1	1.5	10.6
Current provisions	15.4	9.8	1.3	3.3	4.3	34.0
Total	**24.2**	**9.8**	**1.5**	**3.4**	**5.8**	**44.6**

The recognition of provisions involves estimates concerning probability, time of realization and quantity. As of December 31, 2022 the provisions amounted to EUR 38.1 (44.6) million.

Accounting principles

Provisions are recorded when the Group has a legal or constructive obligation on the basis of a past event, the realisation of the payment obligation is probable and the amount of the obligation can be reliably estimated. Provisions are measured at the present value of the expenditure required to settle the obligation. If reimbursement for some or all of the obligations can be received from a third party, the reimbursement is recorded as a separate asset, but only when it is practically certain that said reimbursement will be received. Provisions are recognised for onerous contracts when the unavoidable costs required to meet obligations exceed the benefits expected to be received under the contract. The amount of the warranty provision is set on the basis of experience of the realisation of these commitments.

Provisions for restructuring are recognised when the Group has made a detailed restructuring plan and initiated the implementation of the plan, or has communicated of it.

54 Caverion Annual Review 2022
Q-40

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 55 Caverion Annual Review 2022 WORKING CAPITAL AND DEFERRED TAXES 3.5 Deferred tax assets and liabilities EUR million 2022 2021 Deferred tax asset 15.0 16.8 Deferred tax liability -38.5 -34.0 Deferred tax liability, net -23.4 -17.1 Changes in deferred tax assets and liabilities: Deferred tax liability, net January 1 -17.1 -12.0 Translation difference 0.4 -0.4 Changes recognised in income statement -2.6 -3.5 Changes recognised in comprehensive income -2.1 -0.5 Changes recognised in equity 0.5 0.5 Acquisitions and allocations -2.2 -0.9 Disposals -0.2 -0.4 Deferred tax liability, net December 31 -23.4 -17.1 Q-41

Caverion IN BRIEF BOARD OF DIRECTORS' REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR'S REPORT
WORKING CAPITAL AND DEFERRED TAXES

Changes in deferred tax assets and liabilities before the offset

2022

EUR million	January 1	Translation difference	Recognised in the income statement	Recognised in comprehensive income	Recognised in equity	Acquisitions and allocations	Disposals	December 31
Deferred tax assets:								
Provisions	6.7	-0.1	-1.2			0.9		6.3
Tax losses carried forward	22.7	-0.1	0.6					23.2
Pension obligations	9.4	-0.1	-0.5	-1.9				6.8
Percentage of completion method	1.4	0.0	-0.3			0.5	-0.1	1.5
Right-of-use assets (IFRS 16)	1.1	0.0	0.1					1.2
Other items	4.2	-0.1	1.8			0.7	-0.1	6.5
Total deferred tax assets	**45.4**	**-0.4**	**0.5**	**-1.9**		**2.2**	**-0.2**	**45.6**
Deferred tax liabilities:								
Allocation of intangible assets [1]	40.2	-0.7	-0.2			3.7		43.0
Accumulated depreciation differences	2.0	0.0	-0.1					1.9
Pension obligations	1.0		-0.3	0.2				1.0
Percentage of completion method	18.1	-0.1	3.2			0.7		21.9
Other items	1.1	0.0	0.6		-0.5			1.2
Total deferred tax liabilities	**62.5**	**-0.8**	**3.1**	**0.2**	**-0.5**	**4.4**		**69.0**

2021

EUR million	January 1	Translation difference	Recognised in the income statement	Recognised in comprehensive income	Recognised in equity	Acquisitions and allocations	Disposals	December 31
Deferred tax assets:								
Provisions	6.5	0.1	0.1					6.7
Tax losses carried forward	23.1	0.0	0.0				-0.3	22.7
Pension obligations	9.7	0.1	-0.1	-0.3				9.4
Percentage of completion method	0.7	0.0	0.8				-0.2	1.4
Right-of-use assets (IFRS 16)	0.9	0.0	0.1					1.1
Other items	3.8	0.0	0.3			0.3	-0.2	4.2
Total deferred tax assets	**44.8**	**0.2**	**1.2**	**-0.3**		**0.3**	**-0.7**	**45.4**
Deferred tax liabilities:								
Allocation of intangible assets [1]	38.7	0.6	-0.1			1.0		40.2
Accumulated depreciation differences	2.4	0.0	-0.3				0.0	2.0
Pension obligations	0.8		0.1	0.1				1.0
Percentage of completion method	13.6		4.6			0.1	-0.3	18.1
Other items	1.3	0.0	0.4		-0.5	0.0	0.0	1.1
Total deferred tax liabilities	**56.8**	**0.6**	**4.7**	**0.1**	**-0.5**	**1.1**	**-0.3**	**62.5**

[1] *Capitalisation of intangible assets include, besides capitalisation of intangible assets, the deductible amount of the deferred taxes of goodwill from the separate entities.*

The Group's unused tax losses carried forward amounted to EUR 57.4 million, for which corresponding deferred tax assets of EUR 16.4 million have not been recorded as of 31 December 2022 since the realisation of the related tax benefit through future taxable profits was considered not probable. These tax losses carried forward do not have an expiration date.

56 Caverion Annual Review 2022
Q-42

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 57 Caverion Annual Review 2022 WORKING CAPITAL AND DEFERRED TAXES Accounting principles Deferred taxes are calculated on all temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements. No deferred taxes are calculated on goodwill impairment that is not deductible in taxation and no deferred taxes are recognised on the undistributed profits of subsidiaries to the extent that the difference is unlikely to be reverse in the foreseeable future. Deferred taxes have been calculated using the statutory tax rates or the tax rates substantively enacted by the balance sheet date. Deferred tax assets are only recognised to the extent that it is probable that future taxable profit will be available against which the temporary difference can be utilized. The most significant temporary differences arise from differences between the recognised revenue from long-term contracts using the percentage of completion method and taxable income, measurement at fair value in connection with business combinations and unused tax losses. Deferred tax assets on taxable losses are booked to the extent the benefit is expected to be possible to deduct from the taxable profit in the future. Deferred tax liability on undistributed earnings of subsidiaries, where the tax will be paid on the distribution of earnings, has not been recognized in the statement of financial position, because distribution of the earnings is in the control of the Group and it is not probable in the foreseeable future. Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis. Q-43

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 58 Caverion Annual Review 2022 4 Business combinations and capital expenditure In 2022, Caverion completed 12 acquisitions. In this section This section comprises the following notes, which describe Caverion’s business combinations and capital expenditure in 2022: 4.1 Acquisitions and disposals .................................................................59 4.2 Goodwill....................................................................................................63 4.3 Tangible and intangible assets..........................................................65 Q-44

Caverion Building Performance
IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
BUSINESS COMBINATIONS AND CAPEX

4.1 Acquisitions and disposals

Acquisitions

Acquisitions completed in 2022

Acquired unit	Division	Business unit	Technical area	Acquisition type	Acquisition period	Number of employees	Annual sales for fiscal year prior to acquisition, EUR million [1]	EBITDA for fiscal year prior to acquisition, EUR million [1]
Frödéns Ventilation	Sweden	Services	Ventilation and air conditioning	Business	January	12	2.7	0.1
DI-Teknik A/S	Denmark	Services	Automation	Shares	April	185	27.8	2.3
Kaldt og Varmt	Norway	Services	Cooling and heating	Business	May	5	1.8	0.1
Wind Controller Group	Industry	Services	Energy utilities operation and maintenance	Shares	May	40	5.1	0.3
WT-Service Oy	Industry	Services	Industrial maintenance	Shares	May	17	1.7	0.3
Visi Oy	Finland	Services	Security and safety	Shares	July	22	4.6	1.0
PORREAL GmbH [2]	Austria	Services	Technical maintenance	Shares	August	120 [2]	23.3 [2]	2.4 [2]
Elicentra AB	Sweden	Services	Electricity	Shares	August	18	2.4	0.3
CS electric A/S	Denmark	Services	Industrial engineering and automation	Shares	September	70	13.4	1.6
Simex Klima & Kulde AS	Norway	Services	Cooling and heating	Shares	October	25	4.2	0.3
LukkoPro Oy	Finland	Services	Security and safety	Shares	November	35	5.6	0.7
Carrier's food retail refrigeration business	Finland	Services	Refrigeration	Business	December	17	1.7 [3]	- [3]

Acquisitions completed in 2021

Acquired unit	Division	Business unit	Technical area	Acquisition type	Acquisition period	Number of employees	Annual sales for fiscal year prior to acquisition, EUR million [1]	EBITDA for fiscal year prior to acquisition, EUR million [1]
Electro Berchtold	Austria	Services	Technical maintenance	Business	January	13	1.8 [4]	0.1 [4]
RPH Linc	Sweden	Services	Security and safety	Business	July	9	2.5	0.6
GTS Immobilien GmbH	Austria	Projects	Building automation	Shares	July	40	5.6 [4]	0.3 [4]
Felcon GmbH	Austria	Services	Ventilation and air conditioning	Shares	September	13	2.4	0.2
Bott Kälte- und Klimatechnik	Germany	Services	Cooling	Business	October	8	0.7	0.2
Rørlegger'n Innlandet	Norway	Services	Heating and sanitation	Business	December	7	0.7	0.0
Merius	Industry	Services	Industrial design and advisory	Business	December	20	1.4	0.1

1) *Figures for the fiscal year prior to acquisition are in accordance with the local accounting standards of the acquired businesses. Full acquisition year figures are not available for all acquired businesses due to merger and integration activities following the acquisitions. Therefore, the revenue and EBITDA for the fiscal year prior to acquisition provides a good estimate of the impact the acquisitions would have had on Caverion's figures had all the acquisitions been carried out on 1 January of the acquisition year.*
2) *Caverion's acquisition of PORREAL Group in August 2022 comprised PORREAL GmbH and its subsidiary ALEA GmbH. ALEA GmbH was divested in December 2022 and the above figures only contain those of PORREAL GmbH.*
3) *For Carrier's food retail refrigeration business, the annual sales for the fiscal year prior to the acquisition contains only the sales arising from the transferred business. A comparable EBITDA for the prior fiscal year is not available for the business transferred to Caverion.*
4) *The annual sales and EBITDA figures for Electro Berchtold and GTS Immobilien GmbH are for the fiscal year 2021.*

59 Caverion Annual Review 2022
Q-45

Caverion Building Performance | IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
BUSINESS COMBINATIONS AND CAPEX

Assets and liabilities of the acquired businesses (including fair value adjustments)

EUR million	2022	2021
Property, plant and equipment	3.7	0.4
Right-of-use assets	7.2	0.7
Intangible assets	17.0	8.7
Investments	0.1	0.1
Deferred tax assets	0.1	0.3
Inventories	3.1	0.4
Trade and other receivables	25.9	2.6
Cash and cash equivalents	6.7	0.9
Total assets	**63.6**	**14.1**
Deferred tax liabilities	2.3	1.1
Pension obligations	0.0	0.1
Trade payables	6.4	0.4
Advances received	6.5	0.1
Other liabilities	11.2	1.1
Provisions	3.9	0.2
Lease liabilities	7.2	0.7
Interest-bearing debt	0.5	0.2
Total liabilities	**38.1**	**3.9**
Net assets	**25.6**	**10.2**
Acquisition cost paid in cash during the fiscal period	**88.5**	**10.6**
Contingent consideration, recognised as liability	**10.2**	**4.5**
Goodwill	**73.2**	**4.9**

Year 2022

In 2022, Caverion completed 12 acquisitions, the largest of which were the acquisitions of the Austrian PORREAL Group and the Danish DI-Teknik A/S and CS electric A/S. In the fair value measurement of the 2022 acquisitions, customer relationships, order backlog, technology and trademarks were identified as intangible assets. A total fair value of EUR 9.7 million was allocated to customer relationships, EUR 3.4 million to order backlog, EUR 2.2 million to technology and EUR 1.2 million to trademarks. The acquisition prices contained EUR 2.7 million of payments which were conditional to continuing employment and therefore treated as personnel benefit expenses during the period to which they relate.

The goodwill arising from the 2022 acquisitions amounted to EUR 73.2 million and was mainly attributable to personnel know-how, expected synergies and geographical coverage. From the generated goodwill, EUR 1.4 million was considered tax deductible. The nominal and fair values of the acquired trade and other receivables did not differ materially. The transaction costs from the acquisitions completed during 2022 amounted to EUR 3.5 million and were expensed during the fiscal year as a part of other operating expenses.

DI-Teknik

On 1 April 2022, Caverion closed on an agreement to acquire the shares of the Danish DI-Teknik A/S. DI-Teknik is one of Denmark's largest industrial automation companies with approximately 185 employees at the time of the acquisition. DI-Teknik operates as a full-service provider (design, dimensioning, programming, installation and maintenance) in industrial automation, IT and electrification. The acquisition brought completely new expertise and capabilities in industrial automation to Caverion in Denmark as well as strengthened Caverion's capability to provide smart, digital and sustainable solutions for the industrial segment also more widely outside Denmark.

80% of DI-Teknik's shares were transferred into Caverion's ownership in April 2022 and Caverion is committed to purchasing the remaining 20% latest in April 2026. Based on this, Caverion consolidated DI-Teknik into the Group's figures based on 100% ownership already in 2022 and recognised a purchase consideration liability for the remaining 20%. The revenue of DI-Teknik A/S for the fiscal year 1 July 2020 - 30 June 2021 amounted to EUR 27.8 million and EBITDA to EUR 2.3 million according to the company's local accounting standards. DI-Teknik's nine-month IFRS revenue after the acquisition date for the year 2022 amounted to EUR 24.7 million and EBITDA excluding IFRS 16 adjustments to EUR 2.4 million. The transaction price was not disclosed.

PORREAL

On 2 August 2022, Caverion closed on an agreement to acquire all the shares in PORREAL GmbH in Austria, also including its fully owned subsidiary ALEA GmbH. PORREAL offers technical facility services and real estate consulting services while ALEA offers soft facility services. The acquisition strengthened Caverion's position in the Austrian facility services market. At the time of the acquisition, PORREAL Group employed approximately 380 employees, 120 of which were employed by PORREAL GmbH. On 28 December 2022, Caverion divested the shares of ALEA GmbH.

The 2021 revenue of PORREAL GmbH amounted to EUR 23.3 million and EBITDA to EUR 2.4 million according to the company's local accounting standards. The five-month IFRS revenue after the acquisition date for the year 2022 amounted to EUR 11.7 million and EBITDA excluding IFRS 16 adjustments to EUR 1.0 million. ALEA GmbH's revenue amounted to EUR 4.2 million during Caverion's ownership and it did not have a material effect on the Group's profitability. The transaction price was not disclosed.

CS electric

On 1 September 2022, Caverion closed on an agreement to acquire the shares of the Danish CS electric A/S. CS electric is a leading player in Denmark in technical engineering, electrification and

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IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 61 Caverion Annual Review 2022 BUSINESS COMBINATIONS AND CAPEX automation services. The acquisition supported Caverion’s sustainable growth strategy and expanded its footprint especially in the marine, energy and industrial customer segments. The company employed approximately 70 people at the time of the acquisition. The 2022 revenue of CS electric amounted to EUR 26.6 million and EBITDA to EUR 3.9 million according to the company's local accounting standards. The four-month IFRS revenue after the acquisition date for the year 2022 amounted to EUR 13.7 million and EBITDA excluding IFRS 16 adjustments to EUR 2.2 million. The transaction price was not disclosed. Other acquisitions In December 2021, Caverion signed an agreement to acquire the business of Frödéns Ventilation AB in Sweden. The transaction was completed on 3 January 2022. Frödéns offers service and maintenance, inspections, energy optimisations and smaller projects in the area of ventilation and mainly operates in the Jönköping area. The acquisition was a bolt-on acquisition for Caverion in the ventilation business in Sweden. On 1 May 2022, Caverion closed on an agreement to acquire the business of Kaldt og Varmt AS in Norway. Kaldt og Varmt is a heating and cooling specialist based in Askim, Norway and the acquisition complements Caverion's regional service offering in relation to cooling and heat pumps. On 2 May 2022, Caverion closed on an agreement to acquire the shares of the Finnish Wind Controller JV Oy ("WiCo"). The transaction included WiCo's subsidiaries WiCo Inspections Oy and WiCo Safety Oy. WiCo is the leading technical consultant and service provider for the Finnish wind power industry. Its customer base includes turbine suppliers and wind farm owners, operators and developers. By entering the wind power segment, Caverion widened its offering in the energy sector. The transaction also complemented Caverion's strong expertise in the energy industry and supported its growth strategy. On 11 May 2022, Caverion closed on an agreement to acquire the shares of the Finnish WT-Service Oy. WT-Service provides industrial maintenance, installation and project services in the Vaasa region in Finland. The acquisition strengthened Caverion’s regional footprint with new experts and a solid customer base. On 1 July 2022, Caverion closed on an agreement to acquire the shares of the Finnish Visi Oy. Visi is an industrial security service specialist providing industrial video and access control services as well as work and safety communication services. The acquisition supported Caverion’s sustainable growth strategy and strengthened the Group's capabilities in technical security services. On 31 August 2022, Caverion closed on an agreement to acquire the shares of the Swedish Elicentra AB. Elicentra provides electrical installation services in the Sundsvall area in Sweden and the acquisition strengthened Caverion's reginal service offering in the area of electricity solutions. On 1 October 2022, Caverion closed on an agreement to acquire the shares of the Norwegian Simex Klima & Kulde AS. The company is one of Norway's Stavanger region's leading suppliers in technical installations of indoor climate, cooling and heat pump systems for commercial buildings. The acquisition complemented Caverion's service capacity in the region and strengthened its market position. On 30 November 2022, Caverion closed on an agreement to acquire the shares of the Finnish LukkoPro Oy. LukkoPro specialises in locking and safety services and its digital services offering includes the EasyKey automated key management service. The acquisition broadened Caverion's offering in smart security services. On 1 December 2022, Caverion closed on an agreement to acquire Carrier's food retail refrigeration business in Finland. The acquisition strengthened Caverion's refrigeration business and expertise and also brought Carrier's market-leading food refrigeration product portfolio to Caverion's offering. On 31 December 2022, Caverion acquired Metsä Fibre Oy's shares in Oy Botnia Mill Service Ab (50.17%) as a part of an arrangement where Metsä Fibre took over the maintenance operations of their pulp mills and the Rauma sawmill as well as the related workshop and design services. These operations were previously performed by Oy Botnia Mill Service Ab, a joint venture company owned by the parties. Apart from the share purchase, the transaction was treated as a termination of an outsourcing agreement. On 27 October 2022, Caverion signed an agreement to acquire TM Voima Group’s substation and transmission line business in Finland and Estonia. The acquisition will strengthen Caverion’s presence in the energy sector and enable growth especially in the substation business. In 2021, the revenue of TM Voima Group’s substation and transmission line business amounted to EUR 30.5 million and the number of employees was 66. The closing of the acquisition was subject to the approval by the Finnish Competition and Consumer Authority and the acquisition was completed on 1 February 2023. Year 2021 In 2021, Caverion completed seven bolt-on acquisitions, the largest of which was the acquisition of the Austrian GTS Immobilien GmbH. In the fair value measurement of the 2021 acquisitions, customer relationships, technology and order backlog were identified as intangible assets. A total fair value of EUR 5.6 million was allocated to customer relationships, EUR 2.7 million to technology and EUR 0.5 million to order backlog. The acquisition prices contained EUR 0.4 million of payments which were conditional to continuing employment and therefore treated as personnel benefit expenses during the period to which they relate. The goodwill arising from the 2021 acquisitions amounted to EUR 4.9 million and was mainly attributable to personnel know-how, expected synergies and geographical coverage. From the generated IFRS goodwill, EUR 1.6 million was considered tax deductible. The transaction costs from the acquisitions completed in 2021 amounted to EUR 0.1 million and were expensed during the fiscal year as a part of other operating expenses. GTS On 2 July 2021, Caverion completed the acquisition of Austrian GTS Immobilien GmbH including its subsidiaries. The transaction excluded, however, the non-automation business of GTS as well as its Swiss operations. Through its subsidiary GTS Automation GmbH, GTS Group is a well-known company on the Austrian market for building automation. Through the acquisition, Caverion supported its Q-47

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growth strategy and strengthened its market position in smart technologies. At the time of acquisition, GTS employed approx. 40 employees.

The full year 2021 revenue of the acquired business amounted to EUR 5.6 million and EBITDA to EUR 0.3 million according to the acquired companies' local accounting standards. IFRS revenue after the acquisition date for year 2021 amounted to EUR 3.2 million and EBITDA excluding IFRS 16 adjustments to EUR 0.3 million. The transaction price was not disclosed.

Other acquisitions

In December 2020, Caverion signed an agreement to acquire the business of Electro Berchtold GmbH in Austria. The transaction was completed on 1 January 2021. Electro Berchtold is a provider of maintenance services for ski lift and snow systems.

On 1 July 2021, Caverion closed on an agreement to acquire the business of Swedish RPH Linc AB and further strengthened its smart security solutions offering. RPH Linc is a system integrator in the area of electrical security focusing on high-end security solutions for enterprise and multisite customers and the public sector. The acquisition was a bolt-on acquisition for Caverion in the area of smart technology services.

On 13 September 2021, Caverion closed on an agreement to acquire the shares of Felcon GmbH in Austria. Felcon is a small clean room specialist based in Vienna, Austria and provides design, construction, installation, validation as well as technical services, among others. Its customers include companies in the pharma & medical, biotech as well as food & cosmetics industries. Through the acquisition, Caverion supported its growth strategy and strengthened its market position in the clean room business.

On 29 October 2021, Caverion closed on an agreement to acquire the business of Bott Kälte- und Klimatechnik in Germany. Bott is a small cooling and air conditioning specialist based in Wiesbaden, Germany. Through the acquisition, Caverion supported its growth strategy and strengthened its market position in smart technologies.

On 1 December 2021, Caverion closed on an agreement to acquire the business of a small Norwegian company Rørlegger'n Innlandet AS. Rørlegger'n Innlandet is based in Raufoss, Norway and provides services in the area of plumbing, heating and sanitation.

On 15 December 2021, Caverion closed on an agreement to acquire the industrial design and advisory business of the Finnish company Merius Oy. Merius provides surveying, design and consulting services for industrial investments by using 3D digitalisation, virtual and visualisation technologies. The acquisition complemented the design and advisory services of Caverion Industry to provide added value in industrial plant investments and to utilise digital design technologies.

Accounting principles

Caverion applies the acquisition method to account for business combinations. The total consideration transferred for the acquisition is the fair value of the assets transferred, the liabilities incurred and the possible equity interests issued by Caverion Group. The total consideration includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired, liabilities and contingent liabilities assumed in a business combination are measured initially at their fair value at the acquisition date. The measurement of the fair values requires management judgement and is based partly on management's estimates.

The consolidation of the acquired businesses in accordance with IFRS 3 is still provisional as of 31 December 2022. Therefore, the fair value measurement of the assets and liabilities acquired during 2022 is preliminary and subject to adjustments during the 12-month period during which the acquisition calculations will be finalized.

Disposals

Assets and liabilities of the disposed businesses

EUR million	2022	2021
Property, plant and equipment	0.8	0.1
Right-of-use assets		0.3
Goodwill	0.5	
Deferred tax assets	0.2	0.4
Inventories		0.3
Trade and other receivables	1.2	5.8
Cash and cash equivalents	0.2	0.9
Total assets	**2.9**	**7.8**
Trade payables	0.5	0.7
Advances received		0.3
Other liabilities	1.4	2.1
Provisions	0.3	
Lease liabilities		0.3
Total liabilities	**2.1**	**3.4**
Net assets	**0.8**	**4.4**
Consideration to be received in cash (including contingent consideration) [1]	**0.8**	**0.2**
Translation differences		**-5.6**
Other items affecting gain/loss on sales		**-0.4**
Gain/loss on sales [1]	**0.0**	**-10.1**

[1] *In 2022, Caverion decreased its estimate of the contingent consideration receivable related to the 2021 divestment of JSC "Caverion Rus" by EUR 0.1 million.*

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Year 2022

On 28 December 2022, Caverion sold the shares of ALEA GmbH to Avalon GmbH. ALEA provides soft facility services in Austria and was transferred to Caverion's ownership in the August 2022 acquisition of the PORREAL Group. ALEA employed 230 persons at the time of the divestment and its revenue for the time in Caverion's ownership amounted to EUR 4.2 million. The divestment did not have a material effect on Caverion's profitability. The transaction price was not disclosed. The transaction costs were expensed during the fiscal year and were not material in value.

Year 2021

In the end of December 2021, Caverion sold the share capital of its subsidiary JSC "Caverion Rus" in Russia to Aim Cosmetics Rus, LTD. The transaction covered Caverion's entire operations in Russia which are focused on the St. Petersburg and Moscow regions and employed 421 persons at the end of 2021. The divestment of the Russian subsidiary was a part of Caverion's strategy to focus on the Group's core businesses in its main market areas and to improve the Group's financial performance.

The IFRS revenue of Caverion's Russian operations amounted to EUR 13.9 million and EBITDA to EUR 0.5 million in 2021. The figures of JSC "Caverion Rus" were included in the Group's consolidated income statement until the end of 2021. Caverion recognised a capital loss of EUR 10.0 million in relation to the divestment in its 2021 result. The largest part of the capital loss was related to negative translation differences which had no cash flow effect or effect on the Group's total equity. In 2022, Caverion decreased its estimate of the contingent consideration receivable by EUR 0.1 million. The transaction costs amounted to EUR 0.3 million and were expensed partly during the fiscal year 2021 and partly in 2022.

4.2 Goodwill

Goodwill is allocated to the cash generating units (CGU) as follows:

EUR million	2022	2021
Finland	96.4	80.8
Germany	77.7	77.7
Norway	72.3	69.8
Industry	71.6	64.6
Sweden	49.1	47.7
Austria	42.8	21.6
Denmark	32.7	7.8
Total goodwill	**442.5**	**369.9**

In 2022, Caverion completed 12 acquisitions, the largest of which were the acquisitions of the Austrian PORREAL Group and the Danish DI-Teknik A/S and CS electric A/S. In 2022 Goodwill increased by EUR 72.6 million and the goodwill arising from the 2022 acquisitions amounted to EUR 73.2 million and was mainly attributable to personnel know-how, expected synergies and geographical coverage.

In 2021, Caverion completed seven bolt-on acquisitions, the largest of which was the acquisition of the Austrian GTS Immobilien GmbH. The goodwill arising from the 2021 acquisitions amounted to EUR 4.9 million and was mainly attributable to personnel know-how, expected synergies and geographical coverage.

Goodwill is reviewed for potential impairment whenever there is an indication that the current value may be impaired, or at least annually. Impairment testing of goodwill is carried out by allocating goodwill to the lowest cash generating unit level (CGU) which generates independent cash flows. The recoverable amounts of the cash generating units (CGU) are determined on the basis of value-in-use calculations. The future cash flow projections are based on the budget approved by the top management and the Board of Directors and other long-term financial plans. After this there is a critical assessment of the cash flows related to the goodwill impairment testing. Cash flow projections cover three years, the terminal value is defined by extrapolating it on the basis of average development during the forecasted planning horizon. Cash flows beyond the forecast period are projected by using 1.75 percent long-term growth rate that is based on a prudent estimate about the long-term growth rate and inflation. Future growth estimates are based on the former experience and information available by external market research institutions on market development.

The discount rate used in the impairment testing is the weighted average pre-tax cost of capital (WACC). The discount rate reflects the total cost of equity and debt and the market risks related to the segment. The country-specific WACC components are: the risk-free interest rate, the market risk premium and the credit spread. The common components for all tested CGUs are; the comparable peer industry beta, the Group capital structure and the size premium based on Caverion Group's size.

Estimating the future cash flows of CGUs has been challenging in 2022 due to the corona pandemic, the war in Ukraine and there-related uncertainty in the economic environment. As part of the goodwill impairment testing, management cautiously assessed the future cash flows of the CGUs while taking into account the current economic environment. Management considered the fact that the Group's cash flows have been strong in the past few years and also profitability of most of the CGUs was on an improving track in 2022.

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Assumptions used in goodwill impairment testing 2022	CGU 1 = Finland	CGU 2 = Sweden	CGU 3 = Norway	CGU 4 = Denmark	CGU 5 = Industry	CGU 6 = Germany	CGU 7 = Austria
Pre-tax WACC	10.97%	10.27%	12.86%	10.18%	10.97%	10.55%	11.27%
Recoverable amount exceeds balance sheet value	>50%	>50%	>50%	20-50%	20-50%	20-50%	>50%
Recoverable amount in different sensitivity analysis scenarios in relation to balance sheet value							
Revenue -10% and operating profit -1%	>50%	>50%	>50%	Impairment	Impairment	Impairment	20-50%
WACC +2%-points	>50%	>50%	>50%	0-20%	0-20%	0-20%	>50%
Long-term growth rate -0,5%-points	>50%	>50%	>50%	20-50%	20-50%	20-50%	>50%
All the above	>50%	20-50%	>50%	Impairment	Impairment	Impairment	Impairment

The goodwill test results are evaluated by comparing the recoverable amount (E) with the carrying value of the CGU assets (T), as follows:

	Ratio			Estimate
E		<	T	Impairment
E	0 - 20%	>	T	Slightly above
E	20 - 50%	>	T	Clearly above
E	50% -	>	T	Substantially above

As a result of the impairment tests performed, no impairment loss has been recognised in 2022 or in 2021. In the 2022 testing the recoverable amount exceeded the balance sheet value in Germany, Denmark and Industry clearly and in other CGUs substantially. In the 2021 testing the recoverable amount exceeded the balance sheet value in Germany clearly and in other CGUs substantially. Management has assessed that in Germany (CGU 6) a reasonably possible change in key assumptions might lead into impairment. Management has prepared sensitivity analysis for that CGU:

Values for sensitivity analysis in separate scenarios (1, 2, 3), with which recoverable amount = balance sheet value, Germany	Basic assumption	Change in value resulting in break even
Revenue in the forecast period (scenario 1)	4.0% average growth (CAGR)	-5.5% p.p.
Average EBITDA percentage in the forecast period (scenario 1)	5.8%	-0.9% p.p.
Pre-tax WACC (scenario 2)	10.55%	+3.2% p.p.
Terminal growth assumption (scenario 3)	1.75%	-2.5% p.p.

Accounting principles

Goodwill

Goodwill arises on the acquisition of subsidiaries and represents the excess of the consideration transferred over the Group's interest in the net fair value of the net identifiable assets of the acquiree and the fair value of the non-controlling interest in the acquiree on the date of acquisition. The net identifiable assets include the assets acquired and the liabilities assumed as well as the contingent liabilities. The consideration transferred is measured at fair value.

Impairment testing

Goodwill impairment reviews are undertaken annually or more frequently if events or changes in circumstances indicate a potential impairment. For the purpose of impairment testing, goodwill is allocated to cash-generating units. Goodwill is measured at the original acquisition cost less impairment. Impairment is expensed immediately in the income statement and is not subsequently reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity disposed of.

Goodwill is tested for any impairment annually in accordance with the accounting policy. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. The cash flows in the value-in-use calculations are based on the management's best estimate of market development for the subsequent years. The discount rate may be increased with a branch specific risk factor.

The recoverable amounts have been assessed in relation to different time periods and the sensitivity has been analysed for the changes of the discount rate, profitability and the terminal growth rate.

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4.3 Tangible and intangible assets

Property, plant and equipment

2022 EUR million	Land and water areas	Buildings and structures	Machinery and equipment	Other tangible assets [1]	Advance payments	Total
Historical cost on Jan 1, 2022	**0.6**	**6.8**	**43.7**	**21.6**	**0.2**	**72.8**
Translation differences	-0.0	-0.0	-0.9	-0.1	-0.0	-1.0
Increases		0.1	4.3	1.2	0.1	5.6
Acquisitions		0.2	5.8	2.5		8.5
Decreases	-0.0	-0.1	-4.5	-0.3	-0.1	-5.0
Business disposals			-0.5	-0.4		-0.9
Reclassifications between classes			0.1	0.0	-0.1	-0.1
Historical cost on Dec 31, 2022	**0.6**	**6.9**	**47.9**	**24.4**	**0.1**	**79.9**
Accumulated depreciation and impairment on Jan 1, 2022		**-4.7**	**-33.9**	**-16.7**		**-55.3**
Translation differences		0.0	0.8	0.1		0.8
Depreciation		-0.3	-4.2	-1.7		-6.2
Accumulated depreciation of increases and acquisitions		-0.0	-2.9	-1.8		-4.8
Accumulated depreciation of decreases and business disposals		0.1	4.2	0.3		4.7
Reclassification between classes			0.0			0.0
Accumulated depreciation and impairment on Dec 31, 2022		**-4.9**	**-36.1**	**-19.8**		**-60.8**
Carrying value on January 1, 2022	0.6	2.1	9.7	4.9	0.2	17.6
Carrying value on Dec 31, 2022	0.6	2.0	11.8	4.6	0.1	19.1

2021 EUR million	Land and water areas	Buildings and structures	Machinery and equipment	Other tangible assets [1]	Advance payments	Total
Historical cost on Jan 1, 2021	**0.6**	**7.1**	**50.4**	**21.2**	**0.2**	**79.5**
Translation differences	-0.0	-0.0	0.1	0.1		0.2
Increases		0.1	3.0	1.4	0.4	4.7
Acquisitions			0.4			0.4
Decreases		-0.4	-8.4	-1.1		-9.8
Business disposals			-2.0	0.0		-2.0
Reclassifications between classes		0.0	0.2	0.0	-0.4	-0.2
Historical cost on Dec 31, 2021	**0.6**	**6.8**	**43.7**	**21.6**	**0.2**	**72.8**
Accumulated depreciation and impairment on Jan 1, 2021		**-4.6**	**-39.9**	**-16.1**		**-60.6**
Translation differences		0.0	0.0	-0.1		-0.1
Depreciation		-0.3	-4.1	-1.6		-6.0
Accumulated depreciation of increases and acquisitions			0.0			0.0
Accumulated depreciation of decreases and business disposals		0.2	10.2	1.1		11.4
Reclassification between classes			0.0			0.0
Accumulated depreciation and impairment on Dec 31, 2021		**-4.7**	**-33.9**	**-16.7**		**-55.3**
Carrying value on Jan 1, 2021	0.6	2.5	10.4	5.1	0.2	18.9
Carrying value on Dec 31, 2021	0.6	2.1	9.7	4.9	0.2	17.6

[1] Other tangible assets include, among other things, capitalised leasehold improvement costs.

Accounting principles

Property, plant and equipment are stated at historical cost less accumulated depreciation and impairment. Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to allocate the cost over their estimated useful lives.

The residual values and useful lives of assets are reviewed at the end of each reporting period. If necessary, they are adjusted to reflect the changes in expected economic benefits. Capital gains or losses on the disposal of property, plant and equipment are included in other operating income or expenses.

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Intangible assets

2022

EUR million	Goodwill	Allocations from business combinations	Other intangible assets [1]	Total other intangible assets
Historical cost on January 1, 2022	**369.9**	**86.7**	**126.8**	**213.5**
Increases			8.5	8.5
Acquisitions	73.2	16.5	0.6	17.1
Decreases			-9.4	-9.4
Business disposals	-0.5		-0.0	-0.0
Reclassifications between classes			0.1	0.1
Translation differences	-0.1	-1.8	-1.5	-3.4
Historical cost on December 31, 2022	**442.5**	**101.4**	**124.9**	**226.4**
Accumulated amortisation and impairment on January 1, 2022		**-59.0**	**-106.8**	**-165.8**
Amortisation and impairment		-5.9	-10.3	-16.2
Translation differences		1.6	1.2	2.8
Accumulated amortisation of increases and acquisitions			-0.2	-0.2
Accumulated amortisation of decreases and reclassifications			9.4	9.4
Accumulated amortisation of business disposals			0.0	0.0
Accumulated amortisation and impairment on December 31, 2022		**-63.3**	**-106.6**	**-170.0**
Carrying value on January 1, 2022	369.9	27.7	20.0	47.7
Carrying value on December 31, 2022	442.5	38.1	18.3	56.4

2021

EUR million	Goodwill	Allocations from business combinations	Other intangible assets [1]	Total other intangible assets
Historical cost on January 1, 2021	**365.0**	**79.3**	**123.3**	**202.6**
Increases			7.5	7.5
Acquisitions	4.9	8.7	0.0	8.8
Decreases		-1.0	-4.3	-5.2
Business disposals			0.0	0.0
Reclassifications between classes			0.2	0.2
Translation differences		-0.4	0.1	-0.3
Historical cost on December 31, 2021	**369.9**	**86.7**	**126.8**	**213.5**
Accumulated amortisation and impairment on January 1, 2021		**-56.7**	**-97.5**	**-154.2**
Amortisation and impairment		-3.9	-12.1	-15.9
Translation differences		0.4	0.0	0.4
Accumulated amortisation of increases and acquisitions				0.0
Accumulated amortisation of decreases and reclassifications		1.1	2.8	3.9
Accumulated amortisation of business disposals			0.0	0.0
Accumulated amortisation and impairment on December 31, 2021		**-59.0**	**-106.8**	**-165.8**
Carrying value on January 1, 2021	365.0	22.9	26.2	49.1
Carrying value on December 31, 2021	369.9	27.7	20.0	47.7

1) Other intangible assets consist mainly of IT infrastructure, systems and solutions.

66 Caverion Annual Review 2022
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IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 67 Caverion Annual Review 2022 BUSINESS COMBINATIONS AND CAPEX Allocations from business combinations carrying value split: EUR million 2022 2021 Customer relations and contract bases 26.8 21.7 Unpatented technology 5.2 3.7 Trademarks 1.9 1.1 Patents 0.7 0.9 Order backlog 3.4 0.4 Total 38.1 27.7 Accounting principles An intangible asset is initially recognised in the balance sheet at acquisition cost when the acquisition cost can be reliably determined and the economic benefits are expected to flow from the asset to the Group. Intangible assets with a known or estimated limited useful life are expensed in the income statement on a straight-line basis over their useful life. Other intangible assets acquired in connection with business acquisitions are recognised separately from goodwill if they meet the definition of an intangible asset: they are separable or are based on contractual or other legal rights. Intangible assets recognised in connection with business acquisitions include e.g. the value of customer agreements and associated customer relationships, prohibition of competition agreements, the value of acquired technology and industry related process competences. The value of customer agreements and their associated customer relationships and industry related process competence is determined using the cash flows estimated according to the durability and duration of the assumed customer relations. Impairment of tangible and intangible assets At each closing date, the Group evaluates whether there is an indication that an asset may be impaired. If any such indication exists, the recoverable amount of said asset is estimated. In addition, the recoverable amount is assessed annually for each of the following assets regardless of whether there is any indication of impairment: goodwill, intangible assets with an indefinite useful life and intangible assets not yet available for use. The need for impairment is assessed at the level of cash-generating units. The recoverable amount is the higher of an asset’s fair value less costs of disposal and the value in use. The value in use is determined based on the discounted future net cash flows estimated to be recoverable from the assets in question or cash-generating units. The discount rate used is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is recognised if the carrying amount of the asset is higher than its recoverable amount. The impairment loss is recognised immediately in the income statement and is initially allocated to the goodwill allocated to the cash-generating unit and thereafter to other assets pro rata on the basis of their carrying amounts. An impairment loss is reversed when the circumstances change and the amount recoverable from the asset has changed since the date when the impairment loss was recorded. However, impairment losses are not reversed beyond the carrying amount of the asset that would have been determined had no impairment loss been recognised in prior years. Impairment losses on goodwill are never reversed. Q-53

Caverion Building Performance
IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT



5 Capital structure

Net debt, EUR million	200.9
Equity ratio, %	19.8
Net debt/Adjusted EBITDA	1.2x

In this section

This section comprises the following notes describing Caverion's capital structure for 2022:

5.1 Capital management 69
5.2 Shareholders' equity 69
5.3 Change in net debt 71
5.4 Financial assets and liabilities by category 72
5.5 Financial risk management 74
5.6 Derivative instruments 76
5.7 Investments in associated companies and joint ventures 77
5.8 Employee benefit obligations 79
5.9 Lease agreements 82
5.10 Commitments and contingent liabilities 83

68 Caverion Annual Review 2022

Q-54

Caverion
Building Performance
IN BRIEF BOARD OF DIRECTORS' REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR'S REPORT
CAPITAL STRUCTURE

5.1 Capital management

The objective of capital management in Caverion Group is to maintain an optimal capital structure, maximise the return on the respective capital employed and to minimise the cost of capital within the limits and principles stated in the Treasury Policy. The capital structure is modified primarily by directing investments and working capital employed.

In February Caverion issued a senior unsecured bond of EUR 75 million with an issue price of 99.425 percent. The 5-year bond matures on 25 February 2027 and carries a fixed annual interest of 2.75 percent. Also, Caverion carried out a tender offer for the EUR 75 million bond maturing in March 2023 resulting to a EUR 71.5 million acceptance level. The new bond extends the maturity profile, lowers the interest expenses and supports Caverion's strategy for sustainable profitable growth.

Caverion has an outstanding hybrid bond in amount of EUR 35 million, Hybrid bond is an instrument subordinated to the company's other debt obligations and treated as equity in the IFRS financial statements. The hybrid bond does not have a maturity date but the issuer is entitled to redeem the hybrid for the first time on 15 May 2023, and subsequently, on each coupon interest payment date.

Caverion's business model is asset light and typically requires little investments. Caverion's targeted operational capex level (excluding acquisitions and capitalised lease contracts) should not exceed 1 percent of revenue. Growth will be supported by bolt-on acquisitions in selected growth areas and complementary capabilities. Caverion aims at 100 per cent cash conversion (operating cash flow before financial and tax items/EBITDA) in order to ensure a healthy cash flow.

Caverion's management evaluates and continuously monitors the amount of funding required in the Group's business activities to ensure it has adequate liquid funds to finance its operations, repay its loans at maturity and pay annual dividends. The funding requirements have been evaluated based on an annual budget, monthly financial forecasts and short-term, timely cash planning. Caverion's Group Treasury is responsible for maintaining sufficient funding, availability of different funding sources and a controlled maturity profile for the external loans. Caverion targets a net debt to adjusted EBITDA ratio of less than 2.5 times.

Cash management and funding is centralised in Group Treasury. With a centralised cash management, the use of liquid funds can be optimised between different units of the Group.

Caverion's aim is to distribute at least 50 % of the result for the year after taxes, however, taking profitability and leverage level into account.

Capital

EUR million	2022	2021
Share capital	1.0	1.0
Hybrid capital	35.0	35.0
Unrestricted equity reserve	66.0	66.0
Other equity	123.2	99.1
Equity attributable to owners of the parent company	**225.2**	**201.1**
Non-controlling interest	0.2	0.3
Total equity	**225.4**	**201.4**
Non-current borrowings	221.3	226.9
Current borrowings	60.7	44.7
Total interest-bearing debt	**282.0**	**271.6**
Total capital	**507.4**	**473.0**
Total interest-bearing debt	282.0	271.6
Cash and cash equivalents	81.2	130.9
Net debt	**200.9**	**140.7**
Net debt/Adjusted EBITDA	1.2	1.0
Gearing ratio, %	89.1	69.8
Equity ratio, %	19.8	19.0

5.2 Shareholders' equity

Share capital and treasury shares

	Number of outstanding shares	Share capital EUR million	Treasury shares EUR million
Jan 1, 2022	**136,417,625**	**1.0**	**-2.4**
Transfer of treasury shares	55,020		0.4
Dec 31, 2022	**136,472,645**	**1.0**	**-2.0**
Jan 1, 2021	**136,112,101**	**1.0**	**-2.8**
Transfer of treasury shares	352,501		0.4
Return of treasury shares	46,977		0.0
Dec 31, 2021	**136,417,625**	**1.0**	**-2.4**

69 Caverion Annual Review 2022
Q-55

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 70 Caverion Annual Review 2022 CAPITAL STRUCTURE The total number of Caverion Corporation's shares was 138,920,092 (138,920,092) and the share capital amounted to EUR 1.0 (1.0) million on December 31, 2022. All the issued and subscribed shares have been fully paid to the company. Shares do not have a nominal value. Treasury shares Caverion held 2,447,447 (2,502,467) treasury shares on December 31, 2022. The consideration paid for the treasury shares amounted to EUR 2.0 million on December 31, 2022 and is disclosed as a separate fund in equity. The consideration paid on treasury shares decreases the distributable equity of Caverion Corporation. Caverion Corporation holds the own shares as treasury shares and has the right to return them to the market in the future. Translation differences Translation differences include the exchange rate differences recognised in Group consolidation. In addition, the portion of the gains and losses of effective hedges on the net investment in foreign subsidiaries, which are hedged with currency forwards, is recognised in equity. There were no hedges of a net investment in a foreign operation in 2022 or 2021. Fair value reserve Fair value reserve includes movements in the fair value of the investments that are not held for trading, and the derivative instruments used for cash flow hedging. Hybrid capital On 15 May 2020 Caverion issued a EUR 35 million hybrid bond, an instrument subordinated to the company's other debt obligations and treated as equity in the IFRS financial statements. The hybrid bond does not confer to its holders the rights of a shareholder and does not dilute the holdings of the current shareholders. The coupon of the hybrid bond is 6.75 per cent per annum until 15 May 2023. The hybrid bond does not have a maturity date but the issuer is entitled to redeem the hybrid for the first time on 15 May 2023, and subsequently, on each coupon interest payment date. If the hybrid bond is not redeemed on 15 May 2023, the coupon will be changed to 3-month EURIBOR added with a Re-offer Spread (706.8 bps) and a step-up of 500bps. The accrued unrecognized interest on the bond was EUR 1.5 (1.5) million at 31 December 2022. The interest from the hybrid bond must be paid to the investors if Caverion Corporation pays dividends. If dividends are not paid, a separate decision regarding interest payment on the hybrid bond will be made. The hybrid bond is initially recognised at fair value less transaction costs and subsequently the bond is measured at cost. If interest is paid to the hybrid bond, it is debited directly to equity, net of any related income tax benefit. In 2022, EUR 2.4 million interest was paid. According to IAS 33, interest accrued in local books has been taken into account as an expense in earnings per share calculation as described in calculation of key figures. Unrestricted equity reserve Caverion announced in a stock exchange release on 7 February 2018 the establishment of a new share-based incentive plan directed at the key employees of the Group (“Matching Share Plan 2018-2022”). In connection with the technical execution of the plan a total of 3,800,000 new shares were subscribed for in Caverion Corporation’s share issue directed to the company itself without payment, and were entered into the Trade Register on 19 February 2018. The total capital raised amounted to EUR 6.67 million and was recorded in entirety into the unrestricted equity reserve. Caverion executed a directed share issue of new shares in June 2018 in order to maintain a strong balance sheet and to retain strategic flexibility after the payment of the German anti-trust fine. On 15 June 2019, the Company announced that it had directed a share issue of 9,524,000 new shares in the Company to institutional investors, corresponding to approximately 7.36 percent of all the shares and votes in the Company immediately prior to the share issue raising gross proceeds of EUR 60.0 million. The subscription price was recorded in its entirety into the unrestricted equity reserve of the company. Dividends The Annual General Meeting held on 28 March 2022 decided that a dividend of EUR 0.17 per share will be paid for the year 2021. The Board of Directors proposes to the Annual General Meeting to be held on 27 March 2023 that a dividend of EUR 0.20 per share will be paid for the year 2022. Q-56

Caverion Building Performance | IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
CAPITAL STRUCTURE

5.3 Change in net debt

Net debt is defined as the total of interest-bearing liabilities less cash and cash equivalents.

EUR million	Liabilities from financing activities: Non-current borrowings including repayments	Liabilities from financing activities: Lease liabilities	Liabilities from financing activities: Current loans	Cash and cash equivalents	Net debt
Net debt as at 1 January 2022	**135.9**	**135.7**	**0**	**130.9**	**140.7**
Change in net debt, cash:					
Proceeds from non-current borrowings	74.8				
Repayment of non-current borrowings	-75.4	-50.6			
Change in current liabilities			10.1		
Change in non-current liabilities					
Change in cash and cash equivalents				-42.0	
Change in net debt, non-cash:					
Additions		50.5			
Acquisitions		7.2			
Disposals and business divestitures		-2.3			
Foreign exchange adjustments [1]		-3.1		-7.7	
Other non-cash changes	-0.9				
Net debt as at 31 December 2022	**134.5**	**137.5**	**10.1**	**81.2**	**200.9**

EUR million	Liabilities from financing activities: Non-current borrowings including repayments	Liabilities from financing activities: Lease liabilities	Liabilities from financing activities: Current loans	Cash and cash equivalents	Net debt
Net debt as at 1 January 2021	**138.7**	**129.2**		**149.3**	**118.6**
Change in net debt, cash:					
Proceeds from non-current borrowings	50.2				
Repayment of non-current borrowings	-53.2	-47.7			
Change in current liabilities					
Change in non-current liabilities					
Change in cash and cash equivalents				-21.3	
Change in net debt, non-cash:					
Additions		54.7			
Acquisitions		0.7			
Disposals and business divestitures		-2.3			
Foreign exchange adjustments [1]		1.1		2.9	
Other non-cash changes	0.2				
Net debt as at 31 December 2021	**135.9**	**135.7**		**130.9**	**140.7**

[1] *The cash flow statements of foreign subsidiaries are translated into euro using the financial year's average foreign currency exchange rates, and the cash and cash equivalents are translated using the exchange rates quoted on the balance sheet date.*

71 Caverion Annual Review 2022
Q-57

Caverion Building Performance | IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
CAPITAL STRUCTURE

5.4 Financial assets and liabilities by category

IFRS 9 retains but simplifies the mixed measurement model and establishes three primary measurement categories for financial assets: amortised cost, fair value through other comprehensive income (FVTOCI) and fair value through profit and loss (FVTPL). The standard has been applied as of 1 January 2018.

2022

EUR million Valuation	Fair value through profit and loss	Fair value through other comprehensive income	Amortised cost	Carrying value
Non-current financial assets				
Investments	0.4	0.7		1.1
Trade receivables and other receivables			4.4	4.4
Current financial assets				
Trade receivables and other receivables			625.8	625.8
Derivatives (hedge accounting not applied)	0.0			
Cash and cash equivalents			81.2	81.2
Total	**0.4**	**0.7**	**711.4**	**712.5**
Non-current financial liabilities				
Loans from financial institutions			50.0	50.0
Bonds			73.3	73.3
Pension loans			4.5	4.5
Other loans			0.0	0.0
Lease liabilities			93.5	93.5
Total non-current interest-bearing liabilities			**221.3**	**221.3**
Trade payables and other liabilities			7.4	7.4
Current financial liabilities				
Loans from financial institutions			0.1	0.1
Bonds			3.5	3.5
Pension loans			3.0	3.0
Other loans			0.1	0.1
Commercial papers			10.0	10.0
Lease liabilities			43.9	43.9
Total current interest-bearing liabilities			**60.7**	**60.7**
Trade payables and other liabilities			597.5	597.5
Derivatives (hedge accounting not applied)	0.1			
Total	**0.1**		**886.9**	**887.0**

2021

EUR million Valuation	Fair value through profit and loss	Fair value through other comprehensive income	Amortised cost	Carrying value
Non-current financial assets				
Investments	0.6	0.7		1.3
Trade receivables and other receivables			6.1	6.1
Current financial assets				
Trade receivables and other receivables			555.4	555.4
Derivatives (hedge accounting not applied)	0.1			0.1
Cash and cash equivalents			130.9	130.9
Total	**0.7**	**0.7**	**692.4**	**693.8**
Non-current financial liabilities				
Loans from financial institutions			49.9	49.9
Bonds			74.8	74.8
Pension loans			7.5	7.5
Other loans			0.5	0.5
Lease liabilities			94.1	94.1
Total non-current interest-bearing liabilities			**226.9**	**226.9**
Trade payables and other liabilities			2.0	2.0
Current financial liabilities				
Loans from financial institutions			0.1	0.1
Bonds				
Pension loans			3.0	3.0
Other loans				
Commercial papers				
Lease liabilities			41.6	41.6
Total current interest-bearing liabilities			**44.7**	**44.7**
Trade payables and other liabilities			530.9	530.9
Derivatives (hedge accounting not applied)	0.1			0.1
Total	**0.1**		**804.5**	**804.6**

72 Caverion Annual Review 2022
Q-58

Caverion
Building Performance
IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
CAPITAL STRUCTURE

The carrying amount of financial assets and liabilities except for non-current loans approximate their fair value. The fair value of non-current loans amounted to EUR 140.1 (136.8) million at the end of 2022. The fair values of non-current loans are based on discounted cash flows and are categorised within level 2 of the fair value hierarchy. Discount rate is defined to be the rate that the Group was to pay for an equivalent external loan at year end. It consists of a risk-free market rate and a company and maturity related risk premium of 2.00% p.a (1.00% - 2.00% in 2021).

Investments consist of as follows:

	2022	2021
Quoted shares (level 1 in fair value hierarchy)	0.4	0.6
Unquoted shares (level 3 in fair value hierarchy)	0.7	0.7
Total	**1.1**	**1.3**

The fair value of financial instruments traded in active markets is based on quoted market prices at the balance sheet date. A market is regarded as active if quoted prices are readily and regularly available from an exchange and those prices represent actual and regularly occurring market transactions on an arm's length basis. The quoted market price used for financial assets held by the Group is the current bid price. These instruments are included in Level 1. Instruments included in Level 1 comprise primarily funds and OMXH equity investments. Investments categorised in Level 3 are non-listed equity instruments and they are measured at acquisition cost less any impairment or prices obtained from a broker as their fair value cannot be measured reliably.

Accounting principles

Financial assets

Classification and measurement

Financial assets are classified at initial recognition into the following categories according to IFRS 9: at fair value through profit or loss, at fair value through other comprehensive income and at amortised cost. The classification depends on the objective of the business model and the characteristics of contractual cash flows of the item.

Financial assets at fair value through profit and loss

Financial assets at fair value through profit and loss are financial assets or derivatives that do not meet the criteria for hedge accounting. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Derivatives and other financial assets at fair value through profit and loss are initially measured at fair value and transaction costs are expensed in the income statement. Subsequent to initial recognition, they are measured at fair value. Realised and unrealised gains and losses arising from changes in fair value are recognised in the income statement in the period in which they arise. Assets in this category are classified as non-current assets (Receivables) if expected to be settled after 12 months and as current assets (Trade and other receivables) if expected to be settled within 12 months.

Amortised cost

The Group's non-derivative financial assets and cash and cash equivalents are classified to amortised cost category. This category comprises loans receivables, trade receivables, cash and cash equivalents and other receivables. These are included in current assets, except for maturities greater than 12 months after the reporting period, which are classified as non-current. These assets are initially recognised at fair value and transaction costs are expensed in the income statement. Subsequent to initial recognition, they are carried at amortised cost using the effective interest rate method less any impairment. Due to the nature of short-term receivables and other receivables, their book value is expected to equal to the fair value.

Cash and cash equivalents include cash at hand, bank deposits withdrawable on demand and liquid short-term investments with original maturities of three months or less.

Financial assets at fair value through other comprehensive income

Equity investments in non-listed investments that are not held for trading, are classified as equity instruments designated at fair value through other comprehensive income.

These assets are initially recognised at fair value, plus any transaction costs. Subsequent to initial recognition, they are carried at fair value. Changes in the fair value are recognised in other comprehensive income and are presented in the fair value reserves under shareholders' equity, net of tax. When investments are sold or impaired, the accumulated fair value adjustments recognised in equity are never recycled to income statement.

These assets are non-current financial assets when the Group intends not to dispose them within the next 12 months.

Recognition and derecognition

Regular purchases and sales of financial assets are recognised on the trade-date which is the date on which Caverion Group commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the investment have expired or have been transferred and the Group has transferred substantially all risk and rewards of ownership.

Gains or losses arising from changes in the fair value of the financial assets at fair value through profit or loss category are presented in the income statement within finance income and expenses in the period in which they arise. Interest income from items at amortised cost are presented in the income statement within finance income in the period in which they arise. Dividend income from financial assets is recognised in the income statement as part of financial income when the Group's right to receive payments is established.

73 Caverion Annual Review 2022
Q-59

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 74 Caverion Annual Review 2022 CAPITAL STRUCTURE Offsetting financial instruments Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognised amounts and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously. Impairment of financial assets Assets carried at amortised costs Caverion Group assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired as a result of one or more events that occurred after the initial recognition of the asset (“a loss event”). That loss event must impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. Objective evidence that financial assets are impaired includes: default or delinquency in interest or principal payments, significant financial difficulty, restructuring of an amount due to the Group, indications that a debtor will enter bankruptcy or other financial reorganisation, observable data indicating that there is measurable decrease in expected cash flows, such as changes in arrears or economic conditions that correlate with defaults. For loans and receivables, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognised in the consolidated income statement within other operating expenses. Caverion Group considers evidence of impairment at both an individual asset and a collective level. All individually significant assets are individually assessed for impairment. Collective assessment is carried out by grouping together assets with similar risk characteristics. Risks related to trade and other operative receivables are described in note 3.2. If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed through the income statement. Financial liabilities Borrowings are recorded on the settlement date and initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortised cost and any difference between the proceeds and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest method. Other borrowing costs are expensed in the period during which they are incurred. Fees paid on the establishment of loan facilities are recognised as expenses over the period of the facility to which it relates. Borrowings are derecognised when its contractual obligations are discharged or cancelled, or expire. Borrowings are classified as current liabilities if payment is due within 12 months or less. If not, they are presented as non-current. 5.5 Financial risk management Caverion Group is exposed in its business operations to liquidity risk, credit risk, foreign exchange risk and interest rate risk. The objective of Caverion’s financial risk management is to minimise the uncertainty which the changes in financial markets cause to its financial performance. The year closed with a high market uncertainty, which is reflected to Caverion figures especially by weaker Norwegian and Swedish krone, as well as higher interest on floating rate loans. The defining feature of the markets in 2022 has been the inflation and market volatility. The central banks have fought the inflation with rapid rate increases. Energy prices have been declining, but there are still risks that the pressure on wage inflation will keep the overall inflation figures high, thus the interest rate peak and its timing is hard to predict. Continuing high volatility on foreign exchange rates is also expected. Caverion monitors the risks closely and at the moment does not see any need for changes in the risk management principles. The risks related to the availability of financing, the availability of guarantee facilities as well as foreign exchange and interest rate related risks are in control. Risk management is carried out by Caverion Group Treasury in co-operation with divisions under policies approved by the Board of Directors. Financing activities are carried out by finance personnel and management in the divisions and subsidiaries. Responsibilities in between the Group Treasury and divisions are defined in the Group’s Treasury Policy. Divisions are responsible for providing the Group Treasury timely and accurate information on their financial position, cash flows and foreign exchange position in order to ensure the Group’s efficient cash and liquidity management, funding and risk management. In addition, the Group’s Treasury Policy defines main principles and methods for financial risk management, cash management and specific financing-related areas e.g. commercial guarantees, relationships with financiers and customer financing. Interest rate risk Caverion has interest-bearing receivables in its cash and cash equivalents but otherwise its revenues and cash flows from operating activities are mostly independent of changes in market interest rates. Caverion’s exposure to cash flow interest rate risk arises mainly from current and non-current loans. Borrowing issued at floating interest rates expose Caverion to cash flow interest rate risk. To manage the interest rate risk, the Board of Directors of Caverion Group has defined an average interest rate fixing term target for the Group’s net debt (excluding cash). At the reporting date the average interest rate fixing term of net debt (excluding cash) was 28.1 (13.6) months. At the end of December 2022 Caverion has not used interest rate derivatives to hedge interest rate risk. The weighted average effective interest rate of the whole loan portfolio excluding IFRS 16 effects was 3.0% (2.6%) at the end of December 2022. Fixed-rate loans accounted for approximately 59 (66) percent of the Group’s borrowings. In addition to the targeted average interest rate fixing term of net debt, Caverion Group’s management monitors regularly the effect of the possible change in interest rate level on the Group’s financial result. The monitored number is the effect of one percentage point rise in interest rate level on yearly net interest expenses. Q-60

Caverion Building Performance | IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
CAPITAL STRUCTURE

Interest rate risk sensitivity

	Result before taxes	
EUR million	2022	2021
Interest rate of net debt 1 percentage point higher	0.2	1.0

Net debt includes interest-bearing liabilities and cash and cash equivalents. Sensitivities are calculated based on the situation at the balance sheet date.

Financial counterparty risk

The financial instruments the Group has agreed with its banks and financial institutions contain a risk of the counterparty being unable to meet its obligations. The Group Treasury is responsible for the counterparty risk of derivative instruments and financial investment products.

Counterparties to the financial instruments are chosen based on Caverion Group management's estimate on their reliability. The Board of Directors of Caverion Group accepts the main banks used by the Group and counterparties to derivative instruments. CFO accepts conterparties to short-term investments. Short-term investments related to liquidity management are made according to Caverion's Treasury Policy. No impairment has been recognised on derivative instruments or investment products in the reporting period. Caverion Group's management does not expect any credit losses from non-performance by counterparties to investment products or derivative instruments.

As a result of the partial demerger of YIT Corporation registered on 30 June 2013, a secondary liability has been generated to Caverion Corporation, a new company established in the partial demerger, for those liabilities that have been generated before the registration of the demerger and remain with YIT Corporation after the demerger. Caverion Corporation has a secondary liability relating to the Group guarantees that remain with YIT Corporation after the demerger, if YIT Corporation falls into default. These Group guarantees amounted to EUR 20.4 (24.3) million at the end of December 2022.

Refinancing and liquidity risk

Refinancing risk is defined as a risk that funds are not available or the costs of refinancing maturing debt is high at the time a debt needs to be refinanced. The objective of liquidity risk management is to maintain a sufficient liquidity reserve in all situations. Liquidity and refinancing risk is managed by diversifying the maturities of external loans and monitoring the proportion of short-term debt (maturing in less than one year's time) and the long-term liquidity forecast for the Group. The Group shall always have liquidity reserve available to meet the need for debt repayments falling due during the calendar year and to cover the potential funding need over the planning period of business operations including planned capital expenditure. Adequate liquidity is maintained by keeping sufficient amount of unused committed credit facilities as a reserve.

In 2022 Caverion took actions to prolong its loan maturity and strengthen long-term liquidity. In February Caverion issued a senior unsecured bond of EUR 75 million with an issue price of 99.425 percent. The 5-year bond matures on 25 February 2027 and carries a fixed annual interest of 2.75 percent. Also, Caverion carried out a tender offer for the EUR 75 million bond maturing in March 2023 resulting to a EUR 71.5 million acceptance level.

Caverion Group's interest-bearing loans and borrowings amounted to 144.6 (135.9) million at the end of December. Approximately 40 percent of the loans have been raised from financial institutions and 60 percent from investors. The Group's net debt amounted to EUR 63.4 (5.0) million at the end of December excluding IFRS 16 effects and EUR 200.9 (140.7) including IFRS 16 effects. At the end of December, the Group's gearing was 89.1 (69.8) percent and its equity ratio 19.8 (19.0) percent including IFRS 16 effects. The hybrid bond in amount of EUR 35 million that Caverion issued in 2020 is an instrument subordinated to the company's other debt obligations and treated as equity in the IFRS financial statements. The hybrid bond does not have a maturity date but the issuer is entitled to redeem the hybrid for the first time on 15 May 2023, and subsequently, on each coupon interest payment date.

Caverion's external loans are subject to a financial covenant based on the ratio of the Group's net debt to EBITDA. The financial covenant shall not exceed 3.5:1. At the end of December, the Group's Net debt to EBITDA was 1.3x according to the confirmed calculation principles.

To manage liquidity risk, Caverion uses cash and cash equivalents, Group accounts with overdraft facilities, credit facilities and commercial papers. Caverion's cash and cash equivalents amounted to EUR 81.2 (130.9) million at the end of December 2022. In addition, Caverion has undrawn overdraft facilities amounting to EUR 19.7 (19) million and undrawn committed revolving credit facilities amounting to EUR 100 (100) million. The committed revolving credit facilities are valid until January 2025.

The following table describes the contractual maturities of financial liabilities. The amounts are undiscounted. Interest cash flows of floating rate loans and derivative instruments are based on the interest rates prevailing on December 31, 2022 (December 31, 2021). Cash flows of foreign currency denominated loans are translated into euro at the reporting date. Cash flows of foreign currency forward contracts are translated into euro at forward rates.

Contractual maturity analysis of financial liabilities and interest payments at December 31, 2022

EUR million	2023	2024	2025	2026	2027	2028	Total
Loans from financial institutions	17.3	3.4	52.2	2.1	77.1		**152.1**
Pension loans	3.1	3.0	1.5				**7.6**
Lease liabilities	47.8	35.7	22.1	14.8	8.8	20.5	**149.8**
Other financial liabilities							
Trade and other payables	597.5						**597.5**
Foreign currency derivatives	0.1						**0.1**

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Caverion Building Performance | IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
CAPITAL STRUCTURE

Contractual maturity analysis of financial liabilities and interest payments at December 31, 2021

EUR million	2022	2023	2024	2025	2026	2027-	Total
Loans from financial institutions	3.1	78.1	0.7	50.0			**131.9**
Pension loans	3.2	3.2	3.1	1.5			**11.0**
Lease liabilities	44.5	34.6	22.8	14.0	9.3	20.1	**145.1**
Other financial liabilities						0.5	**0.5**
Trade and other payables	530.9						**530.9**
Foreign currency derivatives	0.1						**0.1**

Foreign exchange risk

Caverion Group operates internationally and is exposed to foreign exchange risks arising from the currencies of the countries in which it operates. Risk arises mainly from the recognised assets and liabilities and net investments in foreign operations. In addition, commercial contracts in the subsidiaries cause foreign exchange risk, but the contracts are mainly denominated in the entity's own functional currencies.

The objective of foreign exchange risk management is to reduce uncertainty caused by foreign exchange rate movements on income statement through measurement of cash flows and commercial receivables and payables. By the decision of the Board of Directors of Caverion Group, the investments in foreign operations are not hedged for foreign exchange translation risk.

Foreign currency denominated net investments at the balance sheet date

EUR million	2022 Net investment	2022 EUR strengthens by 10%, effect on equity	2022 EUR weakens by 10%, effect on equity	2021 Net investment	2021 EUR strengthens by 10%, effect on equity	2021 EUR weakens by 10%, effect on equity
SEK	34.1	-3.1	3.8	6.5	-0.6	0.7
NOK	32.5	-3.0	3.6	18.6	-1.7	2.1
DKK	-3.9	0.4	-0.4	7.3	-0.7	0.8
Other currencies	0.7	-0.1	0.1	0.0	0.0	0.0

Here net investment comprises equity invested in foreign subsidiaries and internal loans that qualify for net investment classification deducted by possible goodwill in the subsidiaries balance sheet.

According to Caverion Group's Treasury policy, all Group companies are responsible for identifying and hedging the foreign exchange risk related to the foreign currency denominated cash flows. All firm commitments of over EUR 0.2 million must be hedged by intra-group transactions with Group Treasury. Group Treasury hedges the net position with external counterparties but does not apply hedge accounting to derivatives hedging foreign exchange risk. Accordingly, the fair value changes of derivative instruments are recognized in the consolidated income statement. There were no foreign exchange hedges, which relate to commercial contracts on the reporting date.

Excluding the foreign exchange differences due to translation risk related to the investments in foreign operations, the strengthening or weakening of the Euro does not have a significant impact on the Group's result. The foreign exchange derivate contracts made for hedging internal and external loans and receivables offset the effect of changes in foreign exchange rates.

5.6 Derivative instruments

All derivatives are hedges according to Caverion Group's Treasury Policy, but hedge accounting as defined in IFRS 9 is not applied for valid derivative contracts. Foreign exchange forward contracts are mainly designated as hedges of financial items and have been charged to P/L in finance income/expenses. Foreign exchange forward contracts mature in 2023. There were no outstanding interest rate swaps in December 2022.

The Group's derivative instruments are subject to offsetting, enforceable master netting arrangements or similar agreements. In certain circumstances – e.g. when a credit event such as a default occurs, all outstanding transactions under the agreement are terminated, the termination value is assessed and only a single net amount is payable in settlement of all transactions. Master netting agreements do not meet the criteria for offsetting in the statement of financial position and amounts are presented on a gross basis. Other financial assets or liabilities, for example trade receivables or trade payables, do not include any amounts subject to netting agreements.

The fair value of financial instruments that are not traded in an active market (for example, over-the-counter derivatives) is determined by using valuation techniques. These valuation techniques maximise the use of observable market data where it is available and rely as little as possible on entity specific estimates. If all significant inputs required to fair value an instrument are observable, the instrument is included in level 2. The fair values for the derivative instruments categorised in Level 2 have been defined as follows: the fair values of foreign exchange forward and forward rate agreements have been defined by using the market prices at the closing day. The fair values of interest rate swaps are based on discounted cash flows.

Nominal values

EUR million	2022	2021
Foreign exchange forward contracts, hedge accounting not applied	121.1	65.2

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CAPITAL STRUCTURE

Fair values

EUR million	2022 Positive fair value (carrying value)	2022 Negative fair value (carrying value)	2022 Net value	2021 Positive fair value (carrying value)	2021 Negative fair value (carrying value)	2021 Net value
Foreign exchange forward contracts						
Hedge accounting not applied	0.0	-0.1	-0.1	0.1	-0.1	0.0
Total	**0.0**	**-0.1**	**-0.1**	**0.1**	**-0.1**	**0.0**
Netting fair values of derivative financial instruments subject to netting agreements	0.0	0.0		0.0	0.0	
Net total	**0.0**	**-0.1**	**-0.1**	**0.1**	**-0.1**	**0.0**

Accounting principles

Derivatives are initially recognised at fair value on the date Caverion Group becomes party to an agreement and are subsequently re-measured at their fair value. Directly attributable transaction costs are recognised in the income statement. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. Currency forward contracts are used for hedging against the currency exposure of exchange rates and resulting changes in fair value are included in operating profit or financial income and expenses based on their nature in the financial period in which they were incurred. Interest rate swaps are used to hedge against changes in market interest rates. Changes in the fair value of interest rate swaps that do not meet the hedge accounting criteria under IFRS 9, are entered in financing income or expenses in the financial period in which they were incurred. Derivatives are classified as non-current liabilities when their contractual maturity is more than 12 months (Other liabilities) and current liabilities when maturity is less than 12 months (Trade and other payables).

Derivative instruments used in hedge accounting which meet the hedge accounting criteria under IFRS 9 are entered in the balance sheet at fair value on the day that Caverion Group becomes counterpart to the agreement. The Group has applied hedge accounting to hedge the benchmark rate of floating rate loans (cash flow hedging). The Group documents at inception of the transaction the relationship between the hedged item and the hedging instruments and assesses both at hedge inception and on an ongoing basis, of whether the derivatives are effective in offsetting changes in cash flows of hedged items. The effectiveness is assessed at each balance sheet date at minimum. The effective portion of changes in the fair value of derivative instruments that qualify for cash flow hedges is recognised in other comprehensive income and accumulate in the fair value reserve. The gain or loss relating to the ineffective portion is recognised immediately in the income statement within financial income and expenses. Gains and losses accumulated in shareholders' equity are reclassified to income statement within financial income or expenses in the periods when the hedged item affects profit or loss. When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria of hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the forecast transaction occurs. Nevertheless, if the hedged forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement within financial income or expense.

5.7 Investments in associated companies and joint ventures

EUR million	2022 Associated companies	2022 Joint ventures	2022 Total	2021 Associated companies	2021 Joint ventures	2021 Total
Carrying value on Jan 1	0.1	1.4	1.5	0.1	1.6	1.7
Share of the profit	0.0	0.0	0.0	0.0	0.0	0.0
Decreases		-0.1			-0.3	-0.3
Dividends received		-1.3				
Carrying value on Dec 31	**0.1**	**0.0**	**0.1**	**0.1**	**1.4**	**1.5**

The carrying amounts of the shares in associated companies do not include goodwill.

2022

EUR million	Domicile	Assets	Liabilities	Revenue	Profit/loss	Ownership
Joint ventures						
CG FH St. Pölten GmbH	Wien	0.1	0.0	0.0	0.0	50%
Associated companies						
Arandur Oy	Vantaa	5.3	4.9	4.9	0.0	33%
Total		**5.3**	**4.9**	**4.9**	**0.0**	-

2021

EUR million	Domicile	Assets	Liabilities	Revenue	Profit/loss	Ownership
Joint ventures						
CG FH St. Pölten GmbH	Wien	42.2	39.5	38.6	0.0	50%
Associated companies						
Arandur Oy	Vantaa	5.1	4.8	4.9	0.0	33%
Total		**47.3**	**44.2**	**43.5**	**0.0**	-

Joint Venture CG FH St. Pölten Gmb relates to life-cycle project for the University of Applied Sciences in St. Pölten in Austria, together with the construction company Granit. Project phase was completed

77 Caverion Annual Review 2022
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IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 78 Caverion Annual Review 2022 CAPITAL STRUCTURE in 2022 and Caverion has taken over the Managed Services and Technical Maintenance of the property for the next 25 years. Sales of goods and services sold to associated companies and joint ventures amounted to EUR 1.3 (1.4) million in 2022. Accounting principles The consolidated financial statements include associated companies in which the Group either holds 20%-50% of the voting rights or in which the Group otherwise has significant influence but not control. Companies where the Group has joint control with another entity are considered as joint ventures. Investments in associated companies and joint ventures are accounted for using the equity method: they are initially recorded at cost and the carrying amount is increased or decreased by Caverion’s share of the profit or loss. The Group determines at each reporting date whether there is any indication of impairment. The Group’s share of post-acquisition profit or loss is recognised in the income statement and its share of post-acquisition movements in other comprehensive income with a corresponding adjustment to the carrying amount of the investment. Dividends received from an associated company or joint venture reduce the carrying amount of the investment. When the Group’s share of losses in an associate exceeds its interest in the associate, including any other unsecured receivables, the Group does not recognise further losses, unless it has incurred legal or constructive obligations or made payments on behalf of the associate. Unrealised gains on transactions between the Group and its associates are eliminated to the extent of the Group’s interest in each associate. Q-64

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 79 Caverion Annual Review 2022 CAPITAL STRUCTURE 5.8 Employee benefit obligations Obligations in the statement of financial position: EUR million 2022 2021 Defined benefit plans 41.9 50.6 Liability in the statement of financial position 41.9 50.6 Pension asset in the statement of financial position -4.0 -3.3 Net liability 37.8 47.2 Income statement charge: EUR million 2022 2021 Defined benefit plans -0.1 -0.8 Included in financial expenses -0.5 -0.3 Income statement charge, total (income (+) / expense (-)) -0.6 -1.1 Remeasurements, included in other comprehensive income: EUR million 2022 2021 Defined benefit plans 6.6 1.1 Change in foreign exchange rates 0.0 -1.2 Included in other comprehensive income. total 6.6 -0.1 Defined benefit pension plans The Group has defined benefit pension plans in Norway, Germany, Austria and Finland. In all plans the pension liability has been calculated based on the number of years employed and the salary level. Most of the pension plans are managed in insurance companies, which follow the local pension legislation in their management. The amounts recognised in the statement of financial position are determined as follows: EUR million 2022 2021 Present value of funded obligations 4.0 5.8 Fair value of plan assets -8.0 -9.1 Net deficit of funded plans -4.0 -3.3 Present value of unfunded obligations 41.9 50.6 Total net deficit of defined benefit pension plans 37.8 47.2 Liability in the statement of financial position 41.9 50.6 Receivable in the statement of financial position -4.0 -3.3 Q-65

Caverion Building Performance
IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
CAPITAL STRUCTURE

The movement in the net defined benefit obligation over the year is as follows:

EUR million	Present value of obligation	Fair value of plan assets	Total net obligation
At January 1, 2022	**56.3**	**-9.1**	**47.3**
Current service cost	0.1	0.0	0.1
Interest expense	0.5	-0.1	0.5
Past service costs			
Gains on settlements			
Remeasurements:			
Return on plan assets. excluding interest expense		0.8	0.8
Gain (-) / loss (+) from change in demographic assumptions			
Gain (-) / loss (+) from change in financial assumptions	-8.3		-8.3
Experience gains (-) / losses (+)	0.3		0.3
Exchange difference	-0,5		-0,5
Employers' contributions	-0.3	-0.0	-0.4
Acquired pension liability			
Benefit payments from plans	-2.1	0.3	-1.9
At December 31, 2022	**45.9**	**-8.1**	**37.8**

EUR million	Present value of obligation	Fair value of plan assets	Total net obligation
At January 1, 2021	**57.1**	**-8.3**	**48.9**
Current service cost	0.8		0.8
Interest expense	0.3	0.0	0.3
Past service costs			
Gains on settlements			
Remeasurements:			
Return on plan assets. excluding interest expense		-1.0	-1.0
Gain (-) / loss (+) from change in demographic assumptions			
Gain (-) / loss (+) from change in financial assumptions	-1.7		-1.7
Experience gains (-) / losses (+)	1.6		1.6
Exchange difference	0.4		0.4
Employers' contributions	-0.4	0.0	-0.4
Acquired pension liability	0.2	-0.2	0.0
Benefit payments from plans	-2.0	0.2	-1.8
At December 31, 2021	**56.3**	**-9.1**	**47.2**

The weighted average duration of the defined benefit plan obligation in Caverion Group is 13 (14) years.

The significant actuarial assumptions were as follows:

2022	Discount rate	Salary growth rate	Pension growth rate
Finland	3.30%	2.50%	2.70%
Norway	3.20%	3.75%	3.50%
Germany	3.00%	3.25%	2.30%
Austria	3.00%	-	3.00%

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Caverion
Building Performance
IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
CAPITAL STRUCTURE

2021	Discount rate	Salary growth rate	Pension growth rate
Finland	0.80%	1.95%	2.25%
Norway	1.50%	2.50%	2.25%
Germany	0.90%	3.00%	2.00%
Austria	0.80%	-	2.25%

The sensitivity of the defined benefit obligation to changes in the weighted principal assumptions is:

2022	Impact on defined benefit obligation [1]		
	Change in assumption	Increase in assumption	Decrease in assumption
Discount rate	0.50%	decrease 5.6%	increase 6.1%
Salary growth rate	0.50%	increase 0.1%	decrease 0.1%
Pension growth rate	0.50%	increase 4.3%	decrease 3.2%

2021	Impact on defined benefit obligation [1]		
	Change in assumption	Increase in assumption	Decrease in assumption
Discount rate	0.50%	decrease 6.8%	increase 7.6%
Salary growth rate	0.50%	increase 0.2%	decrease 0.2%
Pension growth rate	0.50%	increase 5.4%	decrease 5.0%

1) *Based on the sensitivity analyses of the Group's most significant pension arrangements. The impacts of the other pension arrangements are similar.*

The above sensitivity analyses are based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. When calculating the sensitivity of the defined benefit obligations to significant actuarial assumptions the same method has been applied as when calculating the pension liability recognised within the statement of financial position.

Plan assets are comprised as follows:

EUR million	2022	%	2021	%
Equity instruments	3.9	49	4.8	52
Debt instruments	2.5	31	2.7	29
Property	1.4	18		
Investment funds				
Cash and cash equivalents	0.1	1	0.2	2
Other investments	0.2	2	0.2	2
Total plan assets	**8.0**	**100**	**9.1**	**100**

Expected employer contribution is expected to be zero in year 2023.

Multi-employer plan in Sweden

In Sweden, Caverion participates in a multi-employer defined benefit plan in Alecta insurance company. 870 employees of Caverion Sverige AB are insured through this pension plan in 2022. This multi-employer plan has not been able to deliver sufficient information for defined benefit accounting purposes, thus Caverion has accounted for this pension plan as a contribution plan.

Alecta's possible surplus may be credited to the employer company or to employee. The expected contributions to the plan for the next annual reporting period are EUR 6.8 million.

Through its defined benefit pension plans the Group is exposed to a number of risks, the most significant of which are detailed below:

Changes in bond yields - A decrease in corporate bond yields will increase plan liabilities.

Inflation risk - some of the Group pension obligations are linked to inflation and higher inflation will lead to higher liabilities.

Life expectancy - The majority of the plans' obligations are to provide benefits for the life of the member, so increases in life expectancy will result in an increase in the plans' liabilities.

Accounting principles

Caverion Group has several different pension schemes, both defined benefit and defined contribution pension plans, in accordance with local regulations and practices in countries where it operates.

Contributions to defined contribution pension plans are recognised in the income statement in the financial period during which the charge is due. Caverion Group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current or prior periods.

The Group has defined benefit pension plans in Norway, Austria, Germany and Finland. Obligations connected with the Group's defined benefit plans are calculated annually by independent actuaries using the projected unit credit method. The discount rate used in calculating the present value of the pension obligation is the market rate of high-quality corporate bonds. The maturity of the bonds used to determine the reference rate substantially corresponds to the maturity of the related pension obligation. In defined benefit plans, the pension liability recognised on the balance sheet is the present value of the defined benefit obligation at the end of the reporting period less the fair value of the plan assets. Pension expenditure is expensed in the income statement, allocating the costs over the employment term of the employees. Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise. Past service costs are recognised immediately in the income statement.

Occupational pensions in Sweden have been insured under a pension scheme shared with numerous employers. It has not been possible to acquire sufficient information on these pension obligation for allocating the liabilities and assets by employers. Occupational pensions in Sweden have been treated on a defined contribution basis.

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CAPITAL STRUCTURE

The present value of pension obligations depends on various factors that are determined on an actuarial basis using a number of assumptions, including the discount rate. Changes in the assumptions rate have an effect on the carrying amount of pension obligation. The discount rate used is the market rate of high-quality corporate bonds or the interest rate of treasury notes for the currency in which the benefits will be realised. The maturity of the instruments used to determine the reference rate used corresponds substantially to the maturity of the related pension obligation. Other assumptions are based on actuarial statistics and prevailing market conditions.

5.9 Lease agreements

Group as lessee

Set out below are the carrying amounts of the Group's right-of-use assets and their movements during the period.

	Right-of-use assets			
EUR million	**Buildings and structures**	**Cars**	**Other assets**	**Total**
1 January 2022	**83.8**	**47.2**	**0.2**	**131.2**
Translation differences	-1.8	-1.2	0.0	-3.0
Acquisitions	5.6	1.6		7.2
Additions	22.5	28.0		50.5
Disposals and business divestitures	-1.1	-1.3	-0.0	-2.4
Depreciation and impairment	-25.0	-25.9	-0.1	-51.0
31 December 2022	**84.1**	**48.4**	**0.0**	**132.6**

	Right-of-use assets			
EUR million	**Buildings and structures**	**Cars**	**Other assets**	**Total**
1 January 2021	**79.5**	**44.6**	**1.3**	**125.5**
Translation differences	0.6	0.4	0.0	1.0
Acquisitions	0.5	0.2		0.7
Additions	27.9	26.7	0.0	54.7
Reclassifications		1.1	-1.1	
Disposals and business divestitures	-1.5	-0.9		-2.4
Depreciation and impairment	-23.3	-24.9	-0.1	-48.3
31 December 2021	**83.8**	**47.2**	**0.2**	**131.2**

In 2022, the depreciation and impairment of right-of-use assets included EUR 0.1 million of impairment relating to the restructuring of premises. No impairments were booked in 2021.

Lease liabilities

EUR million	2022	2021
1 January	**135.7**	**129.2**
Translation differences	-3.1	1.1
Acquisitions	7.2	0.7
Additions	50.5	54.7
Disposals and business divestitures	-2.3	-2.3
Interest expenses	4.1	3.8
Payments	-54.7	-51.5
31 December	**137.5**	**135.7**

The Group recognised rent expenses from short-term lease contracts in the amount of EUR 2.7 million (EUR 2.9 million) and from leases of low-value assets in the amount of EUR 3.4 million (EUR 3.4 million) in 2022. The nominal amount of leasing commitments of low-value and short-term leases amounted to EUR 5.4 million at the end of 2022 (EUR 8.8 million). The present value of lease liability of leases not yet commenced to which Caverion is committed amounted to EUR 1.1 million at the end of 2022 (EUR 0.1 million).

The Group has subleased some of its leased premises. The income recognised by the Group for these premises during the year 2022 was EUR 0.8 million (EUR 0.9 million in 2021).

Group as lessor

As a lessor, the Group has finance lease contracts for which the net investment in the balance sheet amounted to EUR 0.3 million at the end of the year 2022 (EUR 0.3 million). The income statement effect of these finance lease contracts amounted to EUR 0.1 million in 2022 (EUR 0.0 million) comprising the selling profit of the contract and interest income.

Accounting principles

Group as lessee

The lease liability is initially measured at the present value of the remaining lease payments, discounted by using an estimate of the lessee's incremental borrowing rate at the date of initial application. Since the interest implicit in the lease contracts is not available, a management estimate is used to determine the incremental borrowing rate. The components of the rate are the following: the currency-specific reference rate and the interest margin that is derived from each individual company's risk assessment, adjusted to reflect the maturity of the lease contract.

At the inception of the lease, Caverion measures the right-of-use asset at an amount equal to the lease liability. After the initial measurement, the right-of-use asset is measured at cost less accumulated depreciation and accumulated impairment.

Caverion does not recognise an IFRS 16 lease liability for leases for which the underlying asset is not material. The assessment of whether the underlying asset is material and is within the scope or excluded from the recognition requirements of IFRS 16 is based on the concept of materiality in the

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Caverion Building Performance | IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
CAPITAL STRUCTURE

Conceptual Framework and IAS 1. Caverion recognises lease payments associated with such leases as an expense on a straight-line basis.

Caverion does not recognise short-term leases on the balance sheet. Short-term leases are lease contracts that have a lease term of 12 months or less, and which do not include an option to purchase the underlying asset. Caverion has analysed lease contracts where the lease term is not fixed but both the lessor and lessee have an option to terminate the lease within 1-12 months' notice. Management judgement based on realistic estimates is used when determining the lease term for short-term leases and leasing agreements with non-fixed terms. If the termination of the short-term contract is practically realistic within the time of the notice period (1-12 months), those contracts have been excluded from the lease liability.

As a practical expedient, IFRS 16 permits a lessee not to separate non-lease components and instead account for a lease and its associated non-lease components as a single arrangement. Caverion has used the practical expedient for car leases that include service components. On the other hand, the non-lease component from real estate lease contracts has been separated and the non-lease components have been booked as expenses.

Group as lessor

Under IFRS 16, a lessor classifies arrangements which convey a right to use a specific asset as either finance leases or operating leases and accounts for these two types of leases differently. Caverion's lease contracts relate to different types of machinery and equipment which are installed to operate within the customer's buildings and structures. These lease contracts vary in terms of conditions.

In finance leases, the risks and rewards incidental to ownership of the leased asset have substantially transferred from Caverion to the lessee. Sales derived from finance leases are recognized at the beginning of the lease period in accordance with the same principles as in the outright sale of similar assets. The net investment in finance leases is recognized as a part of non-current and current receivables and lease payments are disclosed as repayments of the finance lease receivable and interest income. The interest income is recognised on the income statement over the lease term so as to achieve a constant interest rate on the outstanding balance.

In operating leases, the risks and rewards incidental to ownership of the leased asset remain with the lessor. The leased assets are recognised on the balance sheet as a part of tangible assets and depreciated in accordance with the policy applied to similar assets in own use as well as considering the planned use after the lease period. The lease income from operating leases is recognized on a straight-line basis over the lease term on the income statement.

Under IFRS 16, an intermediate lessor is additionally required to classify its subleases as finance or operating leases by reference to the right-of-use assets arising from the head lease. Caverion has not reclassified any of its sublease agreements as finance leases.

5.10 Commitments and contingent liabilities

EUR million	2022	2021
Other commitments		
Other contingent liabilities		0.2
Accrued unrecognised interest on hybrid bond	1.5	1.5

The Group's parent company has guaranteed obligations of its subsidiaries. On December 31, 2022 the total amount of these guarantees was EUR 493.1 (497.7) million. These consist of counter guarantees for external guarantees and parent company guarantees given according to general contracting practices.

Given the nature of Caverion's Projects business, Group companies are involved in disputes and legal proceedings in several projects. These disputes and legal proceedings typically concern claims made against Caverion for allegedly defective or delayed delivery. In some cases, the collection of receivables by Caverion may result in disputes and legal proceedings. There is a risk that the client presents counter claims in these proceedings. The outcome of claims, disputes and legal proceedings is difficult to predict. Write-downs and provisions are booked following the applicable accounting rules.

In June 2018, Caverion reached a settlement for its part with the German Federal Office (FCO) in a cartel case that had been investigated by the authority since 2014. The investigation concerned several companies providing technical building services in Germany. Caverion Deutschland GmbH (and its predecessors) was found to have participated in anti-competitive practices between 2005 and 2013. According to the FCO's final decision issued on 3 July 2018, Caverion Deutschland GmbH was imposed a fine of EUR 40.8 million. In the end of March 2020, the FCO issued its final decision on the cartel case against the other building technology companies involved in the matter. There is a risk that civil claims may be presented against the involved companies, including Caverion Deutschland GmbH. It is not possible to evaluate the magnitude of the risk for Caverion at this time. Some civil claims presented against Caverion Deutschland GmbH have been settled in 2022 and 2021, totalling EUR 6.7 and 9.1 million, respectively.

As part of Caverion's co-operation with the authorities in the cartel matter, the company identified activities between 2009 and 2011 that were likely to fulfil the criteria of corruption or other criminal commitment in one of its client projects executed in that time. Caverion has brought its findings to the attention of the authorities and supported them in further investigating the case. In the end of June 2020, the public prosecutor's office in Munich informed Caverion that no further investigative measures are intended and that no formal fine proceedings against Caverion will be initiated related to those cases There is a risk that civil claims may be presented against Caverion Deutschland GmbH. It is not possible to evaluate the magnitude of the risk for Caverion at this time. Caverion will disclose any relevant information on the potential civil law claims as required under the applicable regulations.

Entities participating in the demerger are jointly and severally responsible for the liabilities of the demerging entity which have been generated before the registration of the demerger. As a

83 Caverion Annual Review 2022
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IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 84 Caverion Annual Review 2022 CAPITAL STRUCTURE consequence, a secondary liability up to the allocated net asset value was generated to Caverion Corporation, incorporated due to the partial demerger of YIT Corporation, for those liabilities that were generated before the registration of the demerger and remain with YIT Corporation after the demerger. Creditors of YIT Corporation’s major financial liabilities have waived their right to claim for settlement from Caverion Corporation on the basis of the secondary liability. Caverion Corporation has a secondary liability relating to the Group guarantees which remain with YIT Corporation after the demerger. These Group guarantees amounted to EUR 20.4 (24.3) million at the end of December 2022. Q-70

Caverion
Building Performance
IN BRIEF BOARD OF DIRECTORS' REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR'S REPORT



6 Others

In this section

This section comprises the following notes:

6.1 Key management compensation 86
6.2 Share-based payments 87
6.3 Related party transactions 90
6.4 Subsidiaries 90
6.5 Events after the reporting date 91

85 Caverion Annual Review 2022
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Caverion Building Performance | IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
KEY MANAGEMENT COMPENSATION

6.1 Key management compensation

Key management includes members of the Board of Directors and Group Management Board of Caverion Corporation. The compensation paid to key management for employee services is depicted in the table below.

Compensation paid to key management

EUR thousand	2022	2021
Salaries and other short-term employee benefits	5,439	4,726
Post-employment benefits [1]	124	169
Termination benefits	802	949
Share-based payments [2]	280	3,401
Total	**6,646**	**9,245**

1) *The post-employment benefits above include separate supplementary executive pension schemes but exclude statutory pension payments and country specific group pension arrangements to which key management maybe be party to.*
2) *Comprises the total value of transferred shares, portion paid in cash and transfer tax.*

Compensation paid to the members of the Board of Directors and President and CEO

EUR thousand	2022	2021
President and CEO [1]		
Jacob Götzsche, as from 9 August 2021	774	302
Mats Paulsson, 28 February - 8 August 2021 [2]		235
Ari Lehtoranta, until 28 February 2021 [3]		198
Total	**774**	**735**
Members of the Board of Directors		
Jussi Aho	74	59
Markus Ehrnrooth	70	73
Joachim Hallengren	99	59
Thomas Hinnerskov	97	59
Kristina Jahn	74	60
Mats Paulsson, Chairman of the Board	133	91
Jasmin Soravia	72	58
Total	**619**	**459**

1) *The above presented compensation paid to the President and CEO includes only separate supplementary executive pension schemes in regards to post-employment benefits and does not include any statutory pension payments.*
2) *Mats Paulsson acted as the Interim President and CEO and his termination notice period was one week for both parties with no entitlement to severance pay. Mr. Paulsson was included in the Swedish statutory social security pension and he was paid a supplementary defined contribution pension to compensate for the difference between country specific pension practices. Mats Paulsson was not a participant in any of Caverion's short-term or long-term incentive plans.*
3) *The compensation paid to Ari Lehtoranta in the above table contains only the remuneration paid from his period as Caverion's President and CEO. After 28 February 2021, Mr. Lehtoranta was paid the contractual six months' notice period salary of EUR 330,000 in 2021. He was also entitled to a severance payment amounting to 12 months' base salary as monthly payments after the termination date. The severance paid amounted to EUR 220,000 in 2021 and EUR 440,000 in 2022. The whole severance payment amount was recognised as an expense in Caverion's 2021 result. Mr. Lehtoranta did not receive any short-term incentive payments or share payments in 2021 or 2022. Ari Lehtoranta also had a supplementary defined contribution pension plan, annual contribution being 20% of the base salary (including the six months' notice period salary but excluding severance payments). Additionally, he was eligible for the Finnish statutory pension.*

For the board membership period starting in March 2022, Board membership fees are paid as annual fees, 60% of which are paid as cash and 40% as Caverion shares according to the decision by the Annual General Meeting (50% as cash and 50% as shares for the board membership period starting in March 2021).

More detailed information on share-incentive schemes has been presented in note 6.2 Share-based payments.

Remuneration of the President and CEO

Jacob Götzsche joined Caverion Corporation as President and CEO in August 2021. Mr. Götzsche's fixed annual base salary is EUR 620,000 in addition to which he is entitled to customary fringe benefits. In 2022, the actual base salary and fringe benefits paid to Mr. Götzsche amounted to EUR 649,976 (EUR 253,036 in 2021). Caverion does not provide pension coverage for Jacob Götzsche, but to compensate for this he is paid an additional 20% cash allowance calculated from his fixed annual base salary to obtain a pension coverage by himself. No specific retirement age has been agreed.

Jacob Götzsche was not a participant in Caverion Corporation's short-term incentive plan 2021 and thus no short-term incentive was paid for him in 2022 for financial year 2021. His short-term incentive annual earning opportunity for 2022 was at the target level 40% and at the maximum level 80% of the annual fixed base salary.

Jacob Götzsche's strategic short-term incentive targets for the financial year 2022 were Caverion Group's Adjusted EBITA with 70% weight and Caverion Group's Adjusted Cash flow with 30% weight. The President and CEO's short-term incentive related to 2022 amounted to 71% of the annual salary, with a corresponding value of EUR 443,226, payable in April 2023. In addition, Jacob Götzsche is eligible for a one-time cash bonus corresponding to four months of base salary, with a corresponding value of EUR 206,667, as a reward for the extraordinary contribution in connection with the public tender offer, payable in 2023. Mr. Götzsche did not receive any share-based payments during the years 2021 and 2022 but he is a participant in the share-based incentive plan PSP 2022-2024.

In case of termination, Mr. Götzsche's notice period is six months for both parties. Mr. Götzsche is entitled to a severance pay amounting to 12 months' base salary if the company terminates the agreement.

Remuneration of the Group Management Board (excluding President and CEO)

EUR thousand	Fixed base salary	Fringe benefits	Short-term Incentive	Share-based payments	Total 2022
Group Management Board members excluding President and CEO [1]	3,207	118	994	131	**4,450**

1) *Includes the members' total remuneration for the period they have been members of the Group Management Board.*

86 Caverion Annual Review 2022
Q-72

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 87 Caverion Annual Review 2022 SHARE-BASED PAYMENTS In 2022, a total of 23,621 Caverion Corporation shares were transferred to the Group Management Board (excluding President and CEO) as a reward from the Restricted Share Plan 2019-2021. In 2021, a total of 215,270 Caverion Corporation shares were transferred to the Group Management Board as a reward from the Matching Share Plan 2018-2022 as well as from the Restricted Share Plan 2018-2020. In addition to the above compensation, some of the Group Management Board members take part in country specific group pension arrangements. The members of the Group Management Board do not, however, have any supplementary executive pension schemes and the statutory retirement age applies. Also, a total of EUR 362 thousand of compensation related to the termination of the Group Management Board members' employment was paid during financial year 2022 (EUR 399 thousand in 2021). Additional information on Management remuneration is presented in the parent company financial statements 6.2 Share-based payments Caverion has long-term share-based incentive schemes which are a part of the remuneration and commitment programme for the management and key personnel of Caverion Group. The key aim is to align the interests of the shareholders and the executives in order to promote shareholder value creation and to commit the key executives to the company and its strategic targets and to offer them a competitive reward plan based on the ownership of the company’s shares. Caverion’s Board of Directors approved a rolling long-term share-based incentive plan for the Group’s senior management and key employees in December 2015. The share-based incentive plan consists of a Performance Share Plan (PSP) as the main structure, complemented by a Restricted Share Plan (RSP) structure for specific situations. Both plans consist of annually commencing individual plans, each lasting a three-year period. The commencement of each new plan is subject to a separate decision of the Board. Of the plans depicted below, the performance share plan commencing in 2018 was based on the rolling incentive structure approved in December 2015. Also all restricted share plans commencing during years 2018-2022 are based on the rolling structure originally approved in December 2015. In December 2018, Caverion’s Board of Directors approved the establishment of a new share-based long-term incentive plan which is based on a performance share plan (PSP) structure. This new incentive structure consists of annually commencing individual performance share plans, each with a three-year performance period, which is followed by the payment of the potentially attained share reward. The performance share plans commencing during years 2019-2022 are based on the rolling incentive structure approved in December 2018. Share-based long-term incentive plan 2018-2020 In its December 2017 meeting, Caverion's Board of Directors approved the commencement of Performance Share Plan 2018-2020 and Restricted Share Plan 2018-2020. The targets for PSP 2018-2020 were partially met and, in a share issue without consideration, 28,169 Caverion Corporation shares were conveyed to 77 participants during 2021. For RSP 2018-2020, 35,483 Caverion Corporation shares were conveyed to 16 key employees in 2021. Matching Share Plan 2018-2022 In February 2018, Caverion announced the establishment of a share-based incentive plan directed at the key employees of the Group, “Matching Share Plan (MSP) 2018−2022”. The aim of the plan is to align the objectives of the shareholders and the key employees in order to increase the value of the company in the long-term, to encourage the key employees to personally invest in the company’s shares, to retain them at the company and to offer them a competitive reward plan that is based on acquiring, receiving and holding the company’s shares. The prerequisite for participating in MSP 2018-2022 is that a key employee acquires company shares up to the number and in the manner determined by the Board of Directors. The rewards from the plan will be paid in four instalments, one instalment each in 2019, 2020, 2021 and 2022. However, the reward payment will be deferred if the yield of the share has not reached the pre-set minimum yield level by the end of the matching period in question. The deferred reward will be paid as soon as practical after the pre-set minimum yield level has been reached. If the pre-set minimum yield level has not been reached by the end of reward instalment specific grace periods ending in 2021-2022, no reward from the matching period in question will be paid. Furthermore, the receiving of the reward is tied to the continuance of the participant’s employment or service upon reward payment. The target group of MSP 2018-2022 consists of approximately 20 key executives, including the members of the Group Management Board. The rewards to be paid on the basis of the MSP correspond to the value of an approximate maximum total of 2,520,000 Caverion Corporation shares (including also the portion to be paid in cash). In 2019, Caverion's Board of Directors decided on share issues without consideration in which 391,469 shares were conveyed to key employees participating in MSP 2018-2022 as a reward from the matching period 1 March 2018 - 28 February 2019. A total of 4,431 shares from these issues were returned to Caverion during 2020. In the spring 2021, 120,199 Caverion Corporation shares were conveyed as a reward from the matching period 1 March 2018 - 29 February 2020 and, for participants who joined the plan at a later stage, also as a reward from the matching period 1 March 2018 - 28 February 2019. Additionally, in the fall of 2021, 168,650 Caverion Corporation shares were conveyed as a reward from the matching period 1 March 2018 - 28 February 2021. From the 2021 share issues, a total of 46,977 shares were returned to Caverion. No rewards were paid during 2022 under MSP 2018-2022. However, the Board of Directors has in December 2022 decided to supplement the terms of the MSP. Notwithstanding the grace period for the fourth instalment terminating on 31 December 2022, the Board maintained full discretion to resolve on any partial or full pay-out under the fourth instalment under certain conditions. Share-based long-term incentive plan 2019-2021 In December 2018, Caverion's Board of Director's approved the commencement PSP 2019-2021 and RSP 2019-2021. PSP 2019-2021 could include a maximum of approximately 75 key Q-73

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 88 Caverion Annual Review 2022 SHARE-BASED PAYMENTS employees of Caverion Group. The performance target KPI’s were the relative total shareholder return of the Company’s share and earnings per share. The targets for PSP 2019-2021 were not met and, therefore, no rewards were paid. Within RSP 2019-2021, share allocations were made for individually selected key employees in special situations. On 24 February 2022, 55,020 Caverion Corporation shares were conveyed in a share issue without consideration to 22 key employees participating in RSP 2019-2021. Share-based long-term incentive plan 2020-2022 In December 2019, Caverion's Board of Director's approved the commencement PSP 2020-2022 and RSP 2020-2022. However, on 30 April 2020, the Board decided, upon management's suggestion, to postpone the commencement of PSP 2020-2022 until the beginning of the year 2021. PSP 2020-2022 may include a maximum of approximately 90 key employees of Caverion Group. The performance targets for the plan are the relative total shareholder return of the Company's share and earnings per share. If all targets are met, the share rewards based on PSP 2020-2022 will comprise a maximum of approximately 1.6 million Caverion shares (gross before the deduction of applicable taxes). The targets set for PSP 2020-2022 will be evaluated in the spring of 2023 after which the potential share rewards will be delivered to the participants. Within RSP 2020-2022, share allocations are made for individually selected key employees in special situations. The maximum number of shares that may be allocated and delivered totals 230,000 shares (gross before the deduction of applicable taxes). The share rewards will be delivered to the participants in spring 2023 provided that their employment with Caverion continues until the delivery of the share reward. Share-based long-term incentive plan 2021-2023 Caverion’s Board of Directors approved in December 2020 the commencement of PSP 2021-2023 and RSP 2021-2023. PSP 2021–2023 may include a maximum of approximately 90 key employees of Caverion Group. The performance targets for the plan are the relative total shareholder return of the Company’s share and earnings per share. If all targets will be met, the share rewards based on PSP 2021–2023 will comprise a maximum of approximately 1.6 million Caverion shares (gross before the deduction of applicable taxes) delivered in the spring of 2024. Within RSP 2021-2023, share allocations are made for individually selected key employees in special situations. The maximum number of shares that may be allocated and delivered totals 165,000 shares (gross before the deduction of applicable taxes). The share rewards will be delivered to the participants in spring 2024 provided that their employment with Caverion continues until the delivery of the share reward. Share-based long-term incentive plan 2022-2024 Caverion’s Board of Directors approved in December 2021 the commencement of PSP 2022-2024 and RSP 2022-2024. PSP 2022–2024 may include a maximum of approximately 90 key employees of Caverion Group. The performance targets for the plan are the relative total shareholder return of the Company’s share and earnings per share. If all targets will be met, the share rewards based on PSP 2022–2024 will comprise a maximum of approximately 1.6 million Caverion shares (gross before the deduction of applicable taxes) delivered in the spring of 2025. Within RSP 2022-2024, share allocations are made for individually selected key employees in special situations. The maximum number of shares that may be allocated and delivered totals 85,000 shares (gross before the deduction of applicable taxes). The share rewards will be delivered to the participants in spring 2025 provided that their employment with Caverion continues until the delivery of the share reward. Costs recognised for the share-based incentive plans The consolidated financial statements include costs from share plans amounting to EUR 2.6 (4.0) million. EUR 1.0 (1.5) million of the cost recognised is related to the Group Management Board. Q-74

Caverion
Building Performance
IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
SHARE-BASED PAYMENTS

Plan	Performance share plan				Restricted share plan				Matching share plan
Instrument	**PSP 2022–2024**	**PSP 2021–2023**	**PSP 2020–2022**	**PSP 2019–2021**	**RSP 2022-2024**	**RSP 2021-2023**	**RSP 2020-2022**	**RSP2019-2021**	**MSP 2018-2022**
Maximum number of shares	1,600,000	1,600,000	1,600,000	1,301,250	85,000	165,000	230,000	135,000	2,520,000
Dividend adjustment	No	No	No	No	No	No	No	No	Yes
Grant date	Jun 9, 2022	May 5, 2021	Jan 25, 2021	Apr 3, 2019	Apr 12, 2022	Feb 17, 2021	May 18, 2020	Apr 12, 2019	Mar 1, 2018
Beginning of earning period	Jan 1, 2022	Jan 1, 2021	Jan 1, 2020	Jan 1, 2019	Jan 1, 2022	Jan 1, 2021	Jan 1, 2020	Jan 1, 2019	Mar 1, 2018
End of earning period	Dec 31, 2024	Dec 31, 2023	Dec 31, 2022	Dec 31, 2021	Dec 31,2024	Dec 31,2023	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022
End of restriction period	Apr 30, 2025	Apr 30, 2024	Apr 30, 2023	Apr 30, 2022	Feb 28, 2025	Feb 28, 2024	Feb 28, 2023	Feb 28, 2022	Jul 1, 2022
Vesting conditions [1]	TSR [2] and EPS [3]	TSR [2] and EPS [3]	TSR [2] and EPS [3]	TSR [2] and EPS [3]			Division EBITA for selected participants		Minimum yield of the share
Maximum contractual life, years	3.3	3.3	3.3	3.3	3.2	3.2	3.2	3.2	4.8
Remaining contractual life, years	2.3	1.3	0.3	-	2.2	1.2	0.2	-	-
Number of persons at the end of the reporting year	81	77	74	-	7	32	30	-	13
Payment method	Cash and shares	Cash and shares	Cash and shares	Cash and shares	Cash and shares	Cash and shares	Cash and shares	Cash and shares	Cash and shares
Changes in plan during the period									
Outstanding at the beginning of the reporting period, 1 January 2022	-	1,348,250	1,272,500	722,500	-	59,000	195,000	125,500	433,947
Changes during the period									
Granted	1,260,167				52,000	55,000			
Forfeited		149,000	186,250	70,000		9,000	11,000	5,500	90,000
Earned (gross)								120,000	
Expired				652,500					
Outstanding at the end of the period, 31 December 2022	**1,260,167**	**1,199,250**	**1,086,250**	**-**	**52,000**	**105,000**	**184,000**	**-**	**343,947**
Delivered during the period (net)	-	-	-	-	-	-	-	55,020	-

1) *Continued employment with Caverion until the delivery of the share reward is included as a vesting condition in all share incentive plans.*
2) *Relative total shareholder return (TSR)*
3) *Earnings per share (EPS)*

89 Caverion Annual Review 2022
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IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 90 Caverion Annual Review 2022 RELATED PARTY TRANSACTIONS The public tender offers made for Caverion’s shares can have an effect on the payments made under Caverion’s outstanding share incentive plans. Additional information on the possible effects can be found in North Holdings 3 Oy’s tender offer document published on 24 November 2022. Accounting principles Caverion's share-based incentive plans, which include a net settlement feature, are in principle accounted for as fully equity settled plans even though Caverion pays the withholding taxes in cash on behalf of the participants. The share-based incentive plans are valued at their fair value on grant date and are recognised as an employee benefit expense over the vesting period with corresponding entry in equity. The difference realised upon the settlement date is also accounted for against equity. Insofar as the decision regarding the settlement method of the share-based incentive plans is outside of Caverion's discretion, the company's management has had to utilise its judgement based on the information available at the time. Caverion has estimated the effect of the public tender offers and other available information on the share-based incentive plans and their classification at the reporting date. Based on these estimates, Caverion has not deemed it necessary to change the classification used in the treatment of the share-based incentive plans from the previously applied treatment. The fair value of the share-based rewards is based on the market price of Caverion Corporation's share at the grant date. Some of Caverion's share-based incentive plans also contain market-based vesting conditions which are taken into consideration when determining the fair value of the reward at grant date. For these, the reward's fair value is determined by utilising the Monte Carlo simulation which reflects also the probability of not achieving the market-based vesting condition. For the market-based vesting conditions, the expense is recognised regardless of whether the condition is, in the end, satisfied. For non-market-based vesting conditions, the achievement of the condition is taken into account in the number of shares which are expected to vest at the end of the vesting period. 6.3 Related party transactions Caverion announced in February 2018 the establishment of a new share-based incentive plan directed for the key employees of the Group (“Matching Share Plan 2018-2022”). The company provided the participants a possibility to finance the acquisition of the company’s shares through an interest-bearing loan from the company, which some of the participants utilised. By the end of December 2022 the total outstanding amount of these loans amounted to approximately EUR 3.7 (4.4) million. The loans will be repaid in full on 29 December 2023, at the latest. Company shares have been pledged as a security for the loans. As a result, Caverion had 623,122 Caverion Corporation shares as a pledge at the end of the reporting period on 31 December 2022. Share-based incentive plans have been described in more detail in note 6.2 Share-based payments. Transactions with key management and entities controlled by key management EUR million 2022 2021 Sale of goods and services 0.0 0.0 Purchase of goods and services 0.1 0.1 Receivables 3.7 4.4 Liabilities 0.0 0.0 Caverion had a fixed term contract until 28 February 2021 with a member of the Board concerning consulting services. The value of the contract was not material. Caverion entered into a new fixed term contract until 31 March 2022 with a member of the Board concerning consulting services in August 2021. After the reporting period, this contract has been prolonged until 31 December 2022. The value of the contract was not material. All transactions with entities controlled by key management personnel have been carried out on normal market terms and conditions and at market prices. Transactions with associated companies are listed in note 5.7. Investments in associated companies. Q-76

Caverion IN BRIEF BOARD OF DIRECTORS' REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR'S REPORT
EVENTS AFTER THE REPORTING DATE

6.4 Subsidiaries

Company name	Domicile	Holding of Caverion Group, %	Holding of Caverion Corporation, %
Caverion Danmark A/S	Fredericia	100.00	100.00
Caverion Emerging Markets Oy	Helsinki	100.00	100.00
Caverion GmbH	Munich	100.00	100.00
Caverion Industria Oy	Helsinki	100.00	100.00
Caverion Internal Services AB	Stockholm	100.00	100.00
Caverion Norge AS	Oslo	100.00	100.00
Caverion Suomi Oy	Helsinki	100.00	100.00
Caverion Sverige AB	Stockholm	100.00	100.00
Caverion Österreich GmbH	Vienna	100.00	100.00
Huurre Technologies Oy	Kuopio	100.00	100.00
Caverion Deutschland GmbH	Munich	100.00	
Caverion Eesti AS	Tallinn	100.00	
Caverion Huber Invest Oy	Helsinki	100.00	
Caverion Latvija SIA	Riga	100.00	
Caverion Lietuva UAB	Vilnius	100.00	
Caverion Poland S.A.	Zabrze	100.00	
CS Electric A/S	Esbjerg	100.00	
Duatec GmbH	Munich	100.00	
Elicentra AB	Sundsvall	100.00	
GTS Automation GmbH	Bad Vöslau	100.00	
GTS Automation System SRL (RO)	Jilava	100.00	
Huurre Sweden Ab	Västerås	100.00	
LukkoPro Oy	Ylivieska	100.00	
MISAB Sprinkler & VVS AB	Stockholm	100.00	
Oy Botnia Mill Service Ab	Kemi	100.00	
Simex Klima & Kulde AS	Stavanger	100.00	
Teollisuus Invest Oy	Helsinki	100.00	
Visi Oy	Kotka	100.00	
DI-Teknik A/S	Køge	80.00	
Kiinteistö Oy Leppävirran Teollisuustalotie 1	Leppävirta	60.00	
CG FH St. Pölten GmbH	Vienna	50.00	

6.5 Events after the reporting date

Crayfish Bidco Oy ("Crayfish Bidco"), a Finnish company controlled by Triton Fund V, announced on 10 January 2023 a voluntary public cash tender offer for all the shares in Caverion Corporation, pursuant to which Crayfish Bidco proposes to acquire all issued and outstanding shares in Caverion Corporation at an offer price of EUR 8.00 per share. This tender offer is subject to certain conditions, as described in the announcement by Crayfish Bidco attached to Caverion's stock exchange release as per 10 January 2023.

Caverion Corporation received on 12 January 2023 an announcement under Chapter 9, Section 5 of the Finnish Securities Markets Act, according to which the holding of Crayfish BidCo had exceeded the threshold of 5 per cent. According to the announcement, the direct holding of Crayfish BidCo Oy in Caverion, and the indirect holding of Triton V LuxCo 87 SARL in Caverion, increased on 12 January 2023 to 13,647,263 shares, corresponding to 9.82 per cent of Caverion's shares and voting rights.

North Holdings announced on 11 January 2023, that it will extend the offer period for its tender offer announced on 3 November 2022 until January 31, 2023, at 4:00 p.m. (Finnish time) as well as provided updated information of its financing and regulatory approvals. In addition, North Holdings commented on the competing offer announced by Crayfish BidCo Oy on January 10, 2023. On 13 January 2023, North Holdings 3 Oy also supplemented its tender offer document published on 24 November 2022 with this information and also confirmed that it had received the merger control clearance decision of the European Commission. Additional information has been presented in Caverion's stock exchange releases and their attachments on 11 and 13 January 2023, respectively.

The Board of Directors of Caverion announced on 13 January 2023 that it continues evaluating Triton's tender offer and provided information on discussions with Triton. The Board said that it will present its view on the two offers, including a potential change in recommendation, latest on 24 January 2023.

North Holdings 3 Oy announced on 24 January 2023 that it improves the consideration in its tender offer. Furthermore, North Holdings 3 Oy extended the offer period until 28 February 2023 and lowered the acceptance threshold from more than 90 percent to more than 66 2/3 percent of all shares. The shareholders of Caverion are given the possibility to choose either: (i) a debt instrument entitling to a fixed cash payment of EUR 8.50 per share in nine months from the completion of the tender offer, or (ii) an immediate cash consideration of EUR 8.00 per share upon completion of the tender offer. The Board of Directors of Caverion Corporation also maintained its recommendation for the tender offer by North Holdings 3 Oy based on the improved offer terms. Additional information has been presented in Caverion's stock exchange releases on 24 January 2023.

On 26 January 2023, North Holdings announced that it had received all necessary regulatory approvals for its voluntary recommended public tender offer for all the shares in Caverion Corporation.

91 Caverion Annual Review 2022
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Caverion IN BRIEF BOARD OF DIRECTORS' REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR'S REPORT
INCOME STATEMENT AND BALANCE SHEET

Income statement, Parent company, FAS

EUR	Note	1.1.-31.12.2022	1.1.-31.12.2021
Other operating income	1	58,815,501.43	55,478,581.90
Personnel expenses	2	-15,915,905.16	-14,651,322.59
Depreciation, amortisation and impairments	3	-628,912.64	-871,219.88
Other operating expenses	4	-49,753,006.01	-45, 894,744.45
Operating profit / loss		**-7,482,322.38**	**-5,938,705.02**
Financial income and expenses	5	7,131,797.80	-6 ,504, 496.75
Result before appropriations and taxes		**-350,524.58**	**-12,443,201.77**
Appropriations	6	13,800,000.00	9 ,067, 160.67
Income taxes	7	-7,809.65	-112, 381.62
Result for the period		**13,441,665.77**	**-3,488,422.72**

Balance sheet, Parent company, FAS

EUR	Note	31.12.2022	31.12.2021
Assets			
Non-current assets			
Intangible assets	8	5,059,115.95	5,661,797.26
Tangible assets	8	345,795.70	589,793.25
Investments	9	535,898,113.55	503,426,384.15
Total non-current assets		**541,303,025.20**	**509,677,974.66**
Current assets			
Non-current receivables	10	98,684,944.50	21,529,360.58
Current receivables	11	27,967,962.75	29,107,838.94
Cash and cash equivalents		54,520,323.61	102,823,909.98
Total current assets		**181,173,230.86**	**153,461,109.50**
Total assets		**722,476,256.06**	**663,139,084.16**
Equity and liabilities			
Equity	12		
Share capital		1.000.000.00	1,000,000.00
Unrestricted equity reserve		66.676.176.49	66,676,176.49
Retained earnings		42,263,056.21	69,116,233.71
Result for the period		13,441,665.77	-3,488,422.72
Treasury shares		-1,999,469.16	-2,358,078.82
Total equity		**121,381,429.31**	**130,945,908.66**
Liabilities			
Non-current liabilities	15	164,137,537.05	167,499,999.99
Current liabilities	16	436,957,289.70	364,693,175.51
Total liabilities		**601,094,826.75**	**532,193,175.50**
Total equity and liabilities		**722,476,256.06**	**663,139,084.16**

92 Caverion Annual Review 2022

Q-78

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 93 Caverion Annual Review 2022 CASH FLOW STATEMENT Cash flow statement, Parent company, FAS EUR 1.1.-31.12.2022 1.1.-31.12.2021 Cash flow from operating activities Result before appropriations and taxes -350,524.58 -12,443,201.77 Adjustments for: Depreciation, amortisation and impairments 628,912.64 871,219.88 Other adjustments 194,204.53 307,769.00 Financial income and expenses -7,131,797.80 6,504,496.75 Cash flow before change in working capital -6,659,205.21 -4,759,716.14 Change in working capital Change in trade and other current receivables 6,501,083.87 678,793.24 Change in trade and other current payables -14,471,047.73 1,911,905.37 Cash flow before financial items and taxes -14,629,169.07 -3,526,604.01 Cash flow from operating activities Interest paid and other financial expenses -42,766,550.18 -25,988,015.78 Dividends received 13,374,796.79 0.00 Interest received and other financial income 36,235,702.00 23,238,729.16 Income taxes paid -113,041.96 -2.127,832.34 Cash flow from operating activities -7,898,262.42 -8,403,722.97 EUR 1.1.-31.12.2022 1.1.-31.12.2021 Cash flow from investing activities Purchases of tangible and intangible assets -7,980,545.45 -7,094,951.84 Proceeds from the sales of tangible and intangible assets 8,198,311.67 6,512,869,74 Investments in subsidiaries -11,430,108.25 -14,119,545.49 Cash flow from investing activities -11,212,342.03 -14,701,627.59 Cash flow from financing activities Group contributions received 9,000,000.00 18,000,000.00 Repayment of non-current borrowings -74,457,000.00 -53,000,000.00 Change in non-current loan receivables -77,155,583.92 -244,406.77 Proceeds from non-current borrowings 74,637,537.06 50,000,000.00 Change in short-term financing 61,982,359.68 22,634,945.58 Dividends paid -23,200,294.74 -27,234,901.60 Cash flow from financing activities -29,192,981.92 10,155,637.21 Net change in cash and cash equivalents -48,303,586.37 -12,949,713.35 Cash and cash equivalents at the beginning of the financial year 102,823,909.98 115,773,623.33 Cash and cash equivalents at the end of the financial year 54,520,323.61 102,823,909.98 Q-79

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 94 Caverion Annual Review 2022 NOTES Notes to the financial statements, Parent company Caverion Corporation accounting principles The financial statements have been prepared in accordance with the Finnish accounting standards (FAS). Foreign currency transactions Foreign currency transactions are translated into the functional currency using the exchange rate prevailing on the date of the transaction. The balance sheet has been translated using the European Central Bank rates on the closing date. Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the income statement within “Financial income and expenses”. Valuation of assets Intangible and tangible assets are recognized in the balance sheet at original acquisition cost less planned depreciation and amortisation and possible impairment. Planned depreciation and amortisation are calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of assets are the following: Intangible assets 2-5 years Buildings and structures 10 years Machinery and equipment 3 years Investments in subsidiaries as well as other investments are recognized at original acquisition cost or at fair value if fair value is lower than acquisition cost. Income recognition The parent company’s income consists of services provided to Group subsidiaries. These service sales are booked to other operating income. The income is recognized once the services have been provided. Future expenses and losses Future expenses and losses which relate to the current or previous financial years and which are likely or certain to materialize and do not relate to a likely or certain future income, are recognized as an expense in the appropriate income statement category. When the precise amount or timing of the expenses is not known, they are recorded as provisions in the balance sheet. Accrual of pension costs The pension cover of the parent company is handled by external pension insurance companies. Pension costs are recognized in the income statement in the year to which these contributions relate. Loans and other receivables Loans and other receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables are included in current assets, except for maturities greater than 12 months after the reporting period end. These are classified as non-current. The assets are recognized at acquisition cost, and transaction costs are expensed in the income statement over the period of the loan to which they relate. Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of the business. If collection is expected in 12 months or less, they are classified as current. If not, they are classified as non-current. Cash and cash equivalents include cash in hand, bank deposits withdrawable on demand and other liquid short-term investments with original maturities of three months or less. Financial liabilities and other liabilities Hybrid bond is presented as a financial liability in the balance sheet of the parent company’s financial statements. Borrowings are recorded on the settlement date at acquisition cost, and transaction costs are expensed in the financing expenses of the statement of income over the period of the liability to which they relate. Other borrowing costs are expensed in the period during which they are incurred. Fees paid on the establishment of loan facilities are recognised as an expense over the period of the facility to which they relate. Borrowings are derecognised when their contractual obligations are discharged, cancelled or expire. Borrowings are classified as current liabilities if payment is due within 12 months or less. If not, they are classified as non-current. Q-80

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 95 Caverion Annual Review 2022 NOTES Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of the business from suppliers. Accounts payable are classified as current liabilities if payment is due within 12 months or less. If not, they are presented as non-current liabilities. Trade payables are recognized at acquisition cost. Derivative instruments Derivative contracts that are used to hedge currency and interest rate risks are valued at fair value. The fair values of foreign exchange derivatives are presented in Note 18 Derivative instruments. At the end of December 2022 Caverion has not used interest rate derivatives to hedge interest rate risk. Foreign exchange derivatives are used to hedge against changes in forecasted foreign currency denominated cash flows and changes in value of receivables and liabilities in foreign currency. Foreign exchange derivatives are valued employing the market forward exchange rates quoted on the balance sheet date. Foreign exchange gains and losses related to business operations are included in operating profit. Foreign exchange gains and losses associated with financing are reported in financial income and expenses. Foreign exchange derivatives mature within 2023. Hedge accounting is not applied to foreign exchange derivatives. Income taxes Income taxes relating to the financial year are recognized in the income statement. Deferred taxes have not been booked in the parent company`s financial statements. Q-81

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 96 Caverion Annual Review 2022 NOTES TO THE INCOME STATEMENT Notes to the income statement, Parent company 1. Other operating income 1,000 EUR 1.1.-31.12.2022 1.1.-31.12.2021 Service income 58,815.5 55,478.6 Total 58,815.5 55,478.6 2. Information concerning personnel and key management 1,000 EUR 1.1.-31.12.2022 1.1.-31.12.2021 Personnel expenses Wages and salaries 13,434.7 12,615.2 Pension expenses 2,083.2 1,930.6 Other indirect personnel costs 398.0 105.5 Total 15,915.9 14,651.3 Average number of personnel during the financial period 97.0 94.0 Salaries and fees to the management President and CEO 774.0 735.0 Members of the Board of Directors 619.3 458.6 Total 1,393.2 1,193.6 3. Depreciation, amortisation and impairments 1,000 EUR 1.1.-31.12.2022 1.1.-31.12.2021 Amortisation of intangible assets 384.9 422.5 Depreciation of buildings and structures 16.1 16.1 Depreciation of machinery and equipment 227.9 432.6 Total 628.9 871.2 4. Other operating expenses 1,000 EUR 1.1.-31.12.2022 1.1.-31.12.2021 Fees paid to the Auditor of the company Audit fee 283.0 297.3 Tax services 41.0 36.2 Other services 34.0 62.1 Total 358.0 395.7 Ernst & Young Oy, Authorized Public Accountants, operated as the company’s auditor. 5. Financial income and expenses 1,000 EUR 1.1.-31.12.2022 1.1.-31.12.2021 Dividend income From Group companies 13,374.8 0.0 Interest and financial income From Group companies 4,078.3 3,916.7 From others 324.0 135.7 Total 4,402.3 4,052.4 Impairment on investment assets Subsidiary shares 0.0 -3,839.0 Total 0.0 -3,839.0 Other interest and financial expenses Interest expenses to Group companies -2,540.2 -296.3 Interest expenses to others -5,641.3 -5,651.7 Other expenses to others -3,477.7 -1,104.0 Total -11,659.3 -7,051.9 Exchange rate gains 32,214.5 19,490.6 Change in the fair value of derivatives -117.4 -323.4 Exchange rate losses -31,083.1 -18,833.1 Total 1,013.9 334.1 Total financial income and expenses 7,131.8 -6,504.5 Q-82

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 97 Caverion Annual Review 2022 NOTES TO THE BALANCE SHEET Notes to the balance sheet, Parent company 6. Appropriations 1,000 EUR 1.1.-31.12.2022 1.1.-31.12.2021 Change in the difference between planned and taxation depreciation 0.0 67.2 Group contributions received 13,800.0 9,000.0 7. Income taxes 1,000 EUR 1.1.-31.12.2022 1.1.-31.12.2021 Income taxes on operating activities, current year -7.8 -112.4 Total -7.8 -112.4 8. Changes in fixed assets 1,000 EUR 31.12.2022 31.12.2021 Intangible assets Intangible rights Acquisition cost on Jan 1 14,518.0 14,518.0 Acquisition cost on Dec 31 14,518.0 14,518.0 Accumulated amortisation and impairments on Jan 1 -11,592.2 -11,199.5 Amortisation for the period -351.8 -392.7 Accumulated amortisation and impairments on Dec 31 -11,944.1 -11,592.2 Book value on December 31 2,573.9 2,925.7 Renovations Acquisition cost on Jan 1 314.7 251.8 Additions 0.0 62.9 Book value on December 31 314.7 314.7 Accumulated amortisation and impairments on Jan 1 -67.9 -38.1 Amortisation for the period -33.1 -29.8 Accumulated amortisation and impairments on Dec 31 -101.0 -67.9 Book value on December 31 213.8 246.9 Advance payments and construction in progress Acquisition cost on Jan 1 2,489.2 1,970.0 Additions 7,980.5 7,032.1 Disposals -8,198.3 -6,512.9 Acquisition cost on Dec 31 2,271.4 2,489.2 Book value on December 31 2.271.4 2,489.2 Total intangible assets 5,059.1 5,661.8 Q-83

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 98 Caverion Annual Review 2022 NOTES TO THE BALANCE SHEET 9. Investments 1,000 EUR 31.12.2022 31.12.2021 Tangible assets Land and water areas Acquisition cost on Jan 1 109.8 109.8 Acquisition cost on Dec 31 109.8 109.8 Book value on December 31 109.8 109.8 Buildings and structures Acquisition cost on Jan 1 160.9 160.9 Acquisition cost on Dec 31 160.9 160.9 Accumulated depreciation and impairments on Jan 1 -136.8 -120.7 Depreciation for the period -16.1 -16.1 Accumulated depreciation and impairments on Dec 31 -152.8 -136.8 Book value on December 31 8.0 24.1 Machinery and equipment Acquisition cost on Jan 1 1,918.8 1,918.8 Acquisition cost on Dec 31 1,918.8 1,918.8 Accumulated depreciation and impairments on Jan 1 -1,463.0 -1,030.4 Depreciation for the period -227.9 -432.6 Accumulated depreciation and impairments on Dec 31 -1,690.9 -1,463.0 Book value on December 31 227.9 455.8 Total tangible assets 345.8 589.8 1,000 EUR 31.12.2022 31.12.2021 Shares in Group companies Acquisition cost on Jan 1 503,426.4 474,895.9 Additions 32,471.7 32,369.4 Impairments 0.0 -3,839.0 Acquisition cost on Dec 31 535,898.1 503,426.4 Total investments 535,898.1 503,426.4 10. Non-current receivables 1,000 EUR 31.12.2022 31.12.2021 Receivables from Group companies Loan receivables 95,019.3 17,170.0 Receivables from associated personnel Loan receivables 3,665.6 4,359.4 Total non-current receivables 98,684.9 21,529.4 Loan arrangements with Group key personnel are descriped in more detail in Note 19 Salaries and fees to the management. 11. Current receivables 1,000 EUR 31.12.2022 31.12.2021 Receivables from group companies Trade receivables 7,856.5 11,334.8 Loan receivables 350.0 0.0 Other receivables 14,969.1 9,757.0 Receivables, external Trade receivables 20.5 20.2 Other receivables 22.6 640.1 Accrued income 4,749.3 7,355.8 Total 27,968.0 29,107.8 Accrued income consists of: Accrued financial expenses 649.3 767.8 Tax receivables 78.0 0.0 Other receivables 4,022.1 6,587.9 Total 4,749.3 7,355.8 Q-84

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 99 Caverion Annual Review 2022 NOTES TO THE BALANCE SHEET 12. Equity 1,000 EUR 31.12.2022 31.12.2021 Share capital on Jan 1 1,000.0 1,000.0 Share capital on Dec 31 1,000.0 1,000.0 Unrestricted equity reserve on Jan 1 66,676.2 66,676.2 Unrestricted equity reserve on Dec 31 66,676.2 66,676.2 Retained earnings on Jan 1 63,269.7 93,685.5 Share-based incentive plans -164.4 -109.3 Dividend distribution -23,200.3 -27,235.2 Distribution of own shares 358.6 417.1 Retained earnings on Dec 31 40,263.6 66,758.2 Result for the period 13,441.7 -3,488.4 Total equity 121,381.4 130,945.9 Distributable funds on Dec 31 Retained earnings 40,263.6 66,758.2 Net result for the financial period 13,441.7 -3,488.4 Unrestricted equity reserve 66,676.2 66,676.2 Distributable funds from shareholders' equity 120,381.4 129,945.9 Treasury shares of Caverion Corporation December 31, 2022 parent company had treasury shares as follows: Number of treasury shares Total number of shares % of total share capital and voting rights 2,447,447 138,920,092 1,76% 13. Appropriations 1,000 EUR 31.12.2022 31.12.2021 Accumulated depreciation difference on Jan 1 0.0 67.2 Increase / decrease 0.0 -67.2 Accumulated depreciation difference on Dec 31 0.0 0.0 14. Deferred taxes and liabilities 1,000 EUR 31.12.2022 31.12.2021 Deferred tax assets Accumulated depreciation difference 41.5 27.9 Total 41.5 27.9 Deferred taxes have not been recognized in the parent company’s financial statements. 15. Non-current liabilities 1,000 EUR 31.12.2022 31.12.2021 Liabilities to Group companies Other loans 4,500.0 7,500.0 Liabilities, external Loans from credit institutions 50,000.0 50,000.0 Hybrid bond 35,000.0 35,000.0 Senior bond 74,637.5 75,000.0 Total 164,137.5 167,500.0 Q-85

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 100 Caverion Annual Review 2022 NOTES TO THE BALANCE SHEET 16. Current liabilities 1,000 EUR 31.12.2022 31.12.2021 Liabilities to Group companies Trade payables 1168.7 405.8 Accrued expenses 21,184.0 19,388.8 Other liabilities 382,989.5 330,834.3 Liabilities, external Trade payables 4,708.7 3,503.1 Loans from credit institutions 3,543.0 0.0 Commercial papers 9,964.5 0.0 Other currect liabilietes 840.4 337.2 Accrued expenses 12,558.7 10,223.8 Total 436,957.5 364,693.1 Accrued expenses consist of: Personnel expenses 6,332.3 4,021.4 Interest expenses 3,383.4 3,369.9 Accrued expenses to group companies 21,184.0 19,388.8 Other expenses 2,843.1 2,832.4 Total 33,742.7 29,612.6 17. Commitments and contingent liabilities 1,000 EUR 31.12.2022 31.12.2021 Leasing commitments Payable during the next fiscal year 2,832.9 2,669.1 Payable during subsequent years 18,049.6 20,763.6 Total 20,882.5 23,432.8 Guarantees On behalf of Group companies Contractual work guarantees 466,897.3 467.947.9 Loan guarantee 7,500.0 10,500.0 Leasing commitment guarantees 17,340.0 17,254.9 Factoring related guarantees 1,349.3 1,989.9 18. Derivate instruments 1,000 EUR 31.12.2022 31.12.2021 External foreign currency forward contracts Fair value -101.4 3.9 Value of underlying instruments 121,110.6 65,177.0 Internal foreign currency forward contracts Fair value 8.9 21.2 Value of underlying instruments 1,050.3 2,150.6 Derivative instruments are categorized to be on Level 2 in the fair value hierarchy. The fair values for the derivative instruments categorized in Level 2 have been defined as follows: The fair values of foreign exchange forward agreements have been defined by using the market prices at the closing day of the fiscal year. Q-86

Caverion Building Performance | IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
NOTES TO THE BALANCE SHEET

19. Salaries and fees to the management

Decision-making procedure regarding remuneration

Caverion Corporation's Annual General Meeting decides on the remuneration of the Board of Directors. The Human Resources Committee of the Board of Directors prepares the proposal on the remuneration of the Board of Directors for the Annual General Meeting. The Human Resources Committee also prepares the general remuneration principles, short- and long-term incentive schemes and the Remuneration Policy of Caverion Group which is approved by the Board of Directors.

The Board of Directors appoints the President and CEO and approves his/her terms of employment including remuneration. The Board of Directors also appoints the members of the Group Management Board. According to Caverion Guidelines all individual remuneration decisions have to be approved by the manager's manager. The Chairman of the Board approves the remuneration of the Group Management Board members.

Remuneration of the Board of Directors

Based on the decisions of Caverion Corporation's Annual General Meeting on March 28, 2022, the members of the Board of Directors are entitled to the following fees:

- Chairman of the Board of Directors EUR 6,600 per month (EUR 79,200 per year)
- Vice Chairman of the Board of Directors EUR 5,000 per month (EUR 60,000 per year)
- Members of the Board of Directors EUR 3,900 per month (EUR 46,800 per year)

A meeting fee of EUR 550 was paid for each Board and Committee meeting held in the member's domicile or electronically and EUR 900 per meeting held outside the member's domicile for their participation in meetings of the Board of Directors and its committees during 1.1.-28.3.2022. A meeting fee of EUR 900 was paid for each Board and Committee meeting held during 29.3.-31.12.2022. Possible travel expenses were reimbursed in accordance with the principles related to remuneration of tax-exempt travel expenses approved by the Finnish Tax Administration. No other financial benefits were paid in relation to the Board membership.

In addition to and separate from the role as the Chairman of the Board and Chairman of the HR Committee, a company solely owned by Mats Paulsson has had a consulting agreement with the Company. The agreement was effective until 31.12.2022. The fees under the agreement totaled EUR 119,999 during 2022. The consulting agreement has been made in accordance with the Remuneration Policy. Apart from the said consulting agreement with a company owned by Mats Paulsson, none of the board members have an employment relationship or service agreement with Caverion Group and they are not part of any of Caverion Group's short- or long-term incentive schemes or pension plans.

Fees paid to the Board of Directors

EUR	Board membership annual fee*	Permanent committee meeting fee	Ad hoc committee meeting fee	Board meeting fee	Total 2022	Total 2021
Jussi Aho	46,800	5,600		21,250	73,650	58,700
Markus Ehrnrooth**	60,000	2,350		7,750	70,100	73,000
Joachim Hallengren	46,800	5,050	25,200	22,150	99,200	58,900
Thomas Hinnerskov	46,800	5,050	24,300	21,150	97,400	58,900
Kristina Jahn	46,800	5,050		22,150	74,000	59,800
Mats Paulsson	79,200	5,600	24,300	23,950	133,050	91,100
Jasmin Soravia	46,800	4,700		20,350	71,850	58,150
Total	**373,200**	**33,400**	**73,800**	**138,850**	**619,250**	**458,550**

** Board membership fees were paid as annual fees, 60% of which were paid as cash and 40% in Caverion shares according to the decision by the Annual General Meeting.*

*** The Vice Chairman of the Board, Markus Ehrnrooth did not participate in and refrained from the work of the Board of Directors and its committees during the pendency of the discussions pertaining to the public tender offers for all the shares in the company as described in more detail in the Board of Directors' Report January 1-December 31, 2022.*

Management remuneration

The remuneration paid to the Group's Management Board members consists of:

- Fixed base salary
- Fringe benefits
- Short-term incentive scheme, such as annual performance bonus plan, and
- Long-term incentive schemes, such as share-based incentive plans

Short term incentive schemes

The basis of remuneration at Caverion is a fixed base salary. In addition, the Group's management and most of the salaried employees are included in a performance based short-term incentive plan. The aim of the annual short-term incentive plan is to reward the management and selected employees based on the achievement of pre-defined and measurable financial and strategic targets. The Board of Directors approves the terms of the short-term incentive plan every year, according to which possible incentives are paid. Performance of the Group, the President and CEO as well as Group Management Board members is evaluated by the Board of Directors. Potential incentives are approved by the Board of Directors and they are paid out after the financial statements have been finalised.

The amount of the possible incentive payment is based on the achievement of the pre-set financial performance targets, such as the Group's and/or division's and/or unit's financial result, strategic targets and/or development objectives set separately. Individual target and maximum

101 Caverion Annual Review 2022
Q-87

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 102 Caverion Annual Review 2022 NOTES TO THE BALANCE SHEET incentive opportunity are defined on the role based responsibilities. Possible incentive payments can vary from zero payment to the pre-defined maximum incentive payment based on the achievement of set targets. Performance and development discussions are an essential part of the annual incentive plan and performance development process at Caverion. Possible individual targets, their relative weighting and achievement of the previously agreed targets are set and reviewed in these discussions. The maximum short-term incentive paid to the President and CEO may be at maximum level 80% of the annual fixed base salary. The maximum short-term incentive paid to the members of the Group Management Board may equal at maximum level to 70-80% of the annual fixed base salary. Long-term incentive schemes Long-term incentive schemes at Caverion are determined by the Board of Directors and they are part of the remuneration of the management and key personnel of Caverion Group. The aim is to align the interests of the shareholders and the executives in order to promote shareholder value creation and to support Caverion in becoming a leading service company and a selective master of projects by covering the whole life cycle of buildings, industries and infrastructure. In addition, the aim is to commit the key executives to the company and its strategic targets and to offer them a competitive reward plan based on the ownership of the company’s shares. Matching Share Plan 2018–2022 Caverion's Board of Directors approved a new share-based long-term incentive plan "Matching Share Plan 2018-2022" in its February 2018 meeting. The prerequisite for participating in the Plan is that a key employee shall acquire company shares up to the number and in the manner determined by the Board of Directors. The Plan includes four matching periods, all beginning on 1 March 2018 and ending on 28 February 2019, 29 February 2020, 28 February 2021 or 28 February 2022. The plan participant may not participate in the Performance Share Plan 2018-2020 and/or 2019-2021 simultaneously with participating in the Matching Share Plan. The rewards from the plan will be paid in four instalments, one instalment each in 2019, 2020, 2021 and 2022. However, the reward payment will be deferred, if a yield of the share has not reached the pre-set minimum yield level by the end of the matching period in question. If the pre-set minimum yield level has not been reached by the end of reward instalment specific grace periods ending in 2021–2022, no reward from a matching period in question will be paid. In a directed share issue without consideration, 120,199 Caverion Corporation shares held by the company were on 30 April 2021 conveyed to key employees included in the Matching Share Plan 2018-2022. The shares were delivered as a reward from the matching period 1 March 2018 - 29 February 2020 and, for participants who have joined the plan at a later stage, also as a reward from the matching period 1 March 2018 - 28 February 2019. In a directed share issue without consideration, 168,650 Caverion Corporation shares held by the company were on 25 August 2021 conveyed to key employees included in the Matching Share Plan 2018 - 2022. The shares were delivered as a reward from the matching period 1 March 2018 - 28 February 2021. From the 2021 share issues, a total of 16,911 own shares were returned to Caverion on 14 September 2021 and 30,066 own shares on 16 November 2021. No rewards were paid during 2022 under the MSP. The Board of Directors has in December 2022 decided to supplement the terms of the MSP. Notwithstanding the Grace Period for the fourth instalment terminating on 31 December 2022, the Board maintained full discretion to resolve on any partial or full payout under the fourth instalment under certain conditions. Share-based long-term incentive plan 2019–2021 Caverion’s Board of Directors decided on a new share-based long-term incentive plan for key employees of the Group in its December 2018 meeting. The new plan is based on a performance share plan (PSP) structure. The Board approved at the same time the commencement of a new plan period 2019−2021 in the Restricted Share Plan (RSP) structure, a complementary share-based incentive structure for specific situations. Both plans consist of annually commencing individual plans, each with a three-year period. The commencement of each new plan is subject to a separate decision of the Board. The Performance Share Plan 2019-2021 consists of a three-year operative financial performance period (2019-2021). The potential reward is based on the targets set for the Relative Total Shareholder Return and Earnings per share (EPS). The Board of Directors evaluates the target achievement in March 2022 and the potential share reward will be paid to the participants in April 2022. Within RSP 2019-2021, share allocations were made for individually selected key employees in special situations. The maximum number of shares that may be allocated and delivered totals 135,000 shares (gross before the deduction of applicable taxes). The share rewards were delivered to the participants in spring 2022 provided that their employment with Caverion continues until the delivery of the share reward. 55,020 shares were conveyed in a share issue without consideration to 22 key employees participating in RSP 2019-2021. Share-based long-term incentive plan 2020-2022 Caverion's Board of Directors decided on a commencement of new plan period 2020-2022 of the company's performance share plan (PSP) structure in its December 2019 meeting. The Board approved at the same time the commencement of a new plan period 2020−2022 in the Restricted Share Plan (RSP) structure, a complementary share-based incentive structure for specific situations. Both plans consist of annually commencing individual plans, each with a three-year period. The Performance Share Plan 2020-2022 consists of a three-year operative financial performance period (2020-2022). The potential reward is based on the targets set for Total Shareholder Return and Earnings per share (EPS). On 30 April 2020, Caverion's Board of Directors decided, upon management's suggestion, to postpone the commencement of PSP 2020-2022 until the beginning Q-88

Caverion
Building Performance
IN BRIEF | BOARD OF DIRECTORS' REPORT | KEY FIGURES | CONSOLIDATED FINANCIAL STATEMENTS | PARENT COMPANY FINANCIAL STATEMENTS | AUDITOR'S REPORT
NOTES TO THE BALANCE SHEET

of the year 2021. The Board of Directors will evaluate the target achievements and potential share rewards will be delivered to the participants in spring 2023.

Share-based long-term incentive plan 2021-2023

Caverion's Board of Directors decided on a commencement of new plan period 2021-2023 of the company's performance share plan (PSP) structure in its December 2020 meeting. The Board approved at the same time the commencement of a new plan period 2021–2023 in the Restricted Share Plan (RSP) structure, a complementary share-based incentive structure for specific situations. Both plans consist of annually commencing individual plans, each with a three-year period.

The Performance Share Plan 2021-2023 consists of a three-year operative financial performance period (2021-2023). The potential reward is based on the targets set for Total Shareholder Return and Earnings per share (EPS). Potential share rewards will be delivered to the participants in spring 2024.

Share-based long-term incentive plan 2022-2024

Caverion's Board of Directors decided on a commencement of new plan period 2022-2024 of the company's performance share plan (PSP) structure in its December 2021 meeting. The Board approved at the same time the commencement of a new plan period 2022–2024 in the Restricted Share Plan (RSP) structure, a complementary share-based incentive structure for specific situations. Both plans consist of annually commencing individual plans, each with a three-year period.

The Performance Share Plan 2022-2024 consists of a three-year operative financial performance period (2022-2024). The potential reward is based on the targets set for Total Shareholder Return and Earnings per share (EPS). Potential share rewards will be delivered to the participants in spring 2025.

Remuneration of the President and CEO

The Board of Directors decides on the remuneration, benefits and other terms of the Managing Director agreement of the President and CEO. The remuneration paid to the President and CEO consists of fixed base salary, fringe benefits, annual short-term incentive plan, long-term incentive plan and other possible benefits such as defined contribution pension scheme. The President and CEO's annual short-term incentive can be up to 80% of the annual fixed base salary and the measures are based in Caverion's strategic targets set by the Board.

Termination compensation, pensions and retirement age of the President and CEO

Jacob Götzsche joined Caverion Corporation's as the President and CEO on 9 August 2021. In case of termination, his notice period is six months for both parties. Jacob Götzsche is entitled to a severance pay amounting to 12 months' base salary if the company terminates the agreement. The company will not provide a pension coverage for Jacob Götzsche, but to compensate for this he is paid an additional 20 percent cash allowance calculated from his fixed annual base salary to obtain a pension coverage by himself. No specific retirement age has been agreed.

Ari Lehtoranta held the position of Caverion Corporation's President and CEO until 28 February 2021 when the Board of Directors of Caverion Corporation and Ari Lehtoranta mutually agreed that he leaves his position as President and CEO. Mr Lehtoranta was entitled to a severance payment amounting to 12 months' base salary as monthly payments after the termination date. The severance paid in 2022 was 440,000 euros. The last monthly severance payment was paid in August 2022, total severance payment being 660,000 euros.

Remuneration paid to the President and CEO in 2022

Jacob Götzsche's base salary and fringe benefits as the President and CEO in 2022 were in total EUR 649,976. Jacob Götzsche was not a participant in Caverion Corporation's short-term incentive plan 2021 and thus no short-term incentive was paid for him in 2022 for financial year 2021. His short-term incentive annual earning opportunity for 2022 was at the target level 40% and at the maximum level 80% of the annual fixed base salary.

Jacob Götzsche's strategic short-term incentive targets for the financial year 2022 were Caverion Group's Adjusted EBITA with 70% weight and Caverion Group's Adjusted Cash flow with 30% weight. The President and CEO's short-term incentive related to 2022 amounted to 71% of the annual salary, with a corresponding value of EUR 443,226, payable in April 2023. In addition, Jacob Götzsche is eligible for a one-time cash bonus corresponding to four months of base salary, with a corresponding value of EUR 206,667, as a reward for the extraordinary contribution in connection with the public tender offer, payable in 2023. Mr. Götzsche did not receive any share-based payments during 2022 but he is a participant in the share-based incentive plan PSP 2022-2024.

EUR	Fixed base salary	Fringe benefits	Short-term incentive payment	Long-term incentive payment	Supplementary pension scheme	Total 2022
Jacob Götzsche*	620,000	29,976			124,000	773,976

President and CEO's pension costs		Total 2022
Jacob Götzsche	Statutory pension scheme	305
	Supplementary defined contribution pension scheme *	124,000

** Jacob Götzsche is paid a 20% cash allowance calculated of his fixed annual base salary to obtain a pension coverage.*

A regularly updated table on the Group Management Board members' holdings of shares is available in insider register.

Loans to associated parties

The President and CEO and the members of the Board of Directors did not have cash loans from the company or its subsidiaries on December 31, 2022.

103 Caverion Annual Review 2022
Q-89

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 104 Caverion Annual Review 2022 NOTES TO THE BALANCE SHEET Caverion announced on 7 February 2018 in a stock exchange release the establishment of a new share-based incentive plan directed for the key employees of the Group (“Matching Share Plan 2018- 2022”). The company provided the participants a possibility to finance the acquisition of the company’s shares through an interest-bearing loan from the company, which some of the participants utilised. By the end of December 2022 the total outstanding amount of these loans amounted approximately to EUR 3.7 million. The loans will be repaid in full on 31 December 2023, at the latest. Company shares have been pledged as a security for the loans. Q-90

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 105 Caverion Annual Review 2022 SIGNATURES AND AUDITOR’S NOTE Signatures to the Board of Directors’ report and Financial statements and Auditor’s note Board of Directors’ proposal for the distribution of distributable equity The distributable equity of the parent company Caverion Corporation on December 31, 2022 is (EUR): Retained earnings 40,263,587.05 Result for the period 13,441,665.77 Retained earnings, total 53,705,252.82 Unrestricted equity reserve 66,676,176.49 Distributable equity, total 120,381,429.31 The Board of Directors proposes to the Annual General Meeting to be held on 27 March 2023 that a dividend of EUR 0.20 per share will be paid for the year 2022. Signature of the report of the Board of Directors and Financial statements Helsinki, 8 February 2023 Caverion Corporation Board of Directors Mats Paulsson Markus Ehrnrooth* Chairman Vice Chairman Jussi Aho Joachim Hallengren Thomas Hinnerskov Kristina Jahn Jasmin Soravia Jacob Götzsche President and CEO *The Vice Chairman of the Board, Markus Ehrnrooth has not participated in and has refrained from all the work of the Board of Directors and its committees for part of 2022 as described in the Board of Directors’ Report January 1 – December 31, 2022 and has also refrained from signing the Board of Directors’ Report January 1 – December 31, 2022 and the Annual Accounts January 1 – December 31, 2022 of the Company. The Auditor’s note Our auditor’s report has been issued today Helsinki, 8 February 2023 Ernst & Young Oy Authorized Public Accountant Firm Antti Suominen Authorized Public Accountant Q-91

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 106 Caverion Annual Review 2022 Auditor’s report (Translation of the Finnish original) To the Annual General Meeting of Caverion Oyj REPORT ON THE AUDIT OF FINANCIAL STATEMENTS Opinion We have audited the financial statements of Caverion Oyj (business identity code 2534127-4) for the year ended 31 December 2022. The financial statements comprise the consolidated balance sheet, income statement, statement of comprehensive income, statement of changes in equity, statement of cash flows and notes, including a summary of significant accounting policies, as well as the parent company’s balance sheet, income statement, statement of cash flows and notes. In our opinion > the consolidated financial statements give a true and fair view of the group’s financial position as well as its financial performance and its cash flows in accordance with International Financial Reporting Standards (IFRS) as adopted by the EU. > the financial statements give a true and fair view of the parent company’s financial performance and financial position in accordance with the laws and regulations governing the preparation of financial statements in Finland and comply with statutory requirements. Our opinion is consistent with the additional report submitted to the Audit Committee. Basis for Opinion We conducted our audit in accordance with good auditing practice in Finland. Our responsibilities under good auditing practice are further described in the Auditor’s Responsibilities for the Audit of Financial Statements section of our report. We are independent of the parent company and of the group companies in accordance with the ethical requirements that are applicable in Finland and are relevant to our audit, and we have fulfilled our other ethical responsibilities in accordance with these requirements. In our best knowledge and understanding, the non-audit services that we have provided to the parent company and group companies are in compliance with laws and regulations applicable in Finland regarding these services, and we have not provided any prohibited non-audit services referred to in Article 5 (1) of regulation (EU) 537/2014. The non-audit services that we have provided have been disclosed in note 2.2 to the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. Key Audit Matters Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. We have fulfilled the responsibilities described in the Auditor’s responsibilities for the audit of the financial statements section of our report, including in relation to these matters. Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements. The results of our audit procedures, including the procedures performed to address the matters below, provide the basis for our audit opinion on the accompanying financial statements. We have also addressed the risk of management override of internal controls. This includes consideration of whether there was evidence of management bias that represented a risk of material misstatement due to fraud. Q-92

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 107 Caverion Annual Review 2022 Key audit matter How our audit addressed the Key Audit Matter Revenue recognition The accounting principles and disclosures concerning revenue recognition are disclosed in Note 2.1. In accordance with its accounting principles Caverion applies the percentage-of-completion method for recognizing significant portion of its revenues. The recognition of revenue by applying percentage-of-completion method and the estimation of the outcome of projects require significant management judgment in estimating the cost-to-complete as well as total revenues. From the financial statement perspective, significant judgment is required especially when the project execution and the associated revenues extend over two or more financials years. The areas where significant judgment is required are more prone to the risk that the assumptions may be deliberately misappropriated. Based on above, revenue recognition was a key audit matter. This matter was also a significant risk of material misstatement referred to in EU Regulation No 537/2014, point (c) of Article 10(2). Our audit procedures to address the risk of material misstatement included: > Assessing of the Group’s accounting policies over revenue recognition of projects. > Examination of the project documentation such as contracts, legal opinions and other written communication. > Analytical procedures and review of financial KPI’s as well as development of projects by > reviewing the changes in estimated total revenues, cost-to-complete and changes in reserves, and > discussing with the different levels of the organization including project, division and group management. > Analyzing key elements in management’s estimates such as the estimated future costs-to-complete and the estimated time necessary to complete the project. > Evaluating the appropriateness of the Group’s disclosures in respect of revenue recognition. Key audit matter How our audit addressed the Key Audit Matter Valuation of goodwill associated with German business operations The accounting principles and disclosures concerning goodwill are disclosed in Note 4.2. The valuation of goodwill associated with German business operations was a key audit matter > because the assessment process is judgmental, it is based on assumptions relating to market or economic conditions extending to the future, > because of the significance of the goodwill 77,7 million euro to the financial statements, and > as the management views that a reasonably possible change in key assumption may result in an impairment. German business operations form a one cash generating unit. The valuation of goodwill is based on the management’s estimate about the value-in-use calculations of the cash generating unit. There are number of underlying assumptions used to determine the value-in-use, including the revenue growth, EBITDA and discount rate applied on net cash-flows. Estimated value-in-use may vary significantly when the underlying assumptions are changed and the changes in above-mentioned individual assumptions may result in an impairment of goodwill. Our audit procedures regarding the valuation of goodwill in German business operation included involving EY valuation specialists to assist us in evaluating testing methodologies, impairment calculations and underlying assumptions applied by the management in the impairment testing. In evaluation of methodologies, we compared the principles applied by the management in the impairment tests to the requirements set in IAS 36 Impairment of assets standard and ensured the mathematical accuracy of the impairment calculations associated with German business operations. The key assumptions applied by the management were compared to > approved budgets and forecasts, > information available in external sources, as well as > our independently calculated industry averages such as weighted average cost of capital used in discounting the cashflows. We also assessed the sufficiency of the disclosures associated with the German business operations. Q-93

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 108 Caverion Annual Review 2022 Responsibilities of the Board of Directors and the Managing Director for the Financial Statements The Board of Directors and the Managing Director are responsible for the preparation of consolidated financial statements that give a true and fair view in accordance with International Financial Reporting Standards (IFRS) as adopted by the EU, and of financial statements that give a true and fair view in accordance with the laws and regulations governing the preparation of financial statements in Finland and comply with statutory requirements. The Board of Directors and the Managing Director are also responsible for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, the Board of Directors and the Managing Director are responsible for assessing the parent company’s and the group’s ability to continue as going concern, disclosing, as applicable, matters relating to going concern and using the going concern basis of accounting. The financial statements are prepared using the going concern basis of accounting unless there is an intention to liquidate the parent company or the group or cease operations, or there is no realistic alternative but to do so. Auditor’s Responsibilities for the Audit of Financial Statements Our objectives are to obtain reasonable assurance on whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with good auditing practice will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of the financial statements. As part of an audit in accordance with good auditing practice, we exercise professional judgment and maintain professional skepticism throughout the audit. We also: > Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. > Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the parent company’s or the group’s internal control. > Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management. > Conclude on the appropriateness of the Board of Directors’ and the Managing Director’s use of the going concern basis of accounting and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the parent company’s or the group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the parent company or the group to cease to continue as a going concern. > Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events so that the financial statements give a true and fair view. > Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion. We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit. We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards. From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication. Other Reporting Requirements Information on our audit engagement We were first appointed as auditors by the Annual General Meeting on 26 March 2018, and our appointment represents a total period of uninterrupted engagement of 5 years. Other information The Board of Directors and the Managing Director are responsible for the other information. The other information comprises the report of the Board of Directors and the information included in the Annual Report, but does not include the financial statements and our auditor’s report thereon. We have obtained the report of the Board of Directors prior to the date of this auditor’s report, and the Annual Report is expected to be made available to us after that date. Q-94

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 109 Caverion Annual Review 2022 Our opinion on the financial statements does not cover the other information. In connection with our audit of the financial statements, our responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. With respect to report of the Board of Directors, our responsibility also includes considering whether the report of the Board of Directors has been prepared in accordance with the applicable laws and regulations. In our opinion, the information in the report of the Board of Directors is consistent with the information in the financial statements and the report of the Board of Directors has been prepared in accordance with the applicable laws and regulations. If, based on the work we have performed on the other information that we obtained prior to the date of this auditor’s report, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard. Helsinki, 8 February 2023 Ernst & Young Oy Authorized Public Accountant Firm Antti Suominen Authorized Public Accountant Q-95

IN BRIEF BOARD OF DIRECTORS’ REPORT KEY FIGURES CONSOLIDATED FINANCIAL STATEMENTS PARENT COMPANY FINANCIAL STATEMENTS AUDITOR’S REPORT 110 Caverion Annual Review 2022 Independent Auditor’s report on Caverion Oyj’s ESEF Consolidated Financial Statements (Translation of the Finnish original) To the Board of Directors of Caverion Oyj We have performed a reasonable assurance engagement on the iXBRL tagging of the consolidated financial statements included in the digital files 7437007ECQWVPCJIS695-2022-12-31-fi.zip of Caverion Oyj for the financial year 1.1.-31.12.2022 to ensure that the financial statements are marked/tagged with iXBRL in accordance with the requirements of Article 4 of EU Commission Delegated Regulation (EU) 2018/815 (ESEF RTS). Responsibilities of the Board of Directors and Managing Director The Board of Directors and Managing Director are responsible for the preparation of the Report of Board of Directors and financial statements (ESEF financial statements) that comply with the ESESF RTS. This responsibility includes: > preparation of ESEF financial statements in accordance with Article 3 of ESEF RTS > tagging the consolidated financial statements included within the ESEF financial statements by using the iXBRL mark ups in accordance with Article 4 of ESEF RTS > ensuring consistency between ESEF financial statements and audited financial statements The Board of Directors and Managing Director are also responsible for such internal control as they determine is necessary to enable the preparation of ESEF financial statements in accordance with the requirements of ESEF RTS. Auditor’s Independence and Quality Control We are independent of the company in accordance with the ethical requirements that are applicable in Finland and are relevant to the engagement we have performed, and we have fulfilled our other ethical responsibilities in accordance with these requirements. The auditor applies International Standard on Quality Control (ISQC) 1 and therefore maintains a comprehensive quality control system including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements. Auditor’s Responsibilities In accordance with the Engagement Letter we will express an opinion on whether the electronic tagging of the consolidated financial statements complies in all material respects with the Article 4 of ESEF RTS. We have conducted a reasonable assurance engagement in accordance with International Standard on Assurance Engagements ISAE 3000. The engagement includes procedures to obtain evidence on: > whether the tagging of the primary financial statements in the consolidated financial statements complies in all material respects with Article 4 of the ESEF RTS > whether the tagging of the notes to the financial statements and the entity identifier information in the consolidated financial statements complies in all material respects with Article 4 of the ESEF RTS > whether the ESEF financial statements are consistent with the audited financial statements The nature, timing and extent of the procedures selected depend on the auditor’s judgement including the assessment of risk of material departures from requirements sets out in the ESEF RTS, whether due to fraud or error. We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our statement. Opinion In our opinion the tagging of the consolidated financial statement included in the ESEF financial statement of Caverion Oyj for the year ended 31.12.2022 complies in all material respects with the requirements of ESEF RTS. Our audit opinion on the consolidated financial statements of Caverion Oyj for the year ended 31.12.2022 is included in our Independent Auditor’s Report dated 8.2.2023. In this report, we do not express an audit opinion or any other assurance on the consolidated financial statements. Helsinki, 28 February 2023 Ernst & Young Oy Authorized Public Accountant Firm Antti Suominen Authorized Public Accountant Q-96

111 Caverion Annual Review 2022 Q-97

R-1 APPENDIX R – CAVERION’S STOCK EXCHANGE RELEASE OF MARCH 6, 2023

Notice convening the Annual General Meeting of Caverion Corporation Caverion Corporation Stock exchange release 6 March 2023 at 9.00 a.m. EET Notice convening the Annual General Meeting of Caverion Corporation Notice is given to the shareholders of Caverion Corporation that the Annual General Meeting will be held on Monday, 27 March 2023 at 13:00 Finnish time at Little Finlandia at the address Karamzininranta 4, 00100 Helsinki, Finland. The reception of persons who have registered for the meeting and the distribution of voting tickets will commence at the meeting venue at 12:00 Finnish time. After the Annual General Meeting, coffee will be served at the meeting venue. A. MATTERS ON THE AGENDA OF THE ANNUAL GENERAL MEETING At the Annual General Meeting, the following matters will be considered: 1. Opening of the meeting 2. Calling the meeting to order 3. Election of persons to scrutinise the minutes and persons to supervise the counting of votes 4. Recording the legality of the meeting 5. Recording the attendance at the meeting and adoption of the list of votes 6. Presentation of the Financial Statements, the report of the Board of Directors and the Auditor’s report for the year 2022 Presenting the review by the President and CEO. The Annual Review of the Company, including the Financial Statements, the report of the Board of Directors and the Auditor’s report for the year 2022, is available on the Company’s website at www.caverion.com/agm. 7. Adoption of the Financial Statements and the consolidated Financial Statements 8. Resolution on the use of the profit shown on the balance sheet and the distribution of dividend The Board of Directors proposes that for the financial year 2022, a dividend of EUR 0.20 per share will be paid from the distributable funds of the Company. The dividend will be paid to shareholders who on the record date of the dividend payment 29 March 2023 are recorded in the shareholder register maintained by Euroclear Finland Oy. The Board of Directors proposes that the dividend shall be paid on 5 April 2023. 9. Resolution on the discharge of the members of the Board of Directors and the President and CEO from liability 10. Consideration of the remuneration report of the governing bodies R-2

The Company’s remuneration report of the governing bodies is available on the Company’s website at www.caverion.com/agm. 11. Resolution on the number of members of the Board of Directors The Board of Directors proposes on recommendation of the Human Resources Committee of the Board of Directors that a Chairman, a Vice Chairman and five (5) ordinary members be elected to the Board of Directors of the Company. 12. Resolution on the remuneration of the Chairman, the Vice Chairman and the members of the Board of Directors The Board of Directors proposes on recommendation of the Human Resources Committee of the Board of Directors that fee be paid to the members of the Board of Directors to be elected for the beginning term as follows: • Chairman of the Board of Directors EUR 7,260 per month (EUR 87,120 per year); • Vice Chairman of the Board of Directors EUR 5,500 per month (EUR 66,000 per year); and • members of the Board of Directors EUR 4,290 per month (EUR 51,480 per year). The Chairman of each of the permanent Committees of the Board of Directors is proposed to be paid an additional fee of EUR 1,072.50 per month (EUR 12,870 per year), except in case the same person is the Chairman or the Vice Chairman of the Board of Directors. On recommendation of the Human Resources Committee, the Board of Directors also proposes that, in addition to the monthly fees, a meeting fee of EUR 1,200 per meeting be paid for the participation in the meetings of the Board of Directors and its Committees. Possible travel expenses are proposed to be reimbursed in accordance with decisions and guidance issued by the TaxAdministration in respect of tax-exempt allowances for travel expenses and the policies of Caverion Corporation. The justification for the proposal will be available on the Company’s website at www.caverion.com/agm at the latest on 10 March 2023. 13. Resolution on the remuneration of the Chairman and the members of the Tender Offer Committee of the Board of Directors The Board of Directors proposes on recommendation of the Human Resources Committee of the Board of Directors that the Chairman and the members of the ad hoc Committee of the Board of Directors that has been established for the review and preparation of matters related to the tender offer processes be paid a one-off retroactive additional fee. The additional fee proposed to be paid is EUR 80,000 for the Chairman of the Committee and EUR 23,000 for both members of the Committee. The additional fee is compensation for the work that the Chairman and the members of the Committee have done so far, and it does not relate to the completion of a tender offer in any way. The ad hoc Committee consists of Mats Paulsson as the Chairman of the Committee and Joachim Hallengren and Thomas Hinnerskov as members of the Committee. The justification for the proposal will be available on the Company’s website at www.caverion.com/agm at the latest on 10 March 2023. 14. Election of Chairman, Vice Chairman and members of the Board of Directors The Board of Directors proposes on recommendation of the Human Resources Committee of the Board of Directors that for a term of office beginning at the end of the Annual General Meeting and expiring at the end of the Annual General Meeting 2024, Jussi Aho, Markus Ehrnrooth, Joachim Hallengren, Thomas Hinnerskov, Kristina Jahn, Mats Paulsson and Jasmin Soravia be re-elected as members of the Board of Directors. Furthermore, the Board of Directors proposes on recommendation of the Human Resources Commit-tee of the Board of Directors that Mats Paulsson be elected as Chairman of the Board of Directors and that Markus Ehrnrooth be elected as Vice Chairman. R-3

It is proposed that shareholders take a position on the composition of the Board of Directors as a whole. Personal information and positions of trust of the proposed individuals as well as evaluations of their independence are available on the Company’s website at www.caverion.com/agm. 15. Removing the transfer restrictions on the remuneration shares of the Board of Directors Pursuant to decisions by the Company’s previous Annual General Meetings, approximately 40% of the annual remuneration of the Board of Directors has been paid in Caverion Corporation’s shares, which have been subject to a sale and transfer restriction of two (2) years from the date of purchase. If the membership in the Board of Directors terminates earlier, the transfer restriction ceases according to the decisions at termination. The Board of Directors proposes that said sale and transfer restriction, and the recorded transfer restriction, will be removed on the said remuneration shares. 16. Resolution on the remuneration of the auditor The Board of Directors proposes on recommendation of the Audit Committee of the Board of Directors that the remuneration for the auditor be paid according to an invoice approved by the Company. 17. Election of the auditor The Board of Directors proposes on recommendation of the Audit Committee of the Board of Directors that Authorised Public Accountants Ernst & Young Oy be re-elected as auditor of the Company for a term of office expiring at the end of the Annual General Meeting 2024. Ernst & Young Oy has informed that the auditor-in-charge would be Antti Suominen, Authorised Public Accountant. 18. Authorising the Board of Directors to decide on the repurchase and/or on the acceptance as pledge of own shares The Board of Directors proposes to the Annual General Meeting that the Board of Directors be authorised to decide on the repurchase and/or acceptance as pledge of the Company’s own shares in one or more instalments as follows: The total number of own shares to be repurchased and/or accepted as pledge shall not exceed 13,500,000 shares, which corresponds to approximately 9.7% of all the shares in the Company. The Company may use only unrestricted equity to repurchase own shares on the basis of the authorisation. Purchase of own shares may be made at a price formed in public trading on the date of the repurchase or otherwise at a price formed on the market. The Board of Directors resolves on the manner in which own shares will be repurchased and/or accepted as pledge. The repurchase of own shares may be made using, inter alia, derivatives. The repurchase and/or acceptance as pledge of own shares may be made otherwise than in proportion to the share ownership of the shareholders (directed repurchase or acceptance as pledge). The authorisation cancels the authorisation given by the Annual General Meeting on 28 March 2022 to decide on the repurchase and/or acceptance as pledge of the Company’s own shares. The authorisation is valid until 27 September 2024. 19. Authorising the Board of Directors to decide on the issuance of shares The Board of Directors proposes that the Annual General Meeting authorise the Board of Directors to decide on share issues in one or more instalments as follows: R-4

The total number of shares to be issued under the authorisation may not exceed 13,500,000 shares, which corresponds to approximately 9.7% of all the shares in the Company. The Board of Directors decides on all the conditions of the issuance of shares. The authorisation concerns both the issuance of new shares as well as the transfer of treasury shares. The issuance of shares may be carried out in deviation from the shareholders’ pre-emptive rights (directed issue). The authorisation can be used, e.g. in order to develop the Company’s capital structure, to broaden the Company’s ownership base, to be used as payment in corporate acquisitions or when the Company acquires assets relating to its business and as part of the Company’s incentive programs. The authorisation cancels the authorisation given by the Annual General Meeting on 28 March 2022 to decide on the issuance of shares. The authorisation is valid until the end of the next Annual General Meeting, however no later than 30 June 2024. 20. Amending the Articles of Association The Board of Directors proposes that the General Meeting resolve on amending Article 8 of the Company’s Articles of Association to enable holding a General Meeting in Espoo or Vantaa in addition to the Company’s registered domicile or completely without a meeting venue as a so-called remote meeting. In its amended form, said Article reads as follows (addition underlined): 8 § The Annual General Meeting of Shareholders shall be held annually by the end of March. An Extraordinary General Meeting of Shareholders shall be held whenever deemed appropriate by the Board of Directors or when so required by law. The notice of the meeting of shareholders shall be published on the company website. However, the Board of Directors may decide to publish the notice of meeting as a newspaper advertisement. If so, the notice of meeting will be served by placing an advertisement in a newspaper with nationwide circulation selected by the Board of Directors. In all other respects, the provisions of the Limited Liability Companies Act regarding the notice of meeting shall apply. To be able to attend the General Meeting of Shareholders, the shareholders shall notify the Company thereof by the date indicated in the notice of the meeting which may be no earlier than ten days before the meeting. Additionally, the provisions of the Limited Liability Companies Act concerning the right to attend the General Meeting of Shareholders of a company included in the Book Entry Securities System shall apply. A General Meeting of Shareholders will be held at a venue determined by the Board of Directors. The venue may be located in the Company’s registered domicile or in Espoo or Vantaa. The Board of Directors may also decide that the meeting will be organised completely without a meeting venue so that the shareholders will exercise their power of decision during the meeting in full and in real time by the use of telecommunication connections and technical means (remote meeting). In other respects, the Articles of Association are proposed to remain unchanged. 21. Closing of the meeting B. DOCUMENTS OF THE ANNUAL GENERAL MEETING This notice convening the Annual General Meeting which includes all proposals of the Board of Directors is available to shareholders on the Company’s website at www.caverion.com/agm. The Annual Review of Caverion Corporation, including the Financial Statements, the report of the Board of Directors and the Auditor’s report for the year 2022, as well as the Company’s remuneration report of the governing bodies, are available to the shareholders on the Company’s website. The Company will not publish a printed Annual Review. The minutes of the Annual General Meeting will be available on the above-mentioned website no later than on 10 April 2023. C. INSTRUCTIONS FOR THOSE PARTICIPATING IN THE ANNUAL GENERAL MEETING R-5

1. Shareholders registered in the shareholders register Each shareholder who is registered in the Company’s shareholder register held by Euroclear Finland Oy on the record date of the Annual General Meeting, which is 15 March 2023, has the right to participate in the Annual General Meeting. A shareholder whose shares are registered in their personal Finnish book-entry account is registered in the shareholder register of the Company. Changes in shareholding after the record date do not affect the right to participate in the meeting or the number of voting rights held in the meeting. Instructions for holders of nominee-registered shares are set out below under section C. 2. “Holders of nominee-registered shares”. The registration for the Annual General Meeting will commence on 6 March 2023 at 12:00 Finnish time. A shareholder who is registered in the Company’s shareholder register and who wishes to participate in the Annual General Meeting shall register no later than on 22 March 2023 at 16:00 Finnish time, by which time the registration shall be received. Registration can take place in the following ways: • on the Company’s website at www.caverion.com/agm Electronic registration via the Company’s website requires strong identification of the shareholder or their legal representative or proxy representative with a Finnish or Swedish bank ID or mobile certificate. • by e-mail to agm@innovatics.fi or by mail to Innovatics Ltd, AGM / Caverion Corporation, Ratamestarinkatu 13 A, 00520 Helsinki, Finland Further information concerning registration is available by phone during the registration period from Innovatics Ltd by telephone at +358 10 281 8909 between 9:00 and 12:00 and 13:00 and 16:00 Finnish time from Monday to Friday. The requested information, such as the shareholder’s name, date of birth or business ID, address, telephone number and e-mail address as well as the name of the shareholder’s possible proxy representative and the date of birth of the proxy representative must be provided in connection with the registration. The personal data given to Caverion Corporation or Innovatics Ltd by shareholders is used only in connection with the Annual General Meeting and in connection with the processing of the related necessary registrations. The shareholder, their authorised representative or proxy representative shall, where necessary, be able to prove their identity and/or right of representation at the meeting venue. 2. Holders of nominee-registered shares A holder of nominee-registered shares has the right to participate in the Annual General Meeting by virtue of such shares, based on which they on the record date of the Annual General Meeting, 15 March 2023, would be entitled to be registered in the shareholder register of the Company held by Euroclear Finland Oy. The right to participate in the Annual General Meeting requires, in addition, that the shareholder on the basis of such shares has been temporarily registered into the shareholder register held by Euroclear Finland Oy no later than on 22 March 2023 by 10:00 Finnish time. As regards nominee-registered shares, this constitutes due registration for the Annual General Meeting. Changes in shareholding after the record date do not affect the right to participate in the meeting or the number of voting rights held in the meeting. A holder of nominee-registered shares is advised to request without delay necessary instructions regarding the temporary registration in the shareholder register of the Company, the issuing of proxy documents and voting instructions as well as registration for the Annual General Meeting from their custodian bank. The account manager of the custodian bank has to register a holder of nominee-registered shares who wants to participate in the Annual General Meeting into the temporary shareholders’ register of the Company at the latest by the time stated above. 3. Proxy representative and powers of attorney A shareholder may participate in the Annual General Meeting and exercise their rights at the meeting by way of proxy representation. A proxy representative shall produce a dated proxy document or otherwise in a reliable manner prove their right to represent the shareholder at the Annual General Meeting. A proxy template is available on the Company’s website at www.caverion.com/agm. If a shareholder participates in the Annual General Meeting by means of several proxy representatives representing the shareholder with shares in different securities accounts, the shares in respect of which each proxy R-6 representative represents the shareholder shall be identified in connection with the registration for the Annual General Meeting. Any proxy documents are requested to be delivered preferably as an attachment via the electronic registration service available on the Company’s website as described in section C. 1. above, or alternatively by e-mail to agm@innovatics.fi or by mail to Innovatics Ltd, AGM / Caverion Corporation, Ratamestarinkatu 13 A, 00520 Helsinki, Finland before the end of the registration period on 22 March 2023 at 16:00 Finnish time. In addition to submitting the proxy document, the shareholder or their proxy representative shall see to the registration for the Annual General Meeting in a manner described above in this notice. Shareholders who are entities can also use Suomi.fi e-Authorisation service for authorising a proxy representative instead of a traditional power of attorney. The proxy representative will be authorised in Suomi.fi e-Authorisation service at www.suomi.fi/e-authorizations (mandate “Representation at the General Meeting”). In the electronic registration service, the authorised person must in connection with the registration identify themselves by using strong electronic identification and thereafter register on behalf of the shareholder that they represent. The strong electronic identification takes place by Finnish banking codes or mobile ID. More information on the electronic authorisation is available at www.suomi.fi/e-authorizations. 4. Other information The language of the meeting is Finnish. Simultaneous interpreting is available in the meeting in English. Pursuant to chapter 5, section 25 of the Finnish Limited Liability Companies Act, a shareholder who is present at the General Meeting, has the right to request information with respect to the matters to be considered at the meeting. On the date of this notice convening the Annual General Meeting, 6 March 2023, the total number of shares and votes in Caverion Corporation is 138,920,092. On the date of this notice, the Company holds 2,447,447 treasury shares. Pursuant to the Finnish Limited Liability Companies Act, shares held by the Company itself or its subsidiaries do not entitle to participation in the General Meeting. Helsinki, 6 March 2023 Caverion Corporation Board of Directors Distribution: Nasdaq Helsinki, key media, www.caverion.com Caverion is an expert for smart and sustainable built environments, enabling performance and people’s well-being. Customers can trust our expertise during the entire life cycle of their buildings, infrastructure or industrial sites and processes: from installation and maintenance of base and smart technologies, to managed services as well as advisory and engineering services and digital solutions. Our customers are supported by almost 14,500 Caverion professionals in 10 countries in Northern and Central Europe. Our revenue in 2022 was over EUR 2.3 billion. Caverion’s shares are listed on Nasdaq Helsinki. www.caverion.com @CaverionGroup #BuildingPerformance #Energywise #Caverion R-7